UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

AVERY DENNISON CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Section III 2022 Notice and Proxy Statement Avery Dennison Corporation | 2022 Proxy Statement SECTION III

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

RECORD DATE	February 28, 2022

MEETING DATE	April 28, 2022

MEETING TIME	1:30 p.m. Eastern Time

MEETING FORMAT	Virtual, at www.virtualshareholdermeeting.com/AVY2022

MEETING AGENDA

1	Elect the 8 directors nominated by our Board to serve a one-year term

2	Approve, on an advisory basis, our executive compensation

3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022

4	Transact any other business properly brought before the meeting or any adjournment or postponement thereof

Our Board recommends that you vote FOR each of our 8 director nominees in Item 1 and FOR Items 2 and 3.

Stockholders of record as of February 28, 2022 are entitled to notice of, and to vote in connection with, the meeting and any adjournment or postponement thereof. This notice and our proxy materials are being mailed or made available to stockholders on or about March 15, 2022.

We want your shares to be represented and voted. We encourage you to vote promptly as this will save us the time and expense of additional proxy solicitation. As shown on the right, you can vote online, by telephone, by mail or, in certain circumstances, during the meeting.

On behalf of our Board of Directors, management and team members worldwide, thank you for your investment in us and our company. We look forward to engaging with you during the virtual Annual Meeting.

Vikas Arora

Vice President, Associate General Counsel and

Corporate Secretary

March 10, 2022

Online

You can vote online at www.proxyvote.com by 11:59 p.m. Eastern Time on April 27, 2022. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Telephone

In the U.S. and Canada, you can vote by calling 1.800.690.6903 by 11:59 p.m. Eastern Time on April 27, 2022. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Mail

You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

During Meeting

Unless your shares are held through our Employee Savings Plan, you can vote during the Annual Meeting. Beneficial holders must contact their broker or other nominee to be able to vote during the meeting.

Avery Dennison Corporation | 2022 Proxy Statement | Table of Contents

PROXY SUMMARY

This proxy summary includes key messages related to this proxy statement and does not contain all the information you should consider before voting. We strongly encourage you to read the entire proxy statement before voting.

DISTRIBUTION OF PROXY MATERIALS

We will mail our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials online, on or about March 15, 2022. If you previously elected to receive a paper copy of our proxy materials, on or about the same date, we will mail you our 2021 integrated report, which includes a letter to stockholders from our Chairman and Chief Executive Officer (CEO); our 2021 annual report; our notice and proxy statement for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”); information regarding our businesses, financial performance and strategic achievements, including our continued progress as it relates to environmental, social and governance (ESG) matters; and a proxy card.

TIME, DATE AND FORMAT OF ANNUAL MEETING

The Annual Meeting will take place at 1:30 p.m. Eastern Time on April 28, 2022. Due to continued public health concerns about large, indoor in-person gatherings given the coronavirus/COVID-19 pandemic (“COVID-19”), the meeting will be held virtually, with attendance via the internet. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2022 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card.

Online access to the live audio webcast of the Annual Meeting will open at 1:15 p.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of its designated start time as we plan to begin conducting the meeting promptly. For additional instructions on how to attend the virtual Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

ITEMS BEING VOTED ON DURING ANNUAL MEETING

You are being asked to vote on the items of business shown below during the Annual Meeting. Our Board of Directors (our “Board”) recommends that you vote FOR each of our 8 director nominees and FOR the other 2 items being brought before the stockholder vote.

Item		Board Recommendation	Vote Required	Discretionary Broker Voting	Page Reference

1	Election of directors	FOR each nominee	Majority of votes cast	No	39

2	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	49

3	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for FY 2022	FOR	Majority of shares represented and entitled to vote	Yes	89

VOTING PRIOR TO OR DURING ANNUAL MEETING

You may vote your shares by submitting a proxy in advance of the Annual Meeting or, in certain circumstances, voting during the meeting. You may not vote during the meeting if your shares are held through our Employee Savings Plan. Beneficial holders may only vote during the meeting if they properly request and receive a legal proxy in their name from the broker, bank or other nominee that holds their shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by following the instructions contained in the Voting and Meeting Q&A section of this proxy statement.

ASKING QUESTIONS DURING ANNUAL MEETING

We have designed the virtual Annual Meeting to ensure that you have the same rights and opportunities to participate as you would at an in-person meeting, using easy-to-use online tools that allow you to attend, vote and ask questions. After the business portion of the Annual Meeting concludes and the meeting is adjourned, our Chairman/CEO will lead a Q&A session during which we intend to answer all questions submitted on the day of or during

Avery Dennison Corporation | 2022 Proxy Statement	1

the meeting that are pertinent to our company and the items being brought before stockholder vote. Answers to questions not addressed during the meeting, if any, will be posted promptly after the meeting on the investors section of our website. For information on how to submit questions during the Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

OUR COMPANY

We are a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. Our products and solutions, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical and retail applications; tags, labels and embellishments for apparel; and radio-frequency identification (RFID) solutions serving apparel and other markets. We have approximately 36,000 employees in more than 50 countries.

Our company is comprised of the following businesses: Label and Graphic Materials (LGM), Retail Branding and Information Solutions (RBIS) and Industrial and Healthcare Materials (IHM).

STRATEGY OVERVIEW

We are committed to ensuring the continuing success of all our stakeholders – our employees, customers, investors and communities. In 2021, we continued to invest in the long-term success of our company and advance our ESG priorities. To mitigate the challenges presented by the continued impact of COVID-19, we focused on ensuring the safety and well-being of our employees; managing a dynamic supply/demand environment and supply chain pressures to deliver for our customers; minimizing the impact of pandemic-related effects for our stockholders; and supporting our communities. Our key strategies and 2021 achievements are shown below and on the following page. Our overriding focus remains the long-term success of all of our stakeholders, and we have a clear set of objectives and strategies to deliver for them.

1

Drive outsized growth in high-value categories

•

We seek to increase the proportion of our portfolio in high-value products and solutions, both organically and through acquisitions; high-value categories serve markets that are growing faster than GDP, represent large pools of potential profit and leverage our core capabilities. These products and solutions include our specialty and durable label materials, graphics and reflective solutions, industrial tapes, Intelligent Labels that use RFID tags and inlays, external embellishments, and, with our recent acquisition of CB Velocity Holdings, LLC (“Vestcom”), shelf-edge pricing, productivity and consumer engagement solutions.

•

In 2021, we achieved organic sales change in high-value product categories that outpaced that of our base businesses by a high-single digit rate driven by growth in specialty labels, external embellishments and Intelligent Labels; added to our capabilities and expanded our position in high-value product categories through our acquisition of Vestcom; and more than tripled the size of our Intelligent Labels platform over the last five years, reaching net sales of $0.7 billion in 2021

2

Grow profitability in our base businesses

•	We strive to grow profitability in our base businesses by carefully balancing volume, price and mix, reducing complexity and tailoring our go-to-market strategies

•	In 2021, we heightened our focus on material reengineering to drive productivity and mitigate the impact of rising input costs

3

Focus relentlessly on productivity

•	We employ product reengineering and enterprise lean sigma to expand our margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment

•	In 2021, we continued expanding operating margins, with approximately $65 million in savings from restructuring, net of transition costs

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4

Allocate capital effectively

•	We balance our investments in organic growth, productivity, and acquisitions and venture investments, while continuing to return cash to stockholders through dividends and share repurchases

•

In 2021, leveraging our strong balance sheet, we invested $272.1 million in fixed and information technology (IT) capital expenditures to support organic growth; completed three acquisitions and made three venture investments for a total of $1.48 billion; increased our quarterly dividend rate by ~10%; and repurchased $180.9 million in shares of our common stock

5

Lead in an environmentally and socially responsible manner

•

We aim to deliver innovations that advance the circular economy and reduce the environmental impact of our operations; build a more diverse workforce and inclusive and equitable culture; maintain operations that promote health and safety; and support our communities through contributions from the Avery Dennison Foundation (ADF), supplemented by contributions from our company

•

In 2021, we continued to make progress toward our 2025 sustainability goals, reducing the environmental impact of our operations and investing in strategic innovation platforms focused on material circularity and waste reduction/elimination; driving sustainable change in diversity, equity and inclusion (DE+I), with a sharpened focus on increasing workforce racial/ethnic diversity, as well as representation from other underrepresented communities such as LGBTQ+, veteran or disabled individuals; and using the $10 million we contributed to ADF in 2020 to significantly increase grant-making in our communities, resulting in over $6 million of charitable contributions from ADF and our company in 2021. We also announced more ambitious 2030 sustainability goals.

PERFORMANCE HIGHLIGHTS

COVID-19 Response

Our top priority in 2021 as the COVID-19 pandemic continued to evolve and impact our global teams was to safeguard the safety and well-being of our employees by continually adapting our world-class safety protocols. We also were highly focused on delivering for our customers, leveraging our global scale to manage elevated lead times caused by constrained raw material, freight and labor availability and persistent inflation. To minimize the effects of the pandemic on our investors, we maintained a strong balance sheet to ensure financial flexibility. We also more than doubled our financial support for communities in 2021 compared to the prior year.

Strong 2021 Performance

In 2021, by consistently executing our strategies, we delivered our tenth consecutive year of strong top- and bottom-line growth, expanded operating margins and achieved record free cash flow, despite the continued impact of COVID-19 and related supply chain, labor, freight and inflationary challenges. These results reflected the extraordinary efforts undertaken by our leaders and teams globally to respond to the difficult macroeconomic environment and mitigate its impacts on our company. Our performance reflects our rigorous scenario planning, which has enabled us to be prepared for a wide range of financial situations. We advanced our key strategies and delivered strong performance, while continuing to deliver for all of our stakeholders.

Our fiscal year 2021 performance reflects the strength of our markets, our industry-leading positions, the strategic foundations we have laid and our talented team. Our key financial achievements for the year are described below and on the following page.

•	Reported net sales of $8.41 billion, up ~21%, reflecting volume growth across our businesses and recovery from the prior-year impact of COVID-19

•

Excluding the impact of currency, sales increased ~19%; sales on an organic basis increased by ~16% driven by continued strong demand for consumer packaged goods and the accelerated shift to e-commerce in LGM, as well as significant organic growth in Intelligent Labels

•	Reported earnings per share (EPS) increased ~34% from $6.61 in 2020 to $8.83 in 2021, in part due to the prior-year impact of COVID-19

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•

Adjusted EPS increased ~25% from $7.10 to $8.91, driven by strong growth and operating margin expansion; adjusted EPS for the year was substantially higher than the top end of the $7.65 to $8.05 annual guidance range we provided to investors in February 2021

•

With reported net cash provided by operating activities of $1,046.8 million, delivered record free cash flow of $797.7 million, $250+ million higher than 2020 and substantially exceeding our initial 2021 outlook of $600+ million

•	On reported net income of $740.1 million, achieved return on total capital (ROTC) including acquisition amortization of ~18% and ROTC excluding acquisition amortization of ~19%

Sales change excluding the impact of currency (sales change ex. currency), organic sales change, adjusted EPS, free cash flow and ROTC both including and excluding acquisition amortization – as well as adjusted EBITDA margin, which is used later in this proxy summary – are supplemental non-GAAP financial measures that we provide to assist investors in assessing our performance and operating trends. These measures are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in the last section of this proxy statement. These non-GAAP financial measures are not a substitute for or superior to the comparable financial measures under GAAP.

Delivering Financial Targets

Our objective is to deliver GDP+ growth and top-quartile returns on capital to create superior value over the long term. In March 2017, we announced five-year financial targets through 2021. As shown below, we exceeded each of these commitments we made to our investors.

This is the third set of long-term financial targets we have delivered. Our consistently strong performance reflects the strength of our industry-leading market positions, the strategic foundations we have laid, and our agile and talented workforce. Given the diversity of our end markets, strong competitive advantages and resilience as an organization, we are confident in our ability to continue delivering for you through a wide range of business cycles.

For the 2017-2021 period, on a five-year compound annual basis (with 2016 as the base period), GAAP reported net sales, net income and EPS increased by 6.7%, 18.2% and 20.1%, respectively.

	2017-2021 Targets	2017-2021 Results(1)

Sales Growth(2)	5%+ ex. currency(3) 4%+ organic	6.6% ex. currency 4.6% organic

GAAP Operating Margin	11%+ in 2021	12.6% in 2021

Adjusted EPS Growth(2)	10%+	17.3%

ROTC incl. Acquisition Amortization	17%+ in 2021	18.4% in 2021

EXCEEDED 2017-2021 FINANCIAL TARGETS

(1)  Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.

(2)  Percentages for targets and results reflect five-year compound annual growth rates, with 2016 as the base period.

(3)  Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately one point.

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In March 2021, we announced five-year financial targets through 2025. As shown below, based on the first year of this five-year period, we are on track to achieve these commitments.

In 2021 (with 2020 as the base period), GAAP reported net sales, net income and EPS increased by 20.6%, 33.1% and 33.6%, respectively.

	2021-2025 Targets	2021 Results(1)

Sales Growth(2)	5%+ ex. currency(3)	18.6% ex. currency 15.6% organic

Adjusted EBITDA Margin	16%+ in 2025	15.6% in 2021

Adjusted EPS Growth(2)	10%	25%

ROTC excl. Acquisition Amortization	18%+ in 2025	19.1% in 2021

ON TRACK TO ACHIEVE 2021-2025 FINANCIAL TARGETS

(1)  Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.

(2)  Percentages for targets reflect five-year compound annual growth rates, with 2020 as the base period. Percentages for results reflect one-year annual growth rates, with 2020 as the base period.

(3)  Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 10, 2021, which represents (0.2)%.

Effective Capital Allocation

We have been consistently disciplined in executing our capital allocation strategy, balancing our investments in organic growth, productivity, and acquisitions and venture investments with continuing to return cash to stockholders through dividends and share repurchases. In 2021, we invested $272.1 million in fixed and IT capital expenditures to support future growth and further productivity improvement and allocated $1.48 billion to acquisitions and venture investments; we also paid $220.6 million in dividends and repurchased $180.9 million in shares of our common stock.

We have invested in our businesses to support organic growth and pursued complementary and synergistic acquisitions. Our fixed and IT capital spending in 2021 was nearly 25% higher than in 2020, reflecting our continued investment in high-value categories, including our fast-growing Intelligent Labels platform, and lower-than-planned capital expenditures in 2020 to mitigate the impact of COVID-19. During the year, we acquired Vestcom, an Arkansas-based provider of shelf-edge pricing, productivity and consumer engagement solutions for retailers and consumer packaged goods companies, for $1.47 billion, as well as ZippyYum, LLC (“ZippyYum”), a California-based developer of software products used in the food service and food preparation industries, and JDC Solutions, Inc. (“JDC”), a Tennessee-based manufacturer of pressure-sensitive specialty tapes, collectively for approximately $43 million. During 2021, we also made three venture investments in companies developing innovative technological solutions that we believe have the potential to advance our businesses.

In 2021, we deployed $401.5 million to pay dividends of $2.66 per share and repurchase 0.9 million shares of our common stock. We raised our quarterly dividend rate by approximately 10% in April 2021.

As shown below, over the last five years, we have allocated over $2 billion to acquisitions and venture investments and nearly $2 billion to dividends and share repurchases.

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Total Stockholder Return (TSR) Outperformance

By generating substantial economic value added (EVA), we drove strong TSR in 2021 despite the continued uncertain macroeconomic environment as a result of COVID-19 and related supply chain, labor, freight and inflationary challenges. Our TSR of over 40% outperformed the S&P 500 and the median of the S&P 500 Industrials and Materials subsets, two comparator groups we use to assess our relative performance. We believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our performance. Both our three-year and five-year TSR substantially outperformed these two comparator groups. We focus on TSR because it measures the value we create for our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends). We compare ourselves to the median of the S&P 500 Industrials and Materials subsets because we are a member of the Materials subset, and also share many characteristics with members of the Industrials subset; investors have indicated that they also look at both subsets in evaluating our performance relative to that of our peers.

5-Year Cumulative TSR

1-, 3- and 5-YEAR TSR

	AVY	S&P 500	S&P Indus. & Mats.*

2017	67%	22%	28%

2018	(20)%	(4)%	(14)%

2019	49%	32%	34%

2020	21%	18%	17%

2021	41%	29%	24%

3-Year TSR	154%	100%	94%

5-Year TSR	237%	133%	122%
*	Based on median of companies in both subsets as of December 31, 2021

ESG GOVERNANCE

We have been consistently focused on advancing our ESG profile, establishing our priorities, setting ambitious goals and making consistent progress toward their achievement. Our sustained progress reflects the commitment and passion of our management and employees, as well as the robust engagement and oversight of our Board. Our ESG governance structure is shown on the following page.

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ESG GOVERNANCE STRUCTURE

We believe that strong data governance ensures consistency and accuracy of information in support of our ESG priorities and enhances transparency to our stakeholders. Our ESG data is organized and indexed to the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) frameworks to facilitate stakeholder usage and comparability with other companies. We have also responded to Carbon Disclosure Project (CDP) Climate, Water and Forests since 2010, 2015 and 2016, respectively. The volume of ESG information we disclose has significantly increased in recent years and our scores from ESG rating agencies have continued to improve.

During 2021, we evolved our ESG data governance program by establishing an ESG Program Management Office to assess our reporting in accordance with frameworks such as the Task Force on Climate-Related Financial Disclosures (TCFD); engage with targeted ESG rating agencies; manage our data collection and reporting processes; create assurance guidance and controls, and provide reports, data and information for publication. In addition, we engaged an independent third party to review our energy and GHG emissions data; requested our Internal Audit team to perform walkthroughs of key metrics and provide ongoing advisory engagement; and formalized our processes for data owner sign-off, ESG Disclosure Committee review and senior management approval.

Our March 2022 ESG Download, published concurrently with this proxy statement on our ESG website at esg.averydennison.com, reflects the organizational focus we have on these matters. It includes 120 categories covering our policies, goals, strategies, risks, outcomes/metrics and certifications. This information comes from multiple data owners and sources, including our enterprise-wide Sustainability Council, the sustainability teams in our businesses, and representatives from corporate and business functions such as EHS, Operations/Supply Chain, Procurement, HR and Law. The ESG Download and other information on our website are not and should not be considered part of, nor are they incorporated by reference into, this proxy statement.

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ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

Sustainability is one of our core values and has long been integral to our way of doing business. To create value for all our stakeholders, we aim to advance our strategic innovation platforms on material circularity and waste reduction/elimination, build a more diverse workforce and inclusive and equitable culture, maintain operations that promote health and safety, and support our communities. Integrating sustainability into our business strategies has helped us deliver sustained strong financial performance and engage employees at all levels.

In the first six years of the 10-year horizon for our 2025 sustainability goals, we have made substantial progress, as shown in the scorecard below. You can find additional information on our ESG progress in our 2021 integrated sustainability and annual report, as well as on our ESG website at esg.averydennison.com. The 2021 integrated sustainability and annual report and other information on our website are not and should not be considered part of, nor are they incorporated by reference into, this proxy statement.

2021 SCORECARD OF PROGRESS TOWARD 2025 SUSTAINABILITY GOALS
Focus Area	Goal(s)	Baseline Year	Highlights of Progress
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year and at least 26% overall reduction by 2025	2015	Reduced absolute GHG emissions by ~7% in 12 months through Q3 2021 compared to same period in prior year; reduced GHG emissions by ~48% compared to baseline year
Paper	Source 100% certified paper, of which at least 70% is Forest Stewardship Council®-certified	2015	Of total volume of paper procured in 2021, ~91% was certified, with ~81% of face stock Forest Stewardship Council®-certified
Films	Ensure that 70% of films we buy conform to, or enable end products to conform to, our environmental and social guiding principles	N/A	~97% of 2021 film volume conformed to LGM’s restricted substance list (RSL)
Chemicals	Ensure that 70% of chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles	N/A	~96% of 2021 chemical volume conformed to LGM’s RSL
Products and Solutions	Through innovation, deliver above-average growth in sales from sustainability-driven products and services Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles	2015

~55% and ~50% of RBIS Apparel and LGM sales, respectively, in 2021 came from sustainability-driven products that are responsibly sourced, enable recyclability, contain recycled content or use less material, without compromising performance

Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled Eliminate 70% of the matrix and liner waste from our value chain	2015	Diverted ~94% of solid waste from landfills and recycled ~67% of waste as of Q3 2021, our most recently available data
People	Continue to cultivate diverse (40%+ female at level of manager and above), engaged, safe (recordable incident rate (RIR) of <0.25), productive and healthy workforce Continue to invest in our employees and the communities in which they live and work	2015

Increased female representation at level of manager and above by ~3% from baseline year, reaching 35% at YE 2021

Continued world-class safety record, with 2021 RIR of 0.21, substantially better than manufacturing industry average of 3.1 in 2020 (most recently available data)

Transparency	Commit to goals publicly and be transparent in reporting progress	N/A

Continued to enhance transparency by providing more frequent and comprehensive ESG disclosures, including by launching ESG website and making new commitments to external standards (e.g., Science Based Targets initiative) in 2021

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After updating our materiality assessment in 2020 to better understand the environmental and social sustainability challenges facing our company and our stakeholders, we reframed our eight 2025 goals into three broader goals that we are aiming to achieve by 2030. Within each of these goals, we have specific targets related to environmental and social sustainability. We show our progress against the targets shown below in our 2021 integrated annual and sustainability report.

2030 SUSTAINABILITY GOALS AND TARGETS

GOALS	TARGETS
Deliver innovations that advance the circular economy

Satisfy the recycling, composting or reuse requirements of all single-use consumer packaging and apparel with our products and solutions

RBIS: 100% within our core product categories (printed fabric labels, woven labels, paper, interior heat-transfer labels, packaging and RFID) will meet our third-party verified Sustainable ADvantage Standard

LGM: 100% of our standard label products will contain recycled or renewable content; all of our regions will have labels that enable circularity of plastics

Reduce the environmental impact in our operations and supply chain	Reduced our Scope 1 and 2 GHG emissions by 70% from our 2015 baseline. Work with our supply chain to reduce our 2018 baseline Scope 3 GHG emissions by 30%, with an ambition of net zero by 2050
Source 100% of paper fiber from certified sources focused on a deforestation-free future
Divert 95% of our waste away from landfills, with a minimum of 80% of our waste recycled and the remainder either reused, composted or sent to energy recovery
Deliver a 15% increase in water efficiency at our sites that are located in high or extremely high risk countries as identified in the World Resources Institute Aqueduct Tool
Make a positive social impact by enhancing the livelihood of our people and communities	Foster an engaged team and an inclusive workplace. • Inclusion Index: 85% • Employee Engagement: 82% • Females in manager level or above positions: 40% • Safety: 0.2 RIR
Support the participation of employees in Avery Dennison Foundation grants and foster the well-being of the communities in which we and our supply chain operate.

DIVERSITY, EQUITY AND INCLUSION (DE+I)

Diversity is one of our core values, reflecting our commitment to ensuring an inclusive and equitable environment for people of all backgrounds and orientations and our belief that we gain strength from diverse ideas and teams. We are holding ourselves accountable for DE+I progress, with quantitative targets for employee engagement, inclusion and workforce gender diversity in our 2030 sustainability goals. Over the past several years, we have made consistent progress in our DE+I journey, as shown on the following page. Our 2021 EEO-1 statistics, which we collect as required by the U.S. Equal Opportunity Commission and reflect the voluntary self-identification by our U.S. employees, can be found in our March 2022 ESG Download.

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HIGHLIGHTS OF DE+I JOURNEY

2015	• Established 2025 goal of 40%+ female at manager level and above • Employees established Northeast Ohio Chinese Employee Resource Group (ERG)

2016

•   Launched unconscious bias training for managers globally

•   Released DE+I Talkabout Toolkit

•   Initiated Women.Empowered development program

•   Expanded flexible work arrangements

•   Added inclusion index to employee engagement survey

2017

•   Employees established Elevate, women’s ERG

•   Began requiring gender diverse hiring slate goals globally

•   Joined CEO Action for Diversity & Inclusion

•   Formally added Diversity as one of our company values

2018	• Established Regional DE+I Councils • Employees established BERG, our Black ERG • Launched Men as Allies program • Reviewed director+ level gender pay equity, making adjustments where appropriate

2019	• Employees established Veterans ERG and UNITE, our LGBTQ+ ERG • Launched North America iBelong employee engagement campaign • Expanded gender pay equity review, making adjustments where appropriate

2020

•   Employees established Voz Latina ERG

•   Launched regional DE+I town halls

•   Began enhancing DE+I transparency with increased ESG reporting

•   Started to recruit for enterprise-wide DE+I leader

•   Continued expanding gender pay equity review and began evaluating U.S. racial/ethnic pay equity, making adjustments where appropriate

2021

•   Engaged third party expert to assess our baseline and help us establish our global DE+I priorities

•   Established DE+I infrastructure with global leader and dedicated regional resources

•   Developed global DE+I strategy with four pillars and supporting regional focus areas

•   Increased DE+I transparency, including by publishing EEO-1 data and committing to do so annually

•   Further enhanced pay equity review by engaging third party expert to analyze racial/ethnic equity

•   Invested to further develop ERG leaders

•   Employees established ERGs focused on mental awareness, single parenting and young employees

•   Sponsored 50+ diverse leaders in externally-facilitated leadership academies

•   Ensured more equitable benefits for LGBTQ+ employees and their families, resulting in 100% score on Human Rights Campaign Foundation’s 2022 Corporate Equality Index

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STOCKHOLDER ENGAGEMENT

In addition to our extensive investor relations program through which our CEO, Chief Financial Officer (CFO), business leaders and Investor Relations team engage with our investors throughout the year, we have a longstanding practice of semiannual engagement with stockholders to further discuss and solicit their feedback on our strategies, performance, executive compensation and ESG matters.

Summary of 2021 Engagement Feedback

Our Board and management believe that regular stockholder engagement fosters a deeper understanding of our investors’ evolving expectations on ESG matters and helps us ensure our programs continue to align with best practices. The objectives of our stockholder engagement program are to maintain thoughtful dialogue and further strengthen our relationships with our top investors; gather feedback on the prior proxy season and identify potential improvement opportunities based on evolving expectations; and discuss our company strategies, Board matters, executive compensation, and ESG progress.

In 2021, we contacted our top 30 investors in the spring and the fall. Board members, in particular our Lead Independent Director, and management were made available to answer questions and address concerns. We engaged with every stockholder who accepted our invitation to meet, and our Lead Independent Director led the majority of our off-season engagements.

We discussed the process, results and feedback from our 2021 engagement with the Talent and Compensation Committee (the “Compensation Committee”) and the Governance Committee of our Board, and also shared highlights with the full Board to supplement the reports from those Committee Chairs.

A summary of the results from our 2021 stockholder engagement is shown on the following page.

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2021 ENGAGEMENT RESULTS

Governance Feedback

With respect to governance, our 2021 engagements focused primarily on the matters described below.

•	Board oversight of ESG matters, including the allocation of responsibilities among Board Committees and our full Board

•	Board composition, with investors noting that the diversity of skills, qualifications and demographic backgrounds on our Board was appropriate given our company’s strategies and ESG priorities

•

Board refreshment, including actions underway to mitigate the risk from upcoming concentrated director retirements and the skills and backgrounds we would seek in any new director to complement those of our existing directors

•	Board leadership structure, including our rationale for maintaining a combined Chairman/CEO with a robust Lead Independent Director role

•

Director commitments, given the lower level of stockholder support at the 2021 Annual Meeting received by one of our current directors whose board memberships do not comply with certain of our investors’ voting policies

•	Our shareholder rights profile

Environmental Sustainability Feedback

Investors uniformly commended our significantly expanded ESG transparency with the disclosures contained in our integrated annual and sustainability reports, proxy statements and ESG Downloads and on our ESG website at esg.averydennison.com. Environmental sustainability was a key area of focus for many of our investors in 2021. During our conversations, we primarily discussed the matters described below.

•	The strong linkage between ESG and our company strategies, as well as the ways in which our environmental and social sustainability creates market opportunity and provides competitive advantage

•

Our reframed sustainability framework, progress toward our 2025 goals and our new 2030 goals, reviewing the step-change advancement between these sets of goals, including our more objective and ambitious 2030 targets, including those related to Scope 1, 2 and 3 GHG emissions reduction and water to address evolved stakeholder expectations

•	Our launch of strategic innovation platforms focused on waste reduction/elimination and material circularity

•

The approval by the Science Based Targets initiative of our 2030 Scope 1 and 2 GHG emissions reduction targets as consistent with reductions required to keep warming to no more than 1.5 degrees Celsius, and our ambition to achieve net zero GHG emissions by 2050

Executive Compensation Feedback

The stockholders with whom we spoke sought information regarding the consideration of ESG matters in our executive compensation program, seeking to ensure that the Compensation Committee is discussing evolving expectations regarding ESG-executive compensation linkage. We discussed our current approach of establishing performance objectives for our annual incentive program based on quantitative financial metrics, supplemented by a qualitative individual assessment of executives that includes consideration of their ESG-related goals. We also explained our Board’s view that our financial success in recent years has been inextricably linked to our ESG focus and progress and that we have made substantial ESG progress as part of our commitment to deliver for all our stakeholders. Investors noted the need to be thoughtful and objective if we were to add ESG performance objectives, cautioning against setting targets without sufficient time and data to assess their appropriateness. To provide additional perspective on the Compensation Committee’s views on the linkage between ESG and executive compensation, we have included additional disclosure in the Compensation Discussion and Analysis section of this proxy statement.

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Social Sustainability and Talent Management Feedback

Social sustainability and talent management continued to be significant areas of investor focus in 2021. In addition to the general feedback on our ESG program noted above, discussions related to these topics included the following:

•	Training and development opportunities we provide our employees with a view to ensuring an informed and ethical workforce

•	Our efforts to attract team members from underrepresented communities and ensure diverse hiring slates

•	The programs we offer to make our company an attractive place to work

•	Employee retention and attrition

DE+I continued to be a key topic of engagement. The matters described below were areas of DE+I focus.

•	The ways in which DE+I aligns with our business strategies, allowing us to recruit and retain an engaged workforce committed to advancing their success and ours

•

Given our focus on building a more diverse workforce and inclusive and equitable culture, sharing our quantitative achievements, as well as information related to our qualitative efforts to continuously improve

•

The Compensation Committee’s discussion of our DE+I initiatives and progress at each of its regular meetings in 2021, with supplemental engagement on these matters by our full Board with our CEO, Chief Human Resources Officer (CHRO), business leaders and DE+I leaders

•

Our disclosure of EEO-1 data for the first time in 2021, with investors expressing their interest in learning more about the demographics of our workforce, what drives employee engagement and how our company plans to ensure the continued success of this key stakeholder group

We also candidly discussed our projected inability to achieve our goal of 40%+ women at the manager level and above by 2025, including the challenges we experienced, our key learnings and the organizational enhancements we have made in recent years to ensure we can deliver this renewed goal by 2030.

2022 DIRECTOR NOMINEES (ITEM 1)

Director’s Decision Not to Stand for Reelection

In February 2022, Director Mark Barrenechea notified our Board of Directors of his decision not to stand for reelection at the 2022 Annual Meeting so that he can focus on other endeavors.

Matrix of Director Nominee Skills, Qualifications and Demographic Backgrounds

Our director nominees bring a balance of skills, qualifications and demographic backgrounds to their roles of providing oversight of our company, as shown by individual in the matrix on the following page, which we have modified slightly from prior year to conform with the areas of industry expertise by which we now classify directors given our evolved strategic profile. This matrix reflects information received from each of our directors in their responses to our annual director questionnaire. At least annually, the Governance Committee evaluates and reports to our Board on the skills, qualifications and demographic backgrounds desirable for our Board to best advance our business strategies and serve the interests of all our stakeholders.

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BOARD MATRIX

Governance Guidelines Criteria
Independent	✓	✓	✓	✓	✓	✓		✓
Senior Leadership Experience(1)	✓	✓	✓	✓	✓	✓	✓
Industry Experience(2)	✓		✓	✓	✓	✓	✓	✓
Global Exposure(3)	✓	✓	✓	✓	✓	✓	✓	✓
Board Experience(4)	✓	✓	✓	✓	✓	✓		✓
Financial Expertise(5)		✓					✓	✓
Industry Expertise
Software/Digital/Cybersecurity(6)
Retail/Dining				✓	✓
Packaging	✓						✓
Consumer Goods			✓		✓			✓
Industrial Goods						✓	✓
Materials Science							✓
Demographic Background
Tenure (years)	5	9	12	19	14	9	5	16
Gender
Female				✓		✓
Male	✓	✓	✓		✓		✓	✓
Non-Binary Gender
Age	59	66	65	66	69	65	50	66
Mandatory Retirement Year	2035	2028	2029	2028	2025	2029	2044	2028
Race/Ethnicity
Black or African American		✓
Hispanic or Latino	✓
White	✓		✓	✓	✓	✓	✓	✓
Asian (including South Asian)
Native Hawaiian or Pacific Islander
Native American or Alaska Native					✓
LGBTQ+
Veteran					✓
Lives/Has Lived Abroad	✓		✓				✓	✓

(1)	Service as president, chief executive officer or in similar senior executive positions.
(2)	Experience in the software/digital/cybersecurity, retail/dining, packaging, consumer goods, industrial goods or materials science industries.
(3)	Seniority in a global enterprise or significant experience in international markets.
(4)	Prior or concurrent service on other U.S. public company boards.
(5)	Expertise in accounting, auditing, tax, banking, insurance or investments.
(6)	Departing director Mark Barrenechea had this expertise, which is among the skills the Governance Committee and our Board will seek in new directors.

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Board Performance Highlights

Our Board provides strong oversight of our management team and company, with highlights of its notable accomplishments in recent years described below.

•

Supported management in navigating our evolving response to COVID-19, including related labor, freight and inflationary challenges in 2021 by ensuring we protected employee safety and well-being, delivered for our customers, mitigated supply chain risk, maintained a strong balance sheet to provide financial flexibility and supported our communities, while continuing to invest in our company’s future growth and further productivity

•

Oversaw consistent execution of our business strategies, which delivered significant operating margin expansion and double-digit compound adjusted EPS growth and exceeded our 2017-2021 financial targets, as well as 2017-2021 TSR of 237%, substantially outperforming the S&P 500 and the median of the S&P 500 Materials and Industrials subsets

•

Acquired 10 companies through year-end 2021 that added new capabilities and expanded our position in high-value product categories that serve markets that are growing faster than GDP, represent large pools of potential profit and leverage our core capabilities

•

Advanced Board and management focus on advancing ESG priorities, with consistent progress toward achieving our 2025 sustainability goals, more ambitious 2030 goals and increased transparency with more frequent and comprehensive disclosures, resulting in improved scores with key ESG rating agencies

•

Implemented thoughtful Board refreshment and succession planning, adding 3 new directors in the last 6 years, transitioning Patrick Siewert into Lead Independent Director role and appointing new Chairs for the Audit and Governance Committees, and proactively working to mitigate the impact of upcoming concentrated retirements under our mandatory retirement policy and further enhance Board diversity

•

Conducted regular executive leadership development and succession planning, resulting in several experienced leaders promoted to senior executive positions, including our new President and Chief Operating Officer (COO), new leaders of our RBIS Apparel Solutions and IHM businesses, and our CHRO and Chief Legal Officer (CLO) in 2020 who effectively transitioned into their roles during 2021

Board Governance Highlights

Our governance program ensures independent Board oversight of our company. Highlights of our program, which we believe is generally consistent and aligned with the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies, are shown below.

Stockholder Rights	✓ Market-standard proxy access ✓ No supermajority voting requirements ✓ No poison pill ✓ No exclusive forum or fee-shifting bylaws
Board Governance

✓  Annual election of directors

✓  Majority voting in director elections

✓  Single class of outstanding voting stock

✓  Current directors 89% independent; director nominees 88% independent

✓  Robust Lead Independent Director role

✓  Regular director succession planning and Board refreshment

✓  Continuous executive succession planning and leadership development

✓  Annual Board evaluations

✓  Mandatory director retirement policy at age 72 with no exemptions or waivers allowed or granted

✓  Governance Guidelines

✓  Strong Committee governance

✓  Direct access to management and experts

APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

The Compensation Committee oversees our executive compensation program, which delivers pay for performance, with realized compensation dependent on our company achieving challenging annual and long-term financial targets and value creation objectives that advance the interests of our stockholders.

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Election of President and COO

In late 2021 and early 2022, during Board meetings and executive sessions with our Chairman/CEO, but no other members of management present, and further one-on-one conversations between our Chairman/CEO and each director, our Board conducted leadership planning, among other things, discussing the potential election of Deon M. Stander, the Vice President and General Manager of our RBIS business, as President and COO. As a result of this thorough planning and these robust discussions, in February 2022, Mr. Stander was elected by our Board as our President and COO, effective March 1, 2022. Mr. Butier served as our President through the end of February 2022 and now serves only in the roles of Chairman and CEO.

Performance-Based Compensation

Target total direct compensation (TDC) for our corporate Named Executive Officers (NEOs) is comprised of the elements shown below.

ELEMENTS OF TARGET TDC FOR CORPORATE NEOs

The Compensation Committee approves the target TDC of our NEOs to incent strong operational and financial performance and stockholder value creation. As shown below, the substantial majority of this compensation is performance-based, meaning that our executives ultimately may not realize the value of the at-risk components of TDC if we fail to achieve our strategic, financial and ESG objectives. Our business NEO’s 2021 AIP award and PUs had different performance objectives than those of our corporate NEOs.

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Pay for Performance

As shown in the graph below, in recent years, our CEO’s compensation increased commensurate with our cumulative TSR, with his 2021 pay reflecting the longer-term approach to CEO compensation approved by the Compensation Committee in 2021. See the Compensation Discussion and Analysis section of this proxy statement for more information.

Executive Compensation Best Practices

As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program aligns with our financial goals and business strategies and reflects best practices.

Pay-for-Performance

✓  88% of CEO 2021 target TDC tied to company performance

✓  71% of CEO 2021 target TDC equity-based to incent delivery of long-term stockholder value

✓  Rigorous stock ownership policy; requires CEO to own ~6x base salary, 50%+ of which must be vested shares; does not count unvested PUs and only counts 50% of unvested MSUs

Compensation Best Practices

✓  Double-trigger equity vesting requires termination of employment after change of control

✓  YE 2021 three-year average burn rate of 0.58%, in line with 50th percentile of S&P 500 companies

✓  Compensation clawback in event of accounting restatement

✓  Independent compensation consultant retained and serving at direction of Compensation Committee

✓  Annual Compensation Committee evaluation and charter review

✓  Periodic formal risk assessment of compensation policies and practices

✓  Releases from liability and restrictive covenants for departing executives

✓  Compensation Committee review of NEO tally sheets reflecting all compensation components

✓  No NEO employment contracts

✓  No guaranteed AIP awards; NEO AIP awards based on company, business and ESG performance

✓  No excise tax gross-ups on change of control severance benefits

✓  No tax gross-ups on perquisites

✓  No above-market interest rates for deferred compensation

✓  No re-pricing of stock options without stockholder approval

✓  No payout of MSU dividend equivalents until vesting

✓  No grant of stock options below fair market value

✓  No supplemental retirement benefits

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RATIFICATION OF APPOINTMENT OF PwC (ITEM 3)

Our Board’s Audit and Finance Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2022 and our Board is seeking stockholder ratification of the appointment. PwC is well-qualified to continue serving as our independent registered public accounting firm, has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to ensure auditor independence. The committee considered the qualifications, performance and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided by the firm during 2021 – as well as considerations regarding PwC’s tenure as our independent auditor – and determined that the reappointment of PwC was in the best interest of our company and stockholders.

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GOVERNANCE

With oversight from our Board, we have designed our governance program to comply with applicable laws and regulations – including the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE) – and to reflect best practices as informed by the practices of other large public companies, recommendations from our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms. The key features of our program are described in the Board Governance Highlights section of the proxy summary.

We encourage you to visit the investors section of our website under Corporate Governance, where you can view and download the current versions of the documents shown below and referenced in this proxy statement.

•	Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws (our “Bylaws”)

•	Corporate Governance Guidelines (our “Governance Guidelines”)

•	Charters for our Board’s Audit and Finance Committee (the “Audit Committee”), Talent and Compensation Committee (the “Compensation Committee”) and Governance Committee

•	Code of Conduct

•	Code of Ethics for the CEO and Senior Financial Officers

•	Audit Committee Complaint Procedures for Accounting and Auditing Matters

Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can receive copies of these documents, without charge, by writing to our Corporate Secretary at 8080 Norton Parkway, Mentor, Ohio 44060.

VALUES AND ETHICS

Our Code of Conduct applies to all of our directors, officers and employees and reflects our values of Integrity, Courage, External Focus, Diversity, Sustainability, Innovation, Teamwork and Excellence. The Code includes leadership messages, detailed information regarding higher risk areas, and case studies to provide guidance on situations that raise complex ethical questions. It has been translated into over 30 languages and our leaders affirm their commitment to complying with it when they first join our company and thereafter as part of our compliance certification process. We regularly train employees on Code topics in instructor-led sessions held in person or virtually, in addition to our online training program generally consisting of four courses per year that our computer-based employees are required to complete.

To ensure that the policies and principles encompassed in our Code of Conduct reach all our employees, we develop and launch three “Talkabout” Toolkits (also in over 30 languages) globally each year, which managers are required to use to engage in meaningful discussion with their teams regarding topics from the Code of Conduct. These toolkits consist of presentation slides and an introductory subtitled video, which includes messages from our Chief Compliance Officer and other company leaders.

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Ethics-Based Corporate Culture and Policies

Reflecting the culture of our company, the ethics-based corporate policies and other matters discussed in our Code of Conduct are shown below. Our global supplier standards extend our commitment to our third party service providers, establishing our expectation that they do business in an ethical manner.

Business Conduct GuideLine

Our Business Conduct GuideLine (the “GuideLine”) is a whistleblower hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct or applicable laws, anonymously if they so choose.

The GuideLine may be reached by (i) calling 800.461.9330 toll-free in the U.S., +1.720.514.4400 direct with applicable charges from any location, or toll-free outside of the U.S. using the country-specific toll-free numbers found in our Code of Conduct or (ii) visiting www.averydennison.com/guidelinereport (www.averydennison.com/guidelinereport-eu in Europe). The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. Reports are investigated under the direction of our Chief Compliance Officer, in consultation with our law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

Financial Code of Ethics

We have adopted a Code of Ethics that requires our CEO, CFO and Controller/Chief Accounting Officer (CAO) to act professionally and ethically in fulfilling their responsibilities. Only the Audit Committee or the Governance Committee can amend or waive the provisions of our Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. We last amended our Code of Ethics in April 2014 and we have made no exemptions or granted any waivers since its inception.

Code of Ethics Responsibilities

•   Avoid actual or apparent conflicts of interest

•   Ensure complete and accurate SEC filings

•   Respect confidentiality of financial and other information

•   Employ corporate assets responsibly

•   Report Code of Ethics violations to Chair of Audit or Governance Committees

Supporting fulfillment of these responsibilities, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

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COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

The Audit Committee has adopted procedures for the confidential, anonymous submission of complaints related to accounting, accounting standards, internal accounting controls and audit practices.

These procedures relate to reports of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in, or noncompliance with, our internal accounting controls; (iv) misrepresentation or false statement regarding any matter contained in our financial records, statements or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters and employees may do so without fear of retaliation. The Audit Committee oversees these procedures, with investigations conducted under the direction of our internal audit department in consultation with our Corporate Secretary, Chief Legal Officer and senior management to the extent appropriate under the circumstances.

Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the GuideLine or writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

STOCK OWNERSHIP POLICY

Our stock ownership policy requires that non-employee directors acquire and maintain a minimum ownership interest in our company of $500,000 and our CEO, Level 2 executives and Level 3 executives acquire and maintain a minimum ownership interest in our company equal to 6x, 3x and 2x their base salary, respectively, at least 50% of which must be held in vested shares.

The values of the following shares/units are considered in measuring compliance with our stock ownership policy: shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; for officers, shares or units held in qualified and non-qualified employee benefit plans, unvested restricted stock units (RSUs) subject to time-based vesting, and 50% of the value of unvested MSUs at the target payout level; and, for non-employee directors, deferred stock units (DSUs). Neither stock options nor unvested PUs are considered in measuring compliance.

Until a director or officer achieves his or her respective ownership requirement, he or she is required to retain shares acquired, net of taxes, from the exercise of stock options or vesting of stock awards until the requirement is met. These individuals are not allowed to transact in company stock until they certify that they will remain in compliance with our stock ownership policy after giving effect to the transaction they plan to effectuate.

The Compensation Committee and the Governance Committee reviewed the stock ownership of our non-employee directors in November 2021 and February 2022, respectively. Both Committees determined that all of our non-employee directors were in compliance with the policy, with average ownership of 12x the ownership requirement, helping ensure their interests remain aligned with those of our stockholders and further incenting their focus on long-term stockholder value creation. The relatively high average ownership level by our non-employee directors is largely due to the inclusion of DSUs for purposes of our stock ownership policy; DSUs represent annual cash retainers deferred at a director’s election. DSUs are included as owned under the policy because they are earned upon receipt and would be paid out to a director upon his or her separation from our Board.

The Compensation Committee reviewed executive stock ownership in November 2021 and determined that all of our executive officers, including all NEOs, were in compliance with our stock ownership policy. The compliance of our directors and NEOs with our stock ownership policy as of year-end 2021 is shown on the following page.

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STOCK OWNERSHIP POLICY COMPLIANCE
	Minimum Requirement(1)	Shares(2) as of 2021 FYE (#)	Requirement Multiple Achieved	Policy Compliance

Non-Employee Directors	$500,000
Bradley Alford		42,930	18x	✓
Anthony Anderson		16,069	6x	✓
Mark Barrenechea		6,892	2x	✓
Ken Hicks		43,810	18x	✓
Andres Lopez		8,390	3x	✓
Patrick Siewert		16,842	7x	✓
Julia Stewart		63,471	27x	✓
Martha Sullivan		28,727	12x	✓

Chairman & CEO
Mitchell Butier	$7,200,000	269,668	8x	✓

Level 2 NEOs
Gregory Lovins	$1,983,780	46,051	5x	✓
Deon Stander	$1,707,021	35,663	4x	✓

Level 3 NEOs(3)
Deena Baker-Nel	$832,000	4,005	1x	✓
Ignacio Walker	$850,750	6,948	1x	✓

(1)	Minimum requirements for CEO, Level 2 NEOs and Level 3 NEOs reflect 6x, 3x and 2x, respectively, of their respective base salary as of year-end 2021.

(2)

Reflects shares/units considered in measuring compliance with our stock ownership policy rather than vested shares, based on the average closing price of our common stock from October 1 to December 31, 2021.

(3)	Minimum requirements for Ms. Baker-Nel and Mr. Walker increased from 1x to 2x their respective base salaries in connection with their promotions in September 2020.

INSIDER TRADING POLICY

Our insider trading policy prohibits our Board members, officers and employees from engaging in transactions in our company’s stock while in the possession of material non-public information; engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and disclosing material non-public information to unauthorized persons outside our company.

Limited Trading Windows

Our insider trading policy restricts trading by Board members, officers (including our NEOs) and director-level employees during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter. Additional blackout periods may be imposed with or without notice, as the circumstances require.

Prohibitions on Hedging and Pledging

Our insider trading policy prohibits our directors, officers (including our NEOs) and employees from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock they hold, directly or indirectly. In addition, directors and officers are expressly prohibited from – and our non-officer employees are strongly discouraged from – pledging shares of our common stock to secure personal loans or other obligations, including by holding such shares in a margin account.

To our knowledge based on our review of their written representations in our annual director and officer questionnaire, all of our Board members and executive officers complied with our insider trading policy during 2021, and none of them has hedged or pledged shares of our common stock.

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ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

Sustainability and Diversity are two of our core values and have long been part of our approach to doing business, driving us to work within our company and across our entire value chain to address the environmental and social impacts of our products and practices. We aim to continually improve the environmental sustainability of our products and processes, build a more diverse, equitable and inclusive workforce, and provide meaningful support for our communities.

With strategic guidance and direction provided by Mitch Butier, our Chairman/CEO, responsibility over ensuring that we continue to make progress toward achieving our sustainability goals resides with Deon Stander, now our President and COO. Our enterprise-wide Sustainability Council, led by Mr. Stander and comprised of a cross-divisional and cross-functional group of leaders to drive broad accountability and continually accelerate our progress, met regularly during 2021 to develop our 2030 sustainability goals and targets, as well as formulate our go-forward ESG strategy.

Board oversight over environmental sustainability and community investment is primarily conducted by the Governance Committee, which receives a report from management on each of these topics at least once a year. In addition, our full Board engages with business leaders on their sustainability initiatives during its regular review of their business strategies. In July and October 2021, our full Board held strategy sessions focused on environmental sustainability, our innovation efforts to address the increasing need and demand for more sustainable products, our strategic innovation platforms focused on waste reduction/elimination and material circularity, and our overall ESG strategy, priorities and progress.

Board oversight over social sustainability is conducted primarily through the Compensation Committee, which reviewed our DE+I progress at each of its meetings in 2021 and regularly discusses other matters related to talent management. In December 2021, our full Board engaged with, and challenged, management on our DE+I progress, including by reviewing the four pillars of our enterprise DE+I strategy, as well as its supporting regional focus areas.

ENGAGING OUR STAKEHOLDERS

We seek to ensure that our sustainability efforts are consistent with the expectations of our stakeholders. We regularly communicate with individuals and organizations interested in how we do business generally and our sustainability efforts in particular, and also conduct stakeholder interviews as part of our biennial materiality assessments. These assessments help set our sustainability agenda, focusing us on the areas in which we can have the most impact. In 2020, we partnered with Environmental Resources Management to refresh our materiality assessment and reprioritize the sustainability topics most significant to our stakeholders. The resulting materiality map showing the importance of various ESG topics to our company and external stakeholders may be found in our March 2022 ESG Download. We have begun working on our next biennial materiality assessment, which we plan to share with our stakeholders in March 2023.

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SUSTAINABILITY STAKEHOLDERS

1

Industry

Trade Associations        Cross-Industry Working Groups        Conferences

2

Customers and Brand Owners

Product Collaborations        Surveys        Site Audits        Working Groups

3

Employees

Engagement Survey        Works Councils        Employee Resource Groups        Intranet/Town Halls

Code of Conduct        Training        Business Conduct GuideLine

4

Investors

Annual Meetings        Quarterly Earnings Calls        Investor Meetings        Stockholder Engagement Program

5

Non-Governmental Organizations

Consultations on Issues of Concern        Specific Initiatives (e.g., responsibly sourcing paper, reducing GHG emissions)

6

Policymakers and Regulators

Permitting        Audits        Certifications

7

Communities

Foundation Grant-making        Employee Volunteerism        Civic Collaboration

8

Suppliers

Supplier Standards        Compliance Training        Supplier Audits        Joint Projects

PROGRESS TOWARD ACHIEVING OUR 2025 AND 2030 GOALS

We present our scorecard showing progress against our 2025 sustainability goals through 2021 in the proxy summary. We present our progress against our 2030 goals in our 2021 integrated annual and sustainability report. You can find additional information in our ESG Downloads available in the investors section of our website at investors.averydennison.com and on our ESG website at esg.averydennison.com. Our 2021 integrated sustainability and annual report, ESG Downloads and other information on our website are not and should not be considered part of, nor are they incorporated by reference into, this proxy statement.

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We disclose our ESG metrics using the frameworks of the Sustainability Accounting Standards Board (SASB), the Global Reporting Initiative (GRI) and CDP Worldwide. We are a member of the United Nations Global Compact and have made commitments to the UN Sustainable Development Goals and the Science Based Targets initiative (SBTi), with our Scope 1 and 2 GHG emissions reduction targets having been approved by SBTi as consistent with levels required to meet the goals of the Paris Agreement.

DIVERSITY, EQUITY AND INCLUSION (DE+I)

Diversity is one of our core values, reflecting our desire to ensure an equitable and inclusive environment for people of all backgrounds and orientations and our recognition that we gain strength from diverse ideas and teams. The importance of DE+I to our company is evidenced by the engagement, inclusion and gender diversity-related targets included in our 2030 sustainability goals. Highlights of our DE+I journey are shown in the proxy summary.

Beginning in 2020, we redoubled our efforts on DE+I, engaging with our employees across the globe to gather information on areas where we most needed to focus. After listening and learning from our employees, our leaders regularly met to discuss areas of focus, and each of our business’ strategies include quantitative DE+I goals, with their leaders evaluated on the progress they make.

In 2021, we engaged a third party expert to help us perform DE+I baselining, which included an enterprise-wide inclusion assessment and pipeline analysis, provide external benchmarking and obtain independent anonymous and focus group feedback from our team members worldwide. With this information, we identified our DE+I priorities and developed our go-forward DE+I strategy, which includes the following four pillars: increasing the number of women who hold leadership positions; enhancing the experience of our shop floor employees; increasing DE+I for underrepresented groups; and making merit and transparency even more foundational to our employee experience. These pillars, as well as the supporting regional focus areas, have been communicated to our employees worldwide.

Each of our strategic pillars is sponsored by members of our Company Leadership Team. To ensure we achieve our goals, we have advanced our internal DE+I capability and leadership, with a Global DE+I Director and additional resources in each of our regions, together forming a global infrastructure of fully-dedicated resources. To keep ourselves accountable, we are committed to continuing to enhance external transparency into our DE+I journey through regular reporting and engagement with our stakeholders so they may critically assess our progress and provide feedback to help us achieve our goals.

OTHER TALENT MANAGEMENT MATTERS

Succession Planning

The Compensation Committee and our full Board conduct executive succession planning at least semiannually, reviewing succession plans for our CEO and other senior executives. Consistent with this practice, in April 2021, the Compensation Committee discussed potential successors to the members of our Company Leadership Team, and aligned on a process and timeline to enhance focus on CEO succession planning as a matter of strong corporate governance. In October 2021, the Compensation Committee again reviewed talent that is ready – or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready – to fill senior executive positions in the event of a vacancy. These assessments were further discussed with our full Board. In addition, in July and December 2021, our full Board conducted CEO succession planning to ensure ready-now successors over multiple time horizons. The Compensation Committee also reviews executive new hires, promotions, transfers and departures in connection with each of its meetings to assist with executive succession planning and leadership development.

Leadership Development

The Compensation Committee oversees our company’s talent management programs to assist with identifying and developing our future leaders. We maintain a robust performance review process and provide leadership development opportunities for our employees. Senior management reports to the Compensation Committee or our full Board on leadership at executive levels of our organization by identifying high-potential talent and critical experts, cultivating the skills and capabilities to allow identified individuals to become our future leaders, and ensuring that they have appropriate development plans in place to progress them toward greater responsibility. Through regular reports from management, our Board has the opportunity to meet our business leaders and functional leaders in law, finance, information technology and human resources. In addition, Board members have freedom of access to all our employees, and are encouraged to visit our facilities to meet with local management and attend company events.

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COMMUNITY INVESTMENT

With Board oversight from the Governance Committee, our community investment efforts help strengthen the communities around the world in which we operate. We make most of our community investments through the Avery Dennison Foundation (ADF), which annually distributes at least 5% of its assets from the prior year. ADF’s grant-making, our primary means of giving, is aided by our employees worldwide who help identify deserving nonprofit organizations serving communities where our employees live and work. Historically, ADF has given to organizations advancing education, women’s empowerment and sustainability. In 2021, ADF continued to address these funding areas, while also responding to the COVID-19 pandemic, natural disasters and the call for greater DE+I worldwide.

In 2021, ADF and our company collectively made $6.3 million in grants and other financial contributions, more than double that of the prior year. In the discussion that follows, we provide an overview of this giving.

COVID-19 and Disaster Response

Beginning in 2020, ADF shifted its resources to support the response to COVID-19 in communities where our company has a presence. We continued that support in 2021. In a joint effort with the company, ADF provided grants to help fund COVID-19 relief efforts by nonprofit organizations in our global communities, including those described below.

•

India: A grant of $230,000 to support the American India Foundation in helping meet the acute shortage of portable hospital beds in the city of Gurgaon, where our company has facilities; a second grant of $235,000 to the American India Foundation helped source vaccines, supply diagnostic and medical emergency equipment, raise vaccination awareness and mitigate nutrition gaps in the city of Bangalore, where our company also has operations

•	Brazil: A grant of $100,000 supported Doctors Without Borders/Médecins Sans Frontières’ with vaccine coordination and the purchase and distribution of medical supplies

•	Sri Lanka: A grant of $50,000 helped the Rotary Club in the city of Kandy provide ICU beds at a rural hospital and purchase ventilators and other needed medical equipment

•	Vietnam: Two grants totaling $70,000 helped support the Red Cross Vietnam’s COVID-19 response in Long An and Bac Ninh

In 2021, ADF also continued to support the Employee Assistance Fund it launched in 2020, which provides financial assistance to our employees who have been significantly adversely impacted by COVID-19. The fund was designed to help provide for basic needs such as housing and utilities, medical care, dependent care and other pandemic-related expenses. The fund also provides support to families of employees who have died from COVID-19. Employee donations have significantly supplemented ADF funds for this effort. In all, more than $3.4 million was distributed in 2021 to more than 4,200 individuals in 27 countries. The fund is administered by Global Impact, an independent third party.

ADF also partnered with third-party nonprofit GlobalGiving to facilitate donations from our employees to disaster relief efforts, ensuring that their donations support legitimate and vetted nonprofit organizations in affected communities. All donations made through GlobalGiving are matched by ADF, and employees receive regular reports from the organizations they support describing accomplishments with the funding received. In 2021, our employees supported 43 charitable organizations through GlobalGiving, with donations totaling $60,000.

DE+I Support

Prompted in part by events in the U.S. in 2020, and in recognition of the role it can play in accelerating society’s journey toward greater equity, ADF made grants to organizations promoting DE+I globally. ADF worked with our regional DE+I councils and ERGs around the world to identify organizations most relevant to underrepresented communities in each region. A selection of these grants is described below.

•

Education: Included grants of $200,000 to World Vision Honduras to teach life skills to at-risk women; $132,000 to Associação Beneficente ABID to enhance foster care services in São Paulo, Brazil; $17,000 to Fundacion Leer to support literacy programs in Buenos Aires, Argentina; and $5,000 to Boys and Girls Club of Pasadena, California

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•

Sustainability: Included grants of $200,000 to Waste and Resource Action Program to support public-private partnerships aimed at reducing food waste in Indonesia and $50,000 to Lake-Geauga Habitat for Humanity to provide housing for low-income families in Painesville, Ohio

•

Women’s Empowerment: Included grants of $250,000 to UN Foundation Resilience Fund to support women in South and Southeast Asia; $124,000 to The Smile Foundation to support women’s empowerment in Delhi, India; $100,000 to Right to Play to provide educational opportunities for girls in refugee camps and underserved communities in Pakistan and Burundi; and $88,000 to Gesanghua Education Foundation to provide hygiene care packages for girls in Qinghai, China

•

DE+I: Included grants of $200,000 to HOLA Ohio to support a new Hispanic community center in Painesville; $50,000 to Youth Opportunities Unlimited to provide job readiness and training to African American youth in Cleveland, Ohio; $25,000 to the LGBT Community Center of Greater Cleveland to support LGBTQ+ awareness and programming in Northeastern Ohio; $25,000 to the Wounded Warrior Project to support veteran mental health; and $10,000 to Stichting – Women in Higher Technical Education to support gender diversity in STEM programs in the Netherlands

Employee Engagement

As the heart and hands of our company, our employees are critical to advancing our community investment efforts through both their giving and volunteerism. More than 150 employee teams coordinate volunteerism locally at our global locations. Examples of employee engagement in 2021 are described below.

•	Employees in India supported The Smile Foundation’s “Health Cannot Wait” campaign to boost distribution of oxygen concentrators and ventilators to government health institutions

•	Team members in Ireland honored International Women’s Day by donating to Longford Women’s Link, an organization providing education and training opportunities for women

•

Our RBIS employees produced limited-edition, iron-on patches designed to celebrate healthcare and frontline workers and promote health and safety, with net proceeds benefiting Doctors Without Borders/Médecins Sans Frontières

•

Business partnerships with local organizations promoting DE+I, as well as our company hiring interns from community partners such as Esperanza, the National Society of Black Engineers and Black Professionals Charitable Foundation

ADF also engages employees through its Granting Wishes program, which allows employees to recommend one-time grants to their local non-governmental organizations (NGOs). Given increased need in 2021, employees were more engaged than ever in nominating charitable organizations for funding and volunteering to support those organizations, resulting in grants of $10,000 each to 80 NGOs in 33 countries. In the 10 years since ADF launched Granting Wishes, more than 2,000 of our employees have submitted funding recommendations, resulting in grants to more than 350 organizations.

Scholarship Programs

ADF continues to provide scholarships to the children of our U.S. employees in the U.S. To date, over 660 scholarships have been awarded. This program is administered by Scholarship America, an independent third party.

ADF has also partnered with our company to develop a Children of Employees Scholarship Program outside the U.S. Initial countries proposed for the program include Bangladesh, Mexico, Sri Lanka and Vietnam. This program, which is expected to launch in 2022, will be administered by the Institute for Internal Education, an independent third party.

ADF’s InvEnt Scholarships have for more than a decade supported the next generation of innovators in science, technology, engineering and mathematics. Scholarships have provided undergraduates in China and India with tuition assistance, the opportunity to participate in an invention competition and professional development opportunities. To date, scholarships have been awarded to over 100 students in China and nearly 100 students in India who have demonstrated outstanding innovative spirit and strong practical competence.

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OUR BOARD OF DIRECTORS

OVERVIEW

Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses and delivering long-term value for all our stakeholders.

PRIMARY BOARD RESPONSIBILITIES

•	Establish strong governance, with Board/Committee structure and responsibilities providing independent oversight

•	Review Board composition and conduct director succession planning to maintain engaged and diverse Board with balance of skills, qualifications and demographic backgrounds

•	Oversee businesses, strategy execution, ESG priorities and progress, and risk mitigation

•	Approve annual operating plan and strategic decisions, including significant fixed and IT capital expenditures and acquisitions

•	Maintain integrity of financial statements

•	Evaluate performance of senior leaders and determine executive compensation

•	Conduct executive succession planning and ensure effective talent management

Our Board’s top priority in 2021 given the continuing public health crisis of COVID-19 was supporting management in protecting the health, safety and well-being of our employees, delivering for our customers, minimizing the impact of the pandemic on our investors and supporting our communities.

2022 Director Nominees

Our Bylaws provide that our Board be comprised of between 8 and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board has fixed the current number of directors at 9. In February 2022, director Mark Barrenechea notified our Board of his decision not to stand for reelection at the 2022 Annual Meeting so he can focus on other endeavors; as a result, our Board expects that it will fix the number of directors at 8 in April 2022 assuming that all nominees are reelected.

Our 2022 director nominees are shown in the chart below.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GC

Bradley A. Alford	65	2010	Retired Chairman & CEO, Nestlé USA	✓		●	●

Anthony K. Anderson	66	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	✓	●		●

Mitchell R. Butier	50	2016	Chairman & CEO, Avery Dennison Corporation

Ken C. Hicks	69	2007	Chairman, President & CEO, Academy Sports + Outdoors	✓		●

Andres A. Lopez	59	2017	President & CEO, O-I Glass, Inc.	✓	●

Patrick T. Siewert	66	2005	Managing Director & Partner, The Carlyle Group	✓	●		●

Julia A. Stewart	66	2003	Chair & CEO, Alurx, Inc.	✓		●	●

Martha N. Sullivan	65	2013	Retired CEO, Sensata Technologies Holding PLC	✓	●

AC = Audit and Finance Committee    CC = Talent and Compensation Committee    GC = Governance Committee

 = Lead Independent Director         ● = Chair         ● = Member

The ages of our director nominees range from 50 to 69, with an average age of approximately 63. Their lengths of service range from 5 to 19 years, with an average tenure on our Board – after Mr. Barrenechea’s scheduled departure in April 2022 – of approximately 11 1/2 years.

Our director nominees bring a balance of skills, qualifications and demographic backgrounds in overseeing our company, as shown by individual in the Board matrix included in the proxy summary.

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Board Meetings and Attendance

Our Board met five times and acted once by unanimous written consent during 2021. There were 14 Board Committee meetings and one Committee action by unanimous written consent during the year. All directors attended at least 75% of their respective Board and Committee meetings, with average attendance of 99%. In addition, our directors regularly discussed matters of critical importance with our Chairman/CEO throughout the year outside of meetings, particularly with regard to our COVID-19 response; related supply chain, labor, freight and inflationary challenges; potential acquisitions; and ESG priorities and progress. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and all directors attended the virtual 2021 Annual Meeting.

GOVERNANCE GUIDELINES

Our Governance Guidelines provide the governance framework for our company and reflect the values of our Board, as highlighted below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our stockholders. Our Governance Guidelines were most recently amended in December 2021.

BOARD GOVERNANCE HIGHLIGHTS
Board Composition

✓  Reasonable Board size of 9 directors; after Annual Meeting, 8 directors

✓  Mandatory retirement after age 72 with no exemptions or waivers allowed or granted; no term limits

✓  On average, director nominee age of 63 years and tenure of 11 1/2 years

✓  63% of director nominees are female or from underrepresented communities

Director Independence	✓ Current directors and director nominees 89% and 88% independent, respectively ✓ Executive sessions of independent directors held at all five 2021 Board meetings
Board Leadership Structure	✓ Annual review of Board leadership structure ✓ Robust Lead Independent Director role and independent Committee Chairs
Board Committees

✓  100% independent

✓  Annual composition review and periodic Chair/members rotation

✓  Act under annually reviewed charters reflecting best practices and stakeholder expectations

✓  Directors required to attend Board/Committee and stockholder meetings

Board Duties

✓  Regular CEO/senior executive succession planning

✓  Ongoing review of long-term strategic plans, including key risks and mitigating strategies

✓  Directors entitled to rely on independent legal, financial or other advisors at our expense

Continuous Board Improvement

✓  New directors participate in initial orientation to familiarize themselves with our company and after joining Board committees to understand their responsibilities

✓  Continuing education through meetings with management, visits to our facilities and participation in director education programs

✓  Annual evaluation process ensures Board, Committees, Chairman, Lead Independent Director and Committee Chairs are functioning effectively; includes peer evaluation

Director Qualifications	✓ Regular review of Board composition (skills, qualifications, demographic backgrounds including with respect to gender, race and ethnicity, and board commitments) and director succession planning

DIRECTOR INDEPENDENCE

Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards and that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

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Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on our Board’s independence determination, including all relationships they have with our company, directly or indirectly through our company’s sale or purchase of products or services to or from the companies or firms by which they are employed. The Governance Committee reviews any relevant disclosures made in the questionnaires with our Corporate Secretary, as well as any transactions our company has with director-affiliated entities. In February 2022, after review of the facts and circumstances relevant to each director, the Governance Committee concluded that only Mr. Butier had a relationship that was disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon the recommendation of the Governance Committee, our Board affirmatively determined the 8 current directors named below to be independent; as shown below, 88% of our director nominees are independent.

Independent Directors Bradley Alford Anthony Anderson Mark Barrenechea Ken Hicks Andres Lopez Patrick Siewert Julia Stewart Martha Sullivan	Director Nominee Independence

For a discussion of the potential impact of tenure on director independence, see the Board Refreshment and Director Succession Planning section of this proxy statement.

BOARD LEADERSHIP STRUCTURE

Our Governance Guidelines give our Board – acting through its independent directors – the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time. To facilitate this decision-making, the Governance Committee annually reviews our Board leadership structure, providing its recommendation on the appropriate structure for the following one-year term to our independent directors giving consideration to, among other things, our financial position, business strategies, ESG priorities and any feedback received from our stockholders.

Robust Lead Independent Director Role

Our robust Lead Independent Director role balances our combined Chairman/CEO role by exercising critical duties to ensure independent decision-making in the boardroom. Mr. Siewert began serving as our Lead Independent Director in April 2020 and was reelected by our independent directors for another one-year term in April 2021. Our Governance Guidelines clearly define his primary responsibilities, which are shown below.

LEAD INDEPENDENT DIRECTOR	PRIMARY RESPONSIBILITIES
Designee: Patrick Siewert	• Preside over executive sessions of independent directors and Board meetings where Chairman/CEO is not present • Serve as liaison between Chairman/CEO and independent directors
Selected annually by independent directors	• Approve Board meeting agendas and schedules • Call meetings of independent directors • Consult and meet with stockholders

Mr. Siewert also performed the activities described below and on the following page as Lead Independent Director in 2021.

•	Led majority of our off-season stockholder engagement discussions

•

Frequently engaged with Chairman/CEO to help guide strategic direction, including COVID-19 response and related supply chain, labor, freight and inflationary challenges, review of business strategies, mitigation of related risks, assessment of potential acquisitions and ESG progress

•	Consulted frequently with other independent directors and interviewed each of them as part of annual Board/Committee evaluation process

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•	Provided feedback to Chairman/CEO based on discussions with independent directors

•	Met with members of senior management other than Chairman/CEO

Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent.

Board Leadership Structure

During our Board evaluation process conducted during the fourth quarter of 2021, Messrs. Butier and Siewert each received uniformly positive feedback from our independent directors in their respective roles as Chairman/CEO and Lead Independent Director, indicating that our current Board leadership structure is enabling effective oversight of our company. During our 2021 engagement with stockholders, only one investor expressed a preference that the positions of Chairman and CEO be separated at our company, which we believe reflects support for our robust and clearly delineated Lead Independent Director role and Mr. Siewert’s participation and strong engagement in the majority of our off-season meetings.

In February 2022, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Butier be elected to continue serving as Chairman, noting that he has successfully led our company as CEO for the last six years and remains best positioned to lead our Board in overseeing our strategies to deliver long-term value for our employees, customers, investors and communities. The committee further noted that Mr. Butier has articulated and worked to realize a long-term vision for our company that has delivered top quartile TSR performance and exceeded our 2017-2021 financial targets and that we can best continue to advance our strategies and ESG progress toward achieving our 2025 sustainability goals – as well as our 2021-2025 financial targets and more ambitious 2030 sustainability goals – continuing with combined leadership in the boardroom at this time. Upon the recommendation of the Governance Committee, our Board unanimously elected Mr. Butier (with him abstaining) to serve as our Chairman, effective immediately after the Annual Meeting subject to his reelection.

At that time, the Governance Committee also recommended that Mr. Siewert (with him not participating in the discussion) continue serving as Lead Independent Director. Having a long-serving director with financial expertise and substantial international experience serve as Lead Independent Director has provided Mr. Butier valuable mentorship and guidance while ensuring robust independent Board oversight of management. The committee also recognized Mr. Siewert’s valuable support and substantial effort with our stockholder engagement program. The Governance Committee determined that, in light of his demonstrated commitment, engagement and leadership in the second year in which he served in this capacity, Mr. Siewert should continue in the role of ensuring independent stewardship of our Board in its oversight of our strategies to deliver long-term value for all our stakeholders. The committee’s decision took into account his significant contribution to the Board’s responsibilities as a member of the Audit Committee since joining our Board and as its Chair for five years, as the current Chair of the Governance Committee, and his extensive international experience in Asia, a region from which approximately 35% of our sales originated and approximately 58% of our employees were located in 2021. Upon the recommendation of the Governance Committee, our independent directors unanimously selected Mr. Siewert (with him abstaining from the vote) to serve as Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection.

BOARD COMMITTEES

Each of our Board Committees has a written charter that describes its purposes, membership and meeting structure, and responsibilities. These charters may be found on the investors section of our website under Corporate Governance and are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The Charters of the Audit, Compensation and Governance Committees were most recently amended in February 2021.

Each of our Board Committees has the ability to form and delegate authority to subcommittees and may obtain advice and assistance from internal or external consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, current membership and 2021 meeting and attendance information for the three standing committees of our Board are summarized on the following pages.

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AUDIT AND FINANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:

Martha Sullivan (Chair)

Anthony Anderson

Andres Lopez

Patrick Siewert

2021 meetings: 8

2021 average attendance: 100%

Audit committee financial experts: Anderson and Siewert

All members satisfy NYSE enhanced independence standards

•   Oversee financial statement and disclosure matters, including quarterly and annual earnings release documentation and SEC reports, internal controls, critical accounting policies and practices, and major financial risk exposures

•   Appoint and oversee independent registered public accounting firm, including evaluating its qualifications and independence, as well as scope, staffing and fees for annual audit and other audit, review or attestation services and annually reviewing its performance and regularly considering whether to change firm

•   Oversee internal audit function, including appointing/dismissing senior internal auditor, evaluating his performance, reviewing significant issues identified in internal audits and management’s response, and discussing annual internal audit plan, budget and staffing

•   Perform compliance oversight responsibilities, including overseeing cybersecurity risk management and risks related to information technology controls and security; maintaining procedures for complaints regarding accounting, internal accounting controls or auditing matters; reviewing financially material legal matters; and making determinations regarding certain Code of Ethics violations

•   Conduct finance oversight responsibilities, including reviewing capital structure and financing plans, capital allocation strategy, funding status of pension plans, and significant tax matters

•   Approve Audit and Finance Committee Report for proxy statement

TALENT AND COMPENSATION COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:

Julia Stewart (Chair)

Bradley Alford

Mark Barrenechea

Ken Hicks

2021 meetings: 4

2021 average attendance: 100%

All members satisfy NYSE enhanced independence standards and qualify as “non-employee directors” under Exchange Act Rule 16b-3

•   Review and approve corporate goals and CEO objectives and evaluate company and individual performance to determine annual CEO compensation

•   Review and approve senior executive compensation, including base salaries and incentive compensation

•   Oversee CEO succession planning and conduct succession and development planning for other senior executives; regularly review executive new hires, promotions and role changes, departures and open positions

•   Oversee appropriate compensation strategy, incentive plans and benefit programs

•   Review and provide oversight of policies and strategies related to talent management, including DE+I; leadership compensation plans, benefit programs, recruiting and retention strategies, and development programs; and employee engagement

•   Review stockholder engagement process, results and feedback related to executive compensation and talent management

•   Approve CD&A and Talent and Compensation Committee Report for proxy statement

•   Oversee stockholder approval of executive compensation matters, including say-on-pay votes and frequency of such votes

•   Ensure no encouragement of excessive risk-taking in compensation policies/programs

•   Recommend non-employee director compensation

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GOVERNANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members: Patrick Siewert (Chair) Bradley Alford Anthony Anderson Julia Stewart 2021 meetings: 2 2021 average attendance: 100% All members satisfy NYSE independence standards

•   Identify potential or incumbent Board members and recommend director nominees

•   Annually consider Board leadership structure and recommend whether to separate or combine positions of Chairman and CEO; if combined, recommend Lead Independent Director

•   Recommend Board and Committee structure, Chairs and members

•   Recommend independent directors based on NYSE independence standards

•   Review and approve related person transactions

•   Oversee annual performance evaluation of Board and Committees

•   Review Governance Guidelines and recommend changes

•   Review and provide oversight of governance, environmental sustainability and community investment initiatives, policies and programs

•   Review stockholder engagement process, results and feedback related to governance, environmental sustainability and community investment

•   Review stockholder proposals

•   Oversee values and ethics program and Code of Conduct, evaluate significant conflicts of interest and make determinations regarding certain Code of Ethics violations

EXECUTIVE SESSIONS

Our Board believes it is important to have executive sessions with our Chairman/CEO, without other members of management present, and without him, both of which are held at each Board meeting. Our independent directors have robust and candid discussions at the executive sessions that exclude Mr. Butier during which they critically evaluate the performance of our company, Chairman/CEO and management. As Lead Independent Director, Mr. Siewert presided over the five executive sessions of independent directors held during 2021.

In 2021, implementing feedback from our annual Board evaluation process, our Board began starting each of its meetings with one of two executive sessions with our Chairman/CEO, but no other members of management, to discuss key focus areas and frame meeting discussions; the second such session at the end of the meeting provides time for the Board to reflect and align on key priorities, after which our independent directors meet in executive session without our Chairman/CEO.

Executive sessions are also generally scheduled for meetings of the Audit, Compensation and Governance Committees. These executive sessions exclude our Chairman/CEO and other members of management, unless the Committee requests one or more of them to attend a portion of the session to provide additional information or perspective.

RISK OVERSIGHT

Management is responsible for managing the day-to-day risks confronting our businesses, and our Board has responsibility for overseeing enterprise risk management (ERM). In performing its oversight role, our Board is responsible for ensuring that the ERM processes designed and implemented by management are functioning effectively, and that our culture promotes risk-adjusted decision-making. The teams leading our businesses have incorporated ERM into developing and executing their strategies, assessing the risks impacting their businesses, and identifying and implementing appropriate mitigating actions on an ongoing basis. In addition, in consultation with our leader of Risk Management and senior management, these teams semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a company risk profile based on identified business-specific risks as well as enterprise-wide risks, including risks related to ESG matters such as climate change, GHG emissions and energy use; materials management; advancing the circular economy; DE+I; waste; and employee health and safety.

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We have global processes that support our strong internal control environment and promote the early identification and continued mitigation of risks by our company’s leadership. Our legal and compliance functions report into our CLO to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, ensuring his independence from management.

In 2021, we enhanced our already robust ERM program by meeting to prepare risk profiles with an expanded group of functional leaders for our RBIS and IHM businesses and each of the regions of our LGM business, in addition to the global risk profiles we have routinely prepared for each of our reportable segments and our company as a whole. We also prepared standalone compliance and information technology risk profiles to enable greater focus on these critical risk areas, and designated risk champions from our Law Department to partner with our Risk Management team in facilitating future ERM discussions with our business leadership teams. These advancements have embedded ERM deeper into our organization, allowing us to benefit from the engagement and critical thinking of a broader cross-section of corporate and business leaders. We plan to continue advancing our ERM program, with leadership from our ERM Steering Committee comprised of members of senior management and oversight by our Board.

Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the strategic plans and risks facing our businesses and company as a whole; these risks include financial risks, geopolitical risks, legal and regulatory risks, supply chain risks, competitive risks, compliance risks, ESG risks, information technology risks and other risks related to the ways in which we do business. Employees who lead various risk areas – such as law, information technology, tax, compliance, sustainability, DE+I and community investment – report periodically to Board Committees and occasionally to our full Board.

Our Board has delegated elements of its risk oversight responsibility to its Committees to better coordinate with management to serve the long-term interests of all our stakeholders. Our Board receives reports from the Committee Chairs regarding topics discussed at committee meetings, including the areas of risk they primarily oversee, and engages with our leaders on these risk areas during its regular review of our business strategies.

Risk Oversight

Board of Directors

•  Business strategies

•  Annual operating plan and significant fixed and IT capital expenditures

•  Corporate governance

•  Acquisitions, divestitures and other significant transactions

•  Enterprise risk management

Audit Committee	Compensation Committee	Governance Committee

•  Financial reporting processes and statements, and internal controls

•  Capital structure

•  Financing, including debt, liquidity, capital allocation and pension plan funding

•  Stockholder distributions (dividends and stock repurchases)

•  Information technology and cybersecurity

•  Certain legal, compliance and regulatory matters

•  Executive compensation and CEO/senior executive succession planning

•  Annual and long-term incentive plans

•  Compensation plans and benefit programs

•  Non-employee director compensation

•  Social sustainability and talent management, including DE+I; leadership compensation plans, benefit programs, recruiting and retention strategies and development progress; and employee engagement

•  Board and Committee structure and composition

•  Director succession planning

•  Values and Ethics/Code of Conduct

•  Conflicts of interest and related person transactions

•  Governance, environmental sustainability and community investment

•  Certain legal, compliance and regulatory matters

Management • Day-to-day management of risks facing our businesses

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The Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually. Supplementing these processes, the Audit Committee regularly meets in executive session with each of our CFO, Controller/CAO, Vice President of Internal Audit and representatives of our independent registered public accounting firm and meets as needed in executive session with other members of management such as our CEO and CLO. The Governance Committee meets semiannually with our Chief Compliance Officer to discuss, among other things, the investigation of allegations reported to the GuideLine.

During 2021, our Board was particularly focused on the risk areas described below.

2021 Risk Focus Areas

•

Impact of COVID-19 – Prioritizing safety and well-being of global team members, followed immediately by delivering for customers. Among other things, COVID-19 response encompassed risks related to business continuity; governmental regulations impacting manufacturing operations; cybersecurity and information technology security in work-from-home environment for office-based employees; and finance matters such as cash management and collections

•	Delivering for customers – Managing constrained raw material, freight and labor availability and elevated lead times to continue providing high-quality service to customers

•	Inflation management – Offsetting impact of inflation through productivity and pricing

•	Intelligent Labels – Further accelerating primary long-term profitable growth driver, including risks related to acquisition and integration of Vestcom

•	Innovation – Advancing innovation through strategic innovation platforms on material circularity and waste reduction/elimination

•

M&A – Being bolder to expand robust pipeline of acquisition opportunities, including evaluating risks related to our acquisitions and integrations of Zippy Yum and JDC, as well as our venture investments, while maintaining our disciplined approach to capital allocation

•	ESG – Heightening focus on ESG matters, resulting in more frequent and comprehensive disclosures contained in our integrated sustainability and annual reports, proxy statements and ESG Downloads

•	Sustainability – Increasing focus on more sustainable packaging, including strategies and risks related to the strategic innovation platforms described above

•	DE+I – Raising the bar to drive sustainable change with new 2030 goals and more robust global infrastructure

Risks Associated with Compensation Policies and Practices

As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk mitigation. The Compensation Committee annually discusses with management and its independent compensation consultant, WTW, whether our executive compensation programs are meeting the committee’s objectives. In addition, the Compensation Committee periodically engages WTW to undertake a more formal assessment of our compensation programs to ensure they do not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas. The committee most recently conducted this evaluation in February 2022.

The Compensation Committee noted the risk-mitigating features of our compensation program described on the following page.

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Risk-Mitigating Compensation Features

Governance and Oversight

✓ Compensation Committee has discretion to decrease Annual Incentive Plan (AIP) awards and long-term incentive (LTI) grants to penalize potentially risky actions

✓ Clawback policy deters fraud or other misconduct that results in financial restatement, providing means to recoup inappropriately received AIP and LTI awards

✓ Incentive compensation plan structure and targets are reviewed within context of market practices, tied to operating business plans and corporate goals, and approved by Compensation Committee

✓ Compensation Committee annually evaluates CEO/senior executive performance against challenging strategic, financial and ESG goals

✓ Rigorous stock ownership policy is consistent with best practices, with minimum ownership level of 6x for CEO; requires net shares acquired to be retained until compliance is achieved

✓  Officers prohibited from hedging or pledging company stock and required to engage in stock transactions only during limited trading windows

Pay Philosophy and Structure

✓ Focus on incenting stockholder value creation, balanced by retention and other considerations

✓ Substantial majority of leadership compensation delivered in long-term equity or cash-based awards to motivate pursuit of superior performance and sustainable growth

✓ Executive severance plans consistent with market practices, with double-trigger change of control benefits and only for most senior NEOs

✓ Incentive compensation designed to incent strong annual financial performance and long-term economic and stockholder value creation, and balance growth and efficient capital deployment

Incentive Program Design

✓ AIP and LTI awards incent annual profitable growth and long-term financial value creation, using multiple performance objectives

✓ AIP awards not guaranteed, with below-threshold performance resulting in zero payout, payments subject to overall cap of 200%, and NEO individual modifiers generally capped at 100%

✓ Equity awards use multiple performance objectives, vest over multiple time horizons and are subject to threshold and maximum payout opportunities

•   Performance units (PUs) cliff vest at end of three years with payout for relative total stockholder return (TSR) component capped at 100% of target if absolute TSR is negative

•   Market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (average performance period of 2.5 years), with threshold performance at absolute TSR of (15)% and target performance at absolute TSR of 10%

Given low risk in each of these categories and other factors, WTW advised the Compensation Committee that our compensation program strikes an appropriate pay-risk balance and presents no risk-related concerns.

The Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

DIRECTOR EDUCATION

Initial Orientation

Our initial director orientation generally covers (i) our performance and leadership; (ii) investor messaging; (iii) the strategies, risks and mitigating strategies, and ESG priorities of our businesses; (iv) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital allocation; (v) legal and compliance matters, including our Board composition, governance policies and procedures, Values and Ethics program, and ERM; (vi) executive compensation and talent management matters, including succession planning, leadership development, DE+I and community investment; and (vii) information technology and cybersecurity.

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Continuing Education

Our continuing director education program consists of periodic visits to our facilities and regular management presentations regarding our business operations, performance, strategies and risk mitigation activities. We provide updates on these topics to our Board during and between meetings throughout the year, and provide access to a boardroom news resource platform for them to keep informed of emerging best practices. We also reimburse directors who attend continuing director education programs for fees and related expenses.

BOARD AND COMMITTEE EVALUATIONS

The Governance Committee oversees an annual performance evaluation of our Board, Chairman, Lead Independent Director and Board Committees, including the Committee Chairs. As part of this process, our directors evaluate the performance of their peers serving on the Board, providing candid feedback to enable continuous boardroom improvement and assist with director succession planning. Our Board views the evaluation process as integral to assessing its effectiveness and identifying improvement opportunities in the pursuit of continued excellence. We have continually improved our Board processes as a result of this annual evaluation process, as shown below and on the following page.

BOARD AND COMMITTEE EVALUATIONS

1

Process

•	Written evaluations on Board/Committee

•	Composition, including diversity of skills, qualifications and demographic backgrounds

•	Meeting materials

•	Meeting mechanics and structure

•	Fulfillment of responsibilities

•	Meeting content and conduct

•	Overall performance

•	Effectiveness of Chairman, Lead Independent Director and Committee Chairs

•	One-on-one interviews with Governance Committee Chair to provide additional perspectives and discuss feedback

•	Verbal peer reviews to identify potential improvement opportunities for individual directors

2

2021 Review of Results

•	Discussion of evaluation results and feedback

•	Chairman/CEO, Lead Independent Director/Governance Committee Chair, Corporate Secretary, and CLO

•	Joint Governance Committee and Board discussion in executive session with Chairman/CEO, aligning on improvement opportunities for implementation

3

Recent Improvement Actions

•

Sharpened focus on strategic and risk oversight, highlighting one business group during each Board meeting, establishing mentorships between individual directors and key business leaders, and ensuring meeting discussions prioritize discussion of challenges and opportunities rather than presentation of information

•	Heightened focus on financial scenario planning, cybersecurity preparedness, ESG priorities and progress, and compliance matters

•	Enhanced discussion of M&A pipeline and potential targets, as well as performance of acquired companies and integration learnings

•

Expanded review of potential CEO successors and their development plans to ensure ready-now successors over multiple time horizons and increased engagement with leaders below NEO level to enhance executive succession planning and leadership development

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•	Increased engagement on investor relations, stockholder engagement and competitive landscape to bring external perspectives into boardroom

•	Conducted annual post-investment reviews of returns on significant fixed capital expenditures, acquisitions and IT investments

•

Sharpened focus on director succession planning, selecting new Lead Independent Director, appointing new Chairs for Audit and Governance Committees and refreshing Committee memberships; proactively aligning on steps to mitigate impact of upcoming concentrated retirements; and focusing on software/digital/cybersecurity and materials science industry expertise and increased Board diversity for future directors

•

Increased Chairman/CEO engagement with directors between meetings, with frequent updates and one-on-one discussions between him and each director, which were important in 2021 as we continued responding to COVID-19, mitigated related supply chain, labor, freight and inflationary challenges, advanced ESG focus and transparency, and redoubled efforts to advance DE+I

•

Refined Board schedule and meeting process to maintain robust dialogue despite move to primarily virtual meetings given COVID-19, including establishing annual strategic discussion calendars, beginning each meeting in executive session with Chairman/CEO, but no other members of management, to discuss key focus areas and frame meeting discussions; holding another such executive session to reflect on the meeting and align on key priorities, after which our independent directors meet in executive session without our Chairman/CEO; and planning to hold certain Committee meetings off-cycle (not coincident with Board meetings) and future Board meetings as a mix of virtual and in-person meetings given equally high level of engagement and discussion in both formats

STOCKHOLDER ENGAGEMENT

We value stockholder feedback on our governance program and we actively solicit input through stockholder engagement to ensure that we reflect not only our evolving business strategies but also the expectations of our stakeholders. In addition to our extensive investor relations program through which members of management engage with our investors throughout the year, this supplemental engagement program is depicted – and the feedback we received on governance matters is described – in the proxy summary.

CONTACTING OUR BOARD

Our Board welcomes feedback from all our stockholders. We review correspondence submitted by stockholders, discussing feedback received with senior management and/or our Board as appropriate.

Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee Chair, or any other individual director concerning business matters by writing to Board of Directors (or particular Board subgroup or individual director), c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

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ITEM 1 – ELECTION OF DIRECTORS

Our Bylaws provide for a Board of between 8 and 12 directors, with the exact number fixed by resolution of our Board. Our Board has fixed the current number of directors at 9. In February 2022, director Mark Barrenechea notified our Board of his decision not to stand for reelection at the 2022 Annual Meeting so he can focus on other endeavors; as a result, our Board expects that it will fix the number of directors at 8 in April 2022 assuming that all nominees are reelected. All nominees are standing for election for a one-year term expiring at the 2023 Annual Meeting.

In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting. Each of our nominees is presently serving on our Board and has consented to being named in this proxy statement and serving if elected by stockholders.

Majority Voting Standard; Unelected Director Resignation Requirement

Our Bylaws provide for the approval by a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not reelected tender his or her resignation from our Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation – taking into account the recommendation of the Governance Committee and any other factors it considers appropriate – and publicly disclose its decision regarding the tendered resignation, including the rationale for its decision, within 90 days from the date election results are certified. In contested elections, plurality voting is the standard for the election of directors.

Recommendation of Board of Directors

Our Board of Directors recommends that you vote FOR each of our 8 director nominees. The persons named as proxies will vote for their election, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders taking place at the next Annual Meeting. Our director nominees reflect a balance and diversity of skills, qualifications and demographic backgrounds, as shown in the Board matrix contained in the proxy summary, that allows them to effectively discharge their oversight responsibilities.

In evaluating whether to recommend a new or incumbent director nominee, the Governance Committee primarily uses the criteria in our Governance Guidelines, which are described below.

•	Independence, to ensure substantial majority of Board remains independent

•	Business and leadership experience, including industry experience and global exposure and considering factors such as size, scope and complexity

•	Board service at other U.S. publicly-traded companies

•	Experience in finance, accounting and/or executive compensation

•	For incumbent directors, attendance and compliance with our stock ownership policy

•	Time commitments, including service on other boards; any new directors joining our Board who are executive officers of a public company may not serve on more than one other public company Board

•	Potential conflicts of interest

•

Demographic characteristics (including, without limitation, gender, race and ethnicity); when evaluating new nominees, the committee will seek to consider (and ask any search firm engaged to provide) candidates that include highly qualified women and individuals from underrepresented communities

•	Ability to contribute to oversight, governance and sustainability of our company

•	Ability to represent balanced interests of all stockholders, as well as the interests of our other stakeholders, rather than those of any special interest group

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For incumbent directors, the Governance Committee also considers their contributions to our Board and Committees, mandatory retirement dates to assist with director succession planning, and feedback received during our annual Board evaluation process. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

The Governance Committee reviews the skills, qualifications and demographic background of any candidate with those of our current directors to assess how our Board can most effectively fulfill its oversight responsibilities. Sources for identifying potential nominees include current Board members, senior management, executive search firms and investors.

Stockholder Submission of Director Nominees

Advance Notice Nominees

Stockholders may recommend director candidates by submitting the candidate’s name, together with his or her biographical information, professional experience and written consent to nomination, to Governance Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060. To be considered at the 2023 Annual Meeting, advance notice stockholder nominations must comply with the requirements described in the Voting and Meeting Q&A section of this proxy statement. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Proxy Access Nominees

A stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company’s stock continuously for at least three years is permitted to submit director nominees (up to 20% of the Board) for inclusion in our proxy materials, subject to the requirements described in our Bylaws. For information on submitting proxy access nominees for the 2023 Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

Our Board’s ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in skills, qualifications and demographic backgrounds that enables effective independent oversight and aligns with our business strategies and ESG priorities.

No Term Limits

Our Governance Guidelines reflect our Board’s belief that directors should not be subject to term limits. While term limits could help facilitate new viewpoints being brought to the boardroom, our Board believes they could also result in the premature loss of a director who over a period of time has gained valuable experience and is continuing to significantly contribute to Board deliberations assessing our strategies, operations, risks and mitigating strategies, and ESG priorities and progress. We believe that our Board’s decision not to establish term limits at this time is consistent with the prevailing practice among companies in the S&P 500.

Our Board recognizes that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity. However, our Board believes that, except as required by our mandatory retirement policy arbitrarily removing knowledgeable directors and losing the oversight consistency they bring, particularly during periods of executive management change, such as our new President and COO, the new leaders for our RBIS Apparel Solutions and IHM businesses, and our CHRO and CLO elected in 2020 weighs against implementing term limits at this time. Ultimately, our Board believes it is responsible for establishing appropriate board refreshment policies in light of our strategies, financial position and ESG priorities at any particular time, exercising its discretion in the best interest of our company and stockholders. To assist in discharging this responsibility, in November 2021 and February 2022, the Governance Committee reviewed the skills, qualifications and demographic backgrounds of our Board members and conducted director succession planning to ensure that our Board continues to meet the needs of our businesses, align with our strategies and advance the interests of all our stakeholders.

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Policies and Events Supporting Regular Board Refreshment

Our Board has adopted the policies described below to facilitate regular refreshment and ensure that it continues to independently oversee and challenge our management team.

Policy	Description	Events Occurring at or Since 2021 Annual Meeting

Mandatory Resignation Policy	Incumbent directors not elected by stockholders must tender their resignation	All incumbent directors standing for election were elected at the 2021 Annual Meeting

Mandatory Retirement Policy	Directors must retire on date of annual meeting of stockholders that follows their reaching age 72; no exemptions or waivers allowed or granted	Peter Barker retired under this policy on the date of the 2021 Annual Meeting

Resignation Tendered Upon Change in Principal Employment	Directors who change their principal occupation, position or responsibility must volunteer to resign	No directors changed their principal employment since the 2021 Annual Meeting

Prior Notice Requirement to Prevent Overboarding	Directors must give prior notice before accepting another U.S. public company directorship so that his/her ability to fulfill Board responsibilities may be evaluated if he/she serves on more than four other such boards	No directors joined another U.S. public company board since the 2021 Annual Meeting

Upon the recommendation of the Governance Committee, Messrs. Barrenechea and Lopez were appointed to our Board as independent directors in September 2018 and February 2017, respectively. In connection with his becoming our CEO, Mr. Butier joined our Board in May 2016. Mr. Barker retired from our Board in April 2021 and Mr. Barrenechea will leave our Board in April 2022. We believe that this recent experience with both joining and departing directors demonstrates our Board’s commitment to regular refreshment.

Both the Governance Committee and our full Board plan to regularly discuss director succession planning in 2022 to mitigate the impact of upcoming concentrated retirements, develop a candidate profile for one or more new directors that would both complement and advance the skills and qualifications currently represented on our Board, and further enhance Board diversity.

DIRECTOR DIVERSITY

Our Board supports and reflects our values, recognizing the benefits of diversity in the boardroom, including the healthy debate that results from different viewpoints that may stem from diverse backgrounds.

Age and Tenure

The average age of our director nominees is 63, which is consistent with the average director age in the S&P 500 and within the 60 to 63-year band in which the plurality of these companies fall. The average tenure of our director nominees is 11 1⁄2 years; were it not for our most recently appointed director’s decision not to stand for reelection, our average tenure of 10 1⁄2 years would have been comparable to the average tenure for companies in the S&P 500, the majority of which have average tenure of six to ten years. Our director nominees reflect a balance between newer directors who bring fresh ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

Director Nominee Age and Tenure

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Demographic Background

Our Governance Guidelines reflect that the Governance Committee’s assessment of director candidates includes consideration of their demographic backgrounds, including, without limitation, race, gender and ethnicity. Although we have no formal policy regarding the consideration of diversity in selecting director nominees, the Governance Committee seeks to recommend individuals with a broad diversity of experience, skill, geographic representation and demographic background. While diversity is a consideration and area of focus in recommending future nominees, a given nominee would not be chosen or excluded solely or primarily on that basis; rather, the Governance Committee would focus on an overall candidate profile that would complement our existing Board in light of the diverse and global nature of our businesses and operations. When evaluating new nominees, the Governance Committee will seek to consider (and ask any search firm engaged to provide) candidates that include highly qualified women and individuals from underrepresented communities; 2 of our 4 most recently appointed independent directors increased the racial, ethnic or gender diversity on our Board.

Director Nominee Diversity

2022 DIRECTOR NOMINEES

The following pages provide information on the directors nominated for election, including his or her age, current Board roles, and business experience during at least the past five years. We also indicate the name of any other U.S. public company board on which each nominee currently serves or has served during the past five years.

We also present each nominee’s experience and qualifications that led our Board to conclude that he or she should serve as a director, which includes senior leadership experience, industry expertise, global exposure, U.S. public company board experience, and/or financial expertise as defined in the Board matrix shown in the proxy summary. Each nominee also has demonstrated the ability to exercise sound judgment, fulfill the time commitments necessary to serve on our Board and advance the long-term interests of our stockholders, as well as those of our other stakeholders.

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ANDRES A. LOPEZ

Age 59 Director since February 2017 Independent

RECENT BUSINESS EXPERIENCE

O-I Glass, Inc., a glass container manufacturer and supplier to food and beverage brands

•  President & CEO since January 2016

•  COO & President, Glass Containers, from February 2015 to December 2015

•  President, O-I Americas, from July 2014 to January 2015

•  President, O-I Latin America, from April 2009 to July 2014

BOARD ROLES

Audit Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    O-I Glass, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Oversees company with $6.4 billion in revenues and more than 24,000 employees in 2021

Industry expertise and global exposure

•  Leads multinational packaging company in food and beverage segment of consumer goods industry into which our LGM business sells

•  Led Latin America and Americas divisions, after having worked in positions of increasing responsibility throughout the region

U.S. public company board experience

•  Concurrent service on one other board

ANTHONY K. ANDERSON

Age 66 Director since December 2012 Independent

RECENT BUSINESS EXPERIENCE

Ernst & Young LLP, an assurance, tax, transaction and advisory services firm

•  Vice Chair, Managing Partner and Member of Executive Board from 2000 to March 2012

BOARD ROLES

Audit Committee Member

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    AAR Corporation

    Exelon Corporation

    Marsh & McLennan Companies, Inc.

Past Five Years:

    First American Financial Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Served on executive board of Ernst & Young for 12 years, and as managing partner of Midwest and Pacific Southwest regions

Financial expertise

•  45+ years of financial statement and internal control expertise acquired through auditing global public companies

•  Substantial experience advising audit committees of large multinational corporations

•  Certified public accountant (now inactive)

U.S. public company board experience

•  Concurrent service on three other boards and prior service on other boards

BRADLEY A. ALFORD

Age 65 Director since April 2010 Independent

RECENT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•  Chairman & CEO from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•  President & CEO from 2003 to December 2005

BOARD ROLES

Compensation Committee Member

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Perrigo Company PLC

Past Five Years:

    Conagra Brands, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with over $12 billion in annual revenues and more than 26,000 employees

Industry expertise and global exposure

•  41+ years in consumer goods industry

•  Knowledge of food and beverage segments into which our LGM business sells

•  Substantial M&A and integration experience

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

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JULIA A. STEWART

Age 66 Director since January 2003 Independent

RECENT BUSINESS EXPERIENCE

Alurx, Inc., a health and wellness company

•  Founder, Chair & CEO since January 2020

Dine Brands Global, Inc. (formerly DineEquity, Inc.), owner, operator and franchisor of IHOP and Applebee’s restaurants

•  Chairman & CEO from June 2008 to March 2017

BOARD ROLES

Compensation Committee Chair

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Bite Acquisition Corp.

Past Five Years:

    Dine Brands Global, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with over $600 million in annual revenues and nearly 1,000 employees

Industry expertise and global exposure

•  Substantial operational and marketing experience in retail/dining industry

•  Expertise in brand positioning, risk assessment, financial reporting and governance

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

KEN C. HICKS

Age 69 Director since July 2007 Independent

RECENT BUSINESS EXPERIENCE

Academy Sports + Outdoors, a sports and recreation retailer

•  Chairman, President & CEO since May 2018

Foot Locker, Inc., a specialty athletic retailer

•  Executive Chairman from December 2014 to May 2015

•  Chairman, President & CEO from February 2010 to November 2014

•  President & CEO from August 2009 to February 2010

BOARD ROLES

Compensation Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Academy Sports + Outdoors

Past Five Years:

    Whole Foods Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Leads company with more than 250 U.S. locations, over $5 billion in annual revenues and more than 23,000 employees

Industry expertise

•  34+ years of senior marketing and operational experience in retail industry into which our RBIS business sells

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

MARTHA N. SULLIVAN

Age 65 Director since February 2013 Independent

RECENT BUSINESS EXPERIENCE

Sensata Technologies Holding PLC, a supplier of sensors and controls

•  President & CEO from January 2013 to March 2020

•  President & COO from September 2010 to December 2012

•  COO from April 2006 to August 2010

Texas Instruments, Inc., Sensata’s predecessor entity

•  Vice President of Sensor Products from 1997 to 2006

BOARD ROLES

Audit Committee Chair

OTHER PUBLIC COMPANY BOARDS

Current:

    Sensata Technologies Holding PLC

Past Five Years:

Goldman Sachs Acquisition Holding Company Corp II

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with approximately $3.5 billion in revenues and more than 21,000 employees

Industry expertise and global exposure

•  Oversaw all business segments, global operations and strategic planning

•  Strong technology background, including experience overseeing an RFID business

U.S. public company board experience

•  Concurrent service on one other board and prior service on another board

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MITCHELL R. BUTIER

Age 50 Director since April 2016 Not Independent

RECENT BUSINESS EXPERIENCE

Avery Dennison Corporation

•  Chairman & CEO since March 2022

•  Chairman, President & CEO from April 2019 to February 2022

•  President & CEO from May 2016 to April 2019

•  President & COO from November 2014 to April 2016

•  Senior Vice President & CFO from June 2010 to October 2014; continued serving as CFO until March 2015

•  Vice President, Global Finance & Chief Accounting Officer from March 2007 to May 2010

BOARD ROLES

Chairman

OTHER PUBLIC COMPANY BOARDS

Current:

    None

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Held roles of increasing responsibility at our company, including CAO, CFO, COO and CEO

Industry expertise and global exposure

•  Served in positions in our primary business segments, including international assignments in Europe, gaining packaging, industrial goods and materials science industry expertise

Financial expertise

•  Served as CAO for 3 years and CFO for 5 years

PATRICK T. SIEWERT

Age 66 Director since April 2005 Independent

RECENT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•  Managing Director and Partner since April 2007

The Coca-Cola Company, a beverage company

•  Executive Committee member and Group President, Asia, from August 2001 to March 2007

BOARD ROLES

Lead Independent Director

Governance Committee Chair

Audit Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Mondelēz International, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Industry expertise and global exposure

•  Led division of global consumer goods company in beverage segment of consumer goods industry into which our LGM business sells

•  Work experience, citizenship and residency in Asia, region in which we generate substantial amount of sales and majority of our employees is located

Financial expertise

•  Advises on investments in consumer goods businesses globally, particularly in Asia

U.S. public company board experience

•  Concurrent service on one other board

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DIRECTOR COMPENSATION

In recommending non-employee director compensation to our Board with the independent expert advice of WTW, the Compensation Committee seeks to target compensation at the median of similarly sized companies with which we compete for director talent. Compensation is reviewed periodically (generally every three years) to ensure market competitiveness and consistency. The majority of compensation is delivered in equity to align director interests with those of our stockholders.

Median Target Compensation

The components of our non-employee director compensation program are summarized in the charts below and described thereafter.

NON-EMPLOYEE DIRECTOR COMPENSATION
Target Grant Date Fair Value of Restricted Stock Units (RSUs)	$170,000
Cash Retainer	$100,000
Match of Charitable/Educational Contributions	$10,000
Additional Cash Retainer for Lead Independent Director	$30,000
Additional Cash Retainer for Audit Committee Chair	$25,000
Additional Cash Retainer for Compensation Committee Chair	$20,000
Additional Cash Retainer for Governance Committee Chair	$20,000

Our 2017 Incentive Award Plan, under which RSUs are granted to our non-employee directors, limits the sum of the grant date fair value of equity awards and the amount of any cash compensation granted to any non-employee director during any calendar year to $600,000. In 2021, all non-employee directors except for our Lead Independent Director/Governance Committee Chair and our Audit Committee Chair received less than half of this maximum compensation amount.

Compensation Setting

In February 2021, at the Compensation Committee’s request, its independent compensation consultant analyzed trends in non-employee director compensation and assessed the competitiveness of the components of our program, including total cash compensation (Board and Committee Chair retainers), annual equity grant, charitable match, total direct compensation (annual cash plus equity), our stock ownership policy and the additional retainer for our Lead Independent Director.

Using benchmark data from public filings of companies ranked in the Fortune 350-500, WTW recommended that the additional cash retainers for our Audit, Compensation and Governance Committee Chairs each increase by $5,000 and the target grant date fair value of our annual equity grant to non-employee directors increase by $15,000. Modestly increasing the annual equity grant would bring total direct compensation for regular Board service to $270,000 (or $280,000 with the charitable match), the projected median of Fortune 350-500 companies in 2024, the next time the Compensation Committee plans to review non-employee director compensation. Giving consideration to, among other things, the advice of WTW, the Compensation Committee recommended to our Board that the additional cash retainers for our Audit, Compensation and Governance Committee Chairs be increased to $25,000, $20,000 and $20,000, respectively, and the target grant date fair value of RSUs granted annually to our non-employee directors be increased to $170,000.

Based on the recommendation of the Compensation Committee and further discussion, our Board approved the revised non-employee director compensation program, effective as of the date of the 2021 Annual Meeting.

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Stock Ownership Policy

Our stock ownership policy requires non-employee directors to own $500,000 of our company stock, 50% of which must be held in vested shares. Only shares owned directly or in a trust, deferred stock units (DSUs) and unvested RSUs, which are subject only to time-based vesting, count for these purposes. Our non-employee directors are prohibited from hedging or pledging our common stock.

All of our non-employee directors have achieved the minimum ownership required by our stock ownership policy; average non-employee director ownership was ~12x the required level at year-end 2021. Based on our review of their written representations in our 2021 director questionnaire, none of our non-employee directors has hedged or pledged our common stock.

Equity Compensation

The 2021 equity grant to non-employee directors consisted of RSUs that vest on the one-year anniversary of the grant date, consistent with the one-year term to which directors are elected. Unvested RSUs (i) fully vest upon a director’s death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control and (ii) are cancelled in the event a director voluntarily resigns, is not reelected by stockholders or is otherwise asked to leave our Board, unless otherwise determined by the Compensation Committee. On May 1, 2021, each of our then-serving non-employee directors was granted 792 RSUs with a grant date fair value of $167,809.

In connection with his mandatory retirement from our Board on the date of the 2021 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate the vesting of the RSUs granted to Peter Barker in May 2020 that were scheduled to vest a few days after his separation from our Board. In making its determination, the Compensation Committee noted that Mr. Barker had served nearly the entire one-year term for which he had been elected by our stockholders.

Deferrable Cash Compensation

Cash retainers are paid semiannually and prorated for any director’s partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing director education events.

Our non-employee directors may choose to receive this compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Program (DVDCP), which accrues earnings at the rate of return of certain bond and equity investment funds managed by a third party; (ii) DSUs credited to an individual account pursuant to our Directors Deferred Equity Compensation Program (DDECP); or (iii) a combination of cash and DSUs. None of our non-employee directors participates in the DVDCP and 7 of them currently participate in the DDECP. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to the accounts of directors participating in the DDECP. When a director participating in the DDECP ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director’s service, with the resulting number of shares of our common stock issued to the director.

Charitable Match

We match up to $10,000 per year of each non-employee director’s documented contributions to charitable organizations or educational institutions.

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DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Bradley A. Alford	$100,000	$167,809	$10,000	$277,809

Anthony A. Anderson	$100,000	$167,809	—	$267,809

Peter K. Barker(4)	—	—	—	—

Mark J. Barrenechea	$100,000	$167,809	—	$267,809

Ken C. Hicks	$100,000	$167,809	$10,000	$277,809

Andres A. Lopez	$100,000	$167,809	—	$267,809

Patrick T. Siewert	$150,000	$167,809	$10,000	$327,809

Julia A. Stewart	$120,000	$167,809	$10,000	$297,808

Martha N. Sullivan	$125,000	$167,809	$10,000	$302,809

(1)

Mr. Butier does not appear in the table because he serves as CEO of our company and does not receive any additional compensation to serve as director or Chairman. Amounts represent retainers earned as shown in the table below. At their election, the following currently-serving directors deferred their cash compensation through the DDECP, with the indicated following number of DSUs in their accounts as of January 1, 2022, the last day of our 2021 fiscal year: Mr. Alford – 20,575; Mr. Anderson – 11,895; Mr. Barrenechea – 2,356; Mr. Hicks – 14,808; Mr. Lopez – 1,275; Ms. Stewart – 41,829; and Ms. Sullivan – 12,067. Mr. Barker’s DDECP account was paid out to him in shares of our common stock after he left our Board in April 2021 in accordance with program terms.

Director	Board Leadership Roles	Board Retainer	Committee Chair Retainer	Lead Director Retainer

Alford		$100,000	—	—

Anderson		$100,000	—	—

Barker		—	—	—

Barrenechea		$100,000	—	—

Hicks		$100,000	—	—

Lopez		$100,000	—	—

Siewert	Lead Independent Director, Governance Committee Chair	$100,000	$20,000	$30,000

Stewart	Compensation Committee Chair	$100,000	$20,000	—

Sullivan	Audit Committee Chair	$100,000	$25,000	—

(2)

Amounts reflect the grant date fair value of 792 RSUs granted on May 1, 2021 in accordance with Accounting Standards Codification Topic 718, Compensation, Stock Compensation) (ASC 718). Fair value was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends, of $211.88. Each non-employee director serving as of January 1, 2022 held 792 unvested RSUs.

(3)	Amounts reflect our match of documented director contributions made to charitable organizations or educational institutions.

(4)

Mr. Barker retired from the Board on the date of our 2021 Annual Meeting. Although he served as a non-employee director for four months of the year, he received no cash fees during this time since fees for the second half of a non-employee director’s term are paid in December of the previous year. In addition, he received no stock awards during the year, which are granted only to elected directors after the date of the Annual Meeting. However, in connection with his mandatory retirement from our Board on the date of the 2021 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate Mr. Barker’s RSUs granted in May 2020 that were scheduled to vest a few days after his separation from our Board. In accelerating the vesting, the Compensation Committee noted that he had served nearly the entire one-year term for which he had been elected by stockholders.

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ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

After considering the voting results of the advisory vote on the frequency of our say-on-pay vote at the 2017 Annual Meeting, our Board determined to hold say-on-pay votes annually, at least until the next advisory vote on the frequency of our say-on-pay vote (which will take place at the 2023 Annual Meeting).

The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio, or the features of our compensation program designed to prevent excessive risk-taking as described in the Risks Associated with Compensation Policies and Practices section of this proxy statement.

Recommendation of Board of Directors

We are committed to maintaining ongoing engagement with our stockholders to seek their feedback and discuss why we believe our executive compensation program aligns with our strategies and incents our leaders to deliver strong financial performance and consistent ESG progress, creating superior long-term, sustainable value for our customers, employees, investors and communities. Our Board recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless you specify otherwise.

Meaning of Advisory Vote

The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose its consideration of the results of the vote in the Compensation Discussion and Analysis section of our 2023 proxy statement.

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TALENT AND COMPENSATION COMMITTEE REPORT

The Talent and Compensation Committee (referred to in this report as the “Committee”) of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and those discussions, has recommended to our Board of Directors that the CD&A be included in our 2022 proxy statement and incorporated by reference into our 2021 Annual Report on Form 10-K.

The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Talent and Compensation Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

Julia A. Stewart, Chair

Bradley A. Alford

Mark J. Barrenechea

Ken C. Hicks

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A* describes our executive compensation program and the decisions of our Board’s Talent and Compensation Committee (referred to in this CD&A as the “Committee”) on 2021 executive compensation. It includes the sections shown below.

EXECUTIVE SUMMARY

Business Strategy Overview

We have consistently executed our business strategies, delivering long-term, sustainable value for our employees, customers and investors and improving the communities in which we operate. From our investors’ perspective, we believe that this value is best measured by our total stockholder return (TSR) and cumulative economic value added (EVA), both of which are performance objectives used in our long-term incentive (LTI) program and inform how we set our goals for sales growth, operating margin improvement, asset efficiency, return on total capital (ROTC) and capital allocation.

Our key strategies and 2021 achievements are shown on the following page. Our overriding focus remains on ensuring the long-term success of all of our stakeholders, and we have a clear set of strategies to deliver for them.

*

This CD&A contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our 2021 Annual Report on Form 10-K, filed on February 23, 2022 with the SEC (our “2021 Annual Report”). Stockholders should note that statements contained in this CD&A regarding our company and business performance targets and goals should not be interpreted as management’s expectations, estimates of results or other guidance.

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1

Drive outsized growth in high-value categories

•

We seek to increase the proportion of our portfolio in high-value products and solutions, both organically and through acquisitions; high-value categories serve markets that are growing faster than GDP, represent large pools of potential profit and leverage our core capabilities. These products and solutions include our specialty and durable label materials, graphics and reflective solutions, industrial tapes, Intelligent Labels that use RFID tags and inlays, external embellishments, and, with our recent acquisition of Vestcom, shelf-edge pricing, productivity and consumer engagement solutions.

•

In 2021, we achieved organic sales change in high-value product categories that outpaced that of our base businesses by a high-single digit rate driven by growth in specialty labels, external embellishments and Intelligent Labels; added to our capabilities and expanded our position in high-value product categories through our acquisition of Vestcom; and more than tripled the size of our Intelligent Labels platform over the last five years, reaching net sales of $0.7 billion in 2021

2

Grow profitability in our base businesses

•	We strive to grow profitability in our base businesses by carefully balancing volume, price and mix, reducing complexity and tailoring our go-to-market strategies

•	In 2021, we heightened our focus on material reengineering to drive productivity and mitigate the impact of rising input costs

3

Focus relentlessly on productivity

•	We employ product reengineering and enterprise lean sigma to expand our margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment

•	In 2021, we continued expanding operating margins, with approximately $65 million in savings from restructuring, net of transition costs

4

Allocate capital effectively

•	We balance our investments in organic growth, productivity, and acquisitions and venture investments, while continuing to return cash to stockholders through dividends and share repurchases

•

In 2021, leveraging our strong balance sheet, we invested $272.1 million in fixed and IT capital expenditures to support organic growth; completed three acquisitions and made three venture investments for a total of $1.48 billion; increased our quarterly dividend rate by ~10%; and repurchased $180.9 million in shares of our common stock

5

Lead in an environmentally and socially responsible manner

•

We aim to deliver innovations that advance the circular economy and reduce the environmental impact of our operations; build a more diverse workforce and inclusive and equitable culture; maintain operations that promote health and safety; and support our communities through contributions from the Avery Dennison Foundation (ADF), supplemented by contributions from our company

•

In 2021, we continued to make progress toward our 2025 sustainability goals, reducing the environmental impact of our operations and investing in strategic innovation platforms focused on material circularity and waste reduction/elimination; continuing to drive sustainable change in diversity, equity and inclusion (DE+I), with a sharpened focus on increasing workforce racial/ethnic diversity, as well as representation from other underrepresented communities such as LGBTQ+, veteran or disabled individuals; and using the $10 million we contributed to ADF in 2020 to significantly increase grant-making in our communities, resulting in over $6 million of charitable contributions from ADF and our company in 2021. We also announced more ambitious 2030 sustainability goals.

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Delivering Financial Targets

Our objective is to deliver GDP+ growth and top-quartile returns on capital to create superior value over the long term. In March 2017, we announced five-year financial targets through 2021. As shown below, we exceeded each of these commitments we made to our investors.

Sales change ex. currency, organic sales change, adjusted EPS and ROTC, including and excluding acquisition amortization – as well as free cash flow and adjusted EBITDA margin, which are referenced later in this CD&A – are non-GAAP financial measures we provide investors to assist them in assessing our performance and operating trends. These non-GAAP financial measures are not a substitute for or superior to progress toward the comparable financial measures under GAAP and are defined, qualified and reconciled from GAAP in the last section of this proxy statement.

For the 2017-2021 period, on a five-year compound annual basis (with 2016 as the base period), GAAP reported net sales, net income and EPS increased by 6.7%, 18.2% and 20.1%, respectively.

	2017-2021 Targets	2017-2021 Results(1)

Sales Growth(2)	5%+ ex. currency(3) 4%+ organic	6.6% ex. currency 4.6% organic

GAAP Operating Margin	11%+ in 2021	12.6% in 2021

Adjusted EPS Growth(2)	10%+	17.3%

ROTC incl. Acquisition Amortization	17%+ in 2021	18.4% in 2021

EXCEEDED 2017-2021 FINANCIAL TARGETS

(1)  Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.

(2)  Percentages for targets and results reflect five-year compound annual growth rates, with 2016 as the base period.

(3)  Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately one point.

In March 2021, we announced five-year financial targets through 2025. As shown below, based on the first year of this five-year period, we are on track to achieve these commitments.

In 2021 (with 2020 as the base period), GAAP reported net sales, net income and EPS increased by 20.6%, 33.1% and 33.6%, respectively.

	2021-2025 Targets	2021 Results(1)

Sales Growth(2)	5%+ ex. currency(3)	18.6% ex. currency 15.6% organic

Adjusted EBITDA Margin	16%+ in 2025	15.6% in 2021

Adjusted EPS Growth(2)	10%	25%

ROTC excl. Acquisition Amortization	18%+ in 2025	19.1% in 2021

ON TRACK TO ACHIEVE 2021-2025 FINANCIAL TARGETS

(1)  Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.

(2)  Percentages for targets reflect five-year compound annual growth rates, with 2020 as the base period. Percentages for results reflect one-year annual growth rates, with 2020 as the base period.

(3)  Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 10, 2021, which represents (0.2)%.

2021 Financial Performance

In fiscal year 2021, we delivered another year of strong top- and bottom-line growth, expanded operating margins and record free cash flow. We substantially exceeded our goals for the year, achieving the financial results shown on the following page.

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NET SALES

$8.41B

Reported sales increased by ~21%, reflecting volume growth across our businesses and prior-year impact of COVID-19; sales ex. currency increased by ~19% and organic sales increased by ~16% driven by strong demand for consumer packaged goods and accelerated shift to e-commerce in LGM and significant organic sales growth in Intelligent Labels

REPORTED EPS

$8.83

Reported EPS substantially increased by ~34%, in part due to prior-year impact of COVID-19; adjusted EPS increased by ~25% to $8.91 driven by strong growth and operating margin expansion; adjusted EPS substantially exceeded top end of February 2021 guidance range

CASH FROM OPERATING ACTIVITIES

$1,046.8M

Free cash flow of $797.7 million was used to fund three acquisitions and three venture investments, pay dividends of $220+ million and repurchase 0.9 million shares of our common stock

NET INCOME $740.1M Achieved ROTC including acquisition amortization of ~18% and ROTC excluding acquisition amortization of ~19%

Effective Capital Allocation

We have been consistently effective in executing our capital allocation strategy, balancing our investments in organic growth, productivity, and acquisitions and venture investments with continuing to return cash to stockholders through dividends and share repurchases. In 2021, we invested $272.1 million in fixed and IT capital expenditures to support future growth and further productivity improvement and allocated $1.48 billion to acquisitions and venture investments; we also paid $220.6 million in dividends and repurchased $180.9 million in shares of our common stock.

We have invested in our businesses to support organic growth and pursued complementary and synergistic acquisitions. Our fixed and IT capital spending in 2021 was nearly 25% higher than in 2020, reflecting our continued investment in high-value categories, including our fast-growing Intelligent Labels platform, and lower-than-planned capital expenditures in 2020 to mitigate the impact of COVID-19. During 2021, we acquired Vestcom, an Arkansas-based provider of shelf-edge pricing, productivity and consumer engagement solutions for retailers and consumer packaged goods companies, for $1.47 billion, as well as ZippyYum, a California-based developer of software products used in the food service and food preparation industries, and JDC, a Tennessee-based manufacturer of pressure-sensitive specialty tapes, collectively for approximately $43 million. During 2021, we also made three venture investments in companies developing innovative technological solutions that we believe have the potential to advance our businesses.

In 2021, we deployed $401.5 million to pay dividends of $2.66 per share and repurchase 0.9 million shares of our common stock. We raised our quarterly dividend rate by approximately 10% in April 2021. As shown on the following page, over the last five years, we have allocated over $2 billion to acquisitions and venture investments and nearly $2 billion to dividends and share repurchases.

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* Includes venture investments

TSR Outperformance

By generating substantial EVA, we drove strong TSR in 2021 despite the uncertain macroeconomic environment during the year due to the continued impact of COVID-19 and related supply chain, labor, freight and inflationary challenges. Our TSR of over 40% outperformed the S&P 500 and the median of the S&P 500 Industrials and Materials subsets. More important, both our three-year and five-year TSR substantially outperformed these two comparator groups.

5-Year Cumulative TSR

1-, 3- and 5-Year TSR

	AVY	S&P 500	S&P Indus. & Mats.*
2017	67%	22%	28%
2018	(20)%	(4)%	(14)%
2019	49%	32%	34%
2020	21%	18%	17%
2021	41%	29%	24%
3-Year TSR	154%	100%	94%
5-Year TSR	237%	133%	122%

*	Based on median of companies in both subsets as of December 31, 2021

2021 Say-on-Pay Vote and Feedback During Stockholder Engagement

In 2021, we maintained proactive engagement with stockholders regarding executive compensation and talent management. The Committee regularly reviews our executive compensation program, making changes as needed to address feedback from our stockholders or more closely align the program with our financial profile, business strategies and ESG priorities. We believe this process and the specific actions taken over time demonstrate the Committee’s commitment to paying for performance and being responsive to investor feedback. In 2021, during our ongoing stockholder engagement program, we discussed elements of our executive compensation program with some of our stockholders, who generally expressed support for its structure.

Results and Analysis of 2021 Vote

At the 2021 Annual Meeting, nearly 96% of our stockholders approved, on an advisory basis, our executive compensation. The level of strong support we received was consistent with the high approval rates we have received in recent years. The Committee believes that these strong say-on-pay vote results, as well as the generally positive feedback we have received during our ongoing engagement with stockholders, reflects strong support of our executive compensation program and our consistently improving CD&A disclosure.

Stockholder Engagement

We actively solicit feedback through stockholder engagement to ensure that we reflect not only our evolving business strategies but also the expectations of our investors. In addition to our extensive investor relations program through which members of management engage with our investors throughout the year, this supplemental engagement program

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is depicted – and the feedback we received on executive compensation, social sustainability and talent management are described – in the proxy summary.

Strong ESG-Executive Compensation Linkage

Information on our ESG progress may be found in the proxy summary and the Environmental and Social Sustainability section of this proxy statement. Additional information may be found in our 2021 integrated sustainability and annual report and our March 2022 ESG Download being published concurrently with this proxy statement, as well as on our ESG website at esg.averydennison.com. The 2021 integrated sustainability and annual report, March 2022 ESG Download and other information on our website are not and should not be considered part of, nor are they incorporated by reference into, this proxy statement.

The stockholders with whom we spoke during 2021 asked about the Committee’s consideration of ESG matters in our executive compensation program. In recent years, the Committee has engaged in frequent discussions with its compensation consultant, WTW, and management regarding ESG–executive compensation linkage, in part due to increasing investor interest in the topic, and reviewed market practices to explore the potential to further incorporate ESG into our program. The Committee noted that our key company strategies include leading in an environmentally and socially responsible manner, and that the committee seeks to approve executive compensation that reflects company strategy and incents achievement of company goals.

The Committee has determined that our existing compensation practices and talent management priorities reflect our ESG strategies, hold our leaders accountable and reward results. The Committee noted, among other things, the items described below.

•

Nearly half of the measures on our annual business group scorecards using the objectives, goals, strategies and measures (OGSM) framework are ESG-related, aligning our leaders with these objectives and providing visibility and accountability to enable continuous improvement. With their concise format and use of color-coding to indicate progress, these OGSMs surface ESG underperformance relative to our goals and offer an assessment tool in year-end discussions with our business leaders on their annual performance.

•

Our senior leadership, including our NEOs and Vice Presidents, have accountability for driving our ESG progress, with responsibility for executing toward our goals and targets cascaded throughout our organization. People managers are expected to discuss the progress their team members make toward their annual goals as part of our performance evaluation process. In approving base salary increases, AIP award individual modifiers, structural pay increases and promotions, our managers consider not only financial or business achievements, but also a leader’s success in advancing our ESG priorities, consistent with our company’s strategies and values.

•

Although the financial modifier in the AIP does not include ESG metrics, our financial performance in part reflects our ESG progress and a key component in determining an AIP award is the individual modifier, which relies on a qualitative assessment of annual performance. For our leaders, this process includes consideration of their ESG-related contributions. In determining their 2021 AIP awards, the Committee discussed the ESG achievements of our CEO and other NEOs in assessing their performance and determining their individual modifiers.

•

Diversity and Sustainability are two of our company’s values, reflecting the priority with which we hold ESG matters. Our annual Leadership Excellence Awards are granted to teams globally in each of these categories, with winners receiving at least a 120% individual modifier on their AIP award, subject to the overall AIP award cap of 200%. In 2021, over 70 employees globally received awards for diversity and sustainability, a substantial increase from the 10 awards granted in 2018; over 20 additional individuals received awards related to their leadership in the community.

As described in this proxy statement, we have made substantial ESG progress in recent years, and our Board and the Committee are committed to delivering for all our stakeholders. The Committee shares our Board’s view that our financial success in recent years has been inextricably linked to our ESG progress. We have consistently delivered more sustainable solutions, which have provided significant competitive advantage, fueling our success in the marketplace and strong financial performance. While our compensation programs have played an important part in advancing our ESG initiatives, ESG has become embedded into our workplace culture. We are working diligently to advance our journey because we believe that our company can have a long-term positive impact on people and our planet.

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After reviewing benchmark data on current market practices, the Committee noted that, consistent with our existing practice, the majority of S&P 500 companies consider ESG performance in their executive compensation programs, with most doing so in ways similar to the way in which we do. The Committee is committed to regularly reviewing stakeholder expectations and market practices, and pressure testing the continued appropriateness of its current approach, in consultation with management and WTW. If or when the Committee determines to include additional ESG metrics as performance objectives in any of our incentive programs, it would establish targets that are as rigorous and objectively measurable as our financial performance objectives.

2021 Named Executive Officers (NEOs)

In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our 2021 NEOs, who are identified in the chart below. Subsequent to year-end 2021, Mr. Stander was elected by our Board to serve as President and Chief Operating Officer effective March 1, 2022; in connection with this election, Mr. Butier ceased serving in the capacity of President. References in this proxy statement to Level 2 NEOs are to Messrs. Lovins and Stander and references to Level 3 NEOs are to Ms. Baker-Nel and Mr. Walker.

NEOs

Name	Title in 2021

Mitchell R. Butier	Chairman, President & Chief Executive Officer

Gregory S. Lovins	Senior Vice President & Chief Financial Officer

Deena Baker-Nel	Vice President & Chief Human Resources Officer

Deon M. Stander	Vice President & General Manager, RBIS

Ignacio J. Walker	Vice President & Chief Legal Officer

Overview of Pay Philosophy and Executive Compensation Components

Our executive compensation program reflects the Committee’s philosophy that a substantial majority of compensation should be tied to our success in achieving our financial objectives and creating stockholder value, providing higher realized compensation when we deliver superior, sustained performance. The objectives of this strategy are to motivate our executives to achieve our annual and long-term financial goals, giving consideration to their contributions to delivering strong performance. In support of our increased focus on ESG matters and greater transparency with all our stakeholders, the Committee considers our ESG progress in evaluating the individual performance of our CEO and other NEOs.

The Committee implements its pay-for-performance philosophy as follows:

•

Establishing target total direct compensation (TDC) to incent strong operational and financial performance and stockholder value creation, giving consideration to median pay at similarly sized companies, role responsibilities, individual performance, tenure, retention, and succession

•	Aligning our annual incentives for executives with our company’s annual operating plan and financial goals for the year

•	Rewarding long-term performance using absolute and relative TSR, as well as cumulative EVA, to focus our executives on delivering consistent and sustainable stockholder value creation

Incentive compensation consists of target award opportunities under our AIP and our LTI compensation program, with payouts determined based on our performance against objectives established by the Committee. The Committee structures annual incentive compensation to reward NEOs based on corporate and/or business performance to align their compensation with stockholder interests, giving consideration to their individual contributions to our performance. AIP targets are established at or above the midpoint of the guidance we give to our stockholders on our anticipated performance for the year and consistent with achieving our long-term financial goals. Our LTI awards provide higher realized compensation for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets that are consistent with our long-term goals for earnings growth and ROTC.

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ELEMENTS OF TARGET TDC FOR CORPORATE NEOs

As shown in the graph below, the substantial majority of each of our NEOs’ 2021 target TDC was performance-based, meaning that they may not ultimately realize the value of the at-risk components of TDC if we fail to achieve the designated performance objectives. As a business NEO in 2021, Mr. Stander’s AIP award and PUs had different performance objectives than those of our corporate NEOs.

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As shown in the graph below, in recent years, our CEO’s compensation increased commensurate with our cumulative TSR, with his 2021 pay reflecting the longer-term approach to CEO compensation described below.

Change in Approach to CEO Compensation

In the few years prior to 2021, the Committee discussed how best to ensure that it was compensating our CEO optimally and in alignment with the long-term interests of our stockholders. The Committee’s objectives were to:

•	Recognize our company’s performance and delivery of value to our customers, employees, investors and communities during his tenure as our CEO

•	Enhance his incentive to continue creating value for these stakeholders, including by driving superior TSR

•	Encourage his retention for the long term

The Committee sought to maintain market-competitive target TDC for our CEO well-aligned with our company’s performance and ensure that his target TDC did not fall substantially below the median of similarly sized companies, without relying on the traditional approach of annual review and periodic increase to the components of his TDC – base salary, target AIP opportunity and target LTI opportunity – to maintain consistency with continually rising market CEO pay.

With expert advice and guidance from its independent compensation consultant, WTW, and giving consideration to the feedback received in 2020 and 2021 during engagement with our investors, the Committee determined to shift from considering annual increases to our CEO’s base salary and target AIP and LTI opportunities to a longer-term approach that generally holds his target TDC constant for a three-year period. At the end of the period, the Committee will evaluate both his and our company’s performance, as well as market conditions, before determining the appropriate level of his go-forward compensation, continuing to give consideration to factors such as tenure, retention and succession. The Committee intends for this approach to CEO compensation to be more consistent with the long-term approach we take to planning our strategies, setting our financial targets and sustainability goals, and creating value for all our stakeholders.

To ensure our CEO’s compensation remained competitive and mitigate the potential for his target TDC to substantially fall behind his peers over the next three years, the Committee set our CEO’s compensation roughly halfway between the 50th and 75th percentiles of companies with annual revenues between $6 billion and $10 billion, reflecting his strong performance during his tenure in the role, during which our company consistently delivered top quartile performance. The Committee’s expectation is that – at the end of the three-year period during which our CEO’s compensation is expected not to increase – his TDC would be at or around the median pay at similarly sized companies.

Reviewing 2020 benchmark data and projected 2021 pay rates, the Committee targeted our CEO’s TDC for the year at $9.9 million by increasing (i) his base salary by 6% to $1.2 million; (ii) his target AIP opportunity from 125% of base salary to 140% of base salary; and (iii) his target LTI opportunity from 475% of base salary to 585% of base salary. The Committee noted that our CEO had delivered strong value creation for all our stakeholders by leading the development and execution of our strategies during his tenure in the role and successfully navigated the impact of COVID-19 in 2020. Nearly 90% of his target TDC consists of at-risk, performance-based compensation; his realized compensation depends on our company continuing to deliver strong TSR performance, achieving our 2021 and 2025 financial targets and our 2025 and 2030 sustainability goals, and continuing to engage our employees, serve our customers, deliver for our investors and support the communities in which we operate.

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Strong Compensation Governance Practices

Our executive compensation program incorporates the best practices shown below, which the Committee believes ensure that it serves the long-term interests of our stockholders.

Policy or Best Practice	Description and Stockholder Benefit

PAY FOR PERFORMANCE

Compensation Primarily Performance-Based	✓ 88% of 2021 CEO target TDC and 70% of average 2021 target TDC of other NEOs tied to company and/or business performance

Capped Annual Incentive Set At or Above Midpoint of Guidance

✓  AIP award based on achievement of performance objectives set at or above midpoint of annual guidance and consistent with long-term financial targets, subject to limited upward and unlimited downward discretion based on Committee’s assessment of CEO’s performance against predetermined strategic objectives and other NEOs’ individual contributions; awards capped at 200% of target and individual modifiers for NEOs generally capped at 100%

Majority Long-Term Equity Incentive Compensation

✓  LTI awards prioritize long-term performance, with PUs cliff-vesting in 3 years and MSUs vesting in tranches over 4 years; realized compensation based on long-term performance and stockholder value creation

Strategic Targeting

✓  TDC (base salary + target AIP opportunity + target LTI opportunity) set to incent strong performance and value creation, giving consideration to median pay at similarly sized companies, role responsibilities, performance, tenure, retention and succession

No Annual Stock Options	✓ Last made regular grant of stock options in 2012, though stock options may be granted for special purposes such as promotion

COMPENSATION BEST PRACTICES

No Employment Contracts	✓ NEOs employed at-will

Rigorous Stock Ownership Policy	✓ CEO required to maintain ownership of 6x his base salary; at YE 2021, he owned 8x his requirement; Level 2 and Level 3 NEOs required to maintain ownership of 3x and 2x of base salary, respectively

No Hedging or Pledging	✓ Insider trading policy prohibits officers and employees from hedging – and officers from pledging – AVY common stock and all NEOs complied during 2021

Limited Trading Windows	✓ NEOs may only transact in our common stock during approved trading windows after satisfying clearance requirements, including certifying continued compliance with stock ownership policy

Median Burn Rate	✓ Three-year average burn rate of 0.58% at YE 2021, in line with 50th percentile of S&P 500 companies

Clawback Policy	✓ Cash and equity incentive compensation subject to clawback in event of fraud or other intentional misconduct that necessitates accounting restatement

No Excise Tax Gross Ups	✓ No gross-up payments for excise taxes for termination following change of control

Double Trigger Equity Vesting	✓ Equity awards not accelerated on change of control, unless NEO is terminated without cause or terminates employment for good reason within 24 months following change of control

No Repricing/Exchange of Underwater Stock Options	✓ No repricing or exchange of underwater options without stockholder approval

Limited Perquisites	✓ Other than capped financial planning reimbursement for certain NEOs and payment for annual physical examinations, NEOs receive flat taxable executive benefit allowances not subject to tax gross-up

Reasonable Severance Benefits

✓  Severance formula for qualifying termination:

     CEO: 2x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium)

     All other NEOs: 1x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium)

Reasonable Change of Control Benefits

✓  Severance formula for qualifying termination of certain NEOs within 24 months following a change of control:

     CEO: 3x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium) + prorated target AIP award for year of termination

     Level 2 NEOs: 2x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium) + prorated target AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	✓ Committee comprising independent directors with executive compensation decisions reviewed and ratified by all independent directors

Expert Compensation Consultant	✓ WTW is independent, free of conflicts of interest and provides Committee with expert executive compensation advice

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SUMMARY OF COMPENSATION DECISIONS FOR 2021

The Committee approves executive compensation to pay for performance, with the target TDC of NEOs established to incent strong financial performance and stockholder value creation. Compensation is primarily performance-based, meaning that our executives may not ultimately realize some or all of the at-risk components of TDC if we fail to achieve our financial objectives. In 2021, approximately 88% and 70% of the target TDC of our CEO and the average of our other NEOs, respectively, was performance-based.

In determining 2021 NEO compensation – in addition to the continued impact of COVID-19, and related supply chain, labor, freight and inflationary challenges, on our businesses and our leaders’ continuous efforts during the year to address and mitigate these matters – the Committee considered the factors described below.

•

Company/Business Performance – Our company’s financial performance, including our 2021 adjusted sales growth, adjusted EPS and free cash flow for corporate NEOs, and, for our business NEO, the performance of RBIS

•	Stockholder Returns – Our TSR on an absolute basis, as well as relative to a designated group of peer companies

•	Individual Performance – Our CEO’s performance against the predetermined strategic objectives established for him at the beginning of the year and the individual contributions of our other NEOs

•	Competitiveness – Pay practices and company performance relative to the market

•	Investor Feedback – The results of our 2021 say-on-pay vote and feedback on executive compensation received during our ongoing stockholder engagement program

The key elements of 2021 NEO target TDC are described in the table shown below and on the following page. While we provide consistent, market-competitive target TDC opportunities for our NEOs, the actual compensation they realize varies year-to-year based primarily on company and business performance.

2021 EXECUTIVE COMPENSATION SUMMARY

Component	Rationale	Decisions Impacting 2021 Compensation

FIXED Base Salary 12% of TDC for CEO; Avg. 30% of TDC for Other NEOs	Provides fixed, market competitive monthly income for performing day-to-day responsibilities

As part of the longer-term compensation approach implemented for our CEO, his base salary increased by 6%. The base salaries of our other NEOs increased by 2.5%, consistent with the average merit increase for our U.S. employees, except that Mr. Lovins received an increase of 7% to be more consistent with the market.

PERFORMANCE-BASED SHORT-TERM CASH Target AIP Award 17% of TDC for CEO; Avg. 18% of TDC for Other NEOs Capped at 200% of target

Provides variable, cash-based incentive to motivate executives to grow sales, increase profitability and deliver strong free cash flow consistent with our annual financial goals

Target AIP opportunity based on market survey data; financial modifier based on company and/or business performance; individual modifier based on CEO’s achievement against predetermined strategic objectives and other NEOs’ individual contributions

As part of longer-term compensation approach implemented for our CEO, his target AIP opportunity increased from 125% of base salary to 140% of base salary. There were no other changes to NEO target AIP opportunities.

Company performance resulted in financial modifier of 200% for corporate NEOs. Financial modifier for business NEO was 186% based 75% on RBIS performance and 25% on company performance.

Individual modifiers for all NEOs were 100%.

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2021 EXECUTIVE COMPENSATION SUMMARY

Component	Rationale	Decisions Impacting 2021 Compensation

PERFORMANCE-BASED LONG-TERM EQUITY Target LTI Award (50% PUs, 50% MSUs) 71% of TDC for CEO; Avg. 52% of TDC for Other NEOs

Provides variable, equity-based incentive compensation to align NEO interests with stockholder interests and drive long-term value creation

Target LTI opportunity based on market survey data; award vehicles, performance criteria and weightings determined with advice from WTW

LTI Awards Granted in 2021

•  As part of the longer-term compensation approach implemented for our CEO, his target LTI opportunity increased from 475% of base salary to 585% of base salary. There were no other changes to NEO target LTI opportunities.

•  50% in PUs that cliff-vest at the end of three-year period with payouts ranging from zero to 200% based on the achievement of the respective cumulative EVA and relative TSR performance objectives. Payout for the TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. There were no changes to PU performance objectives or weightings for 2021.

•  50% in MSUs that vest based on absolute TSR over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years. Performance criteria are as follows: (i) threshold performance level, which results in payout at vesting of 85%, is TSR of (15)%; (ii) target performance level, which results in a payout at vesting of 100%, requires TSR of 10%; and (iii) maximum performance level, which results in payout at vesting of 200%, requires TSR of 75%. There were no changes to MSU performance criteria for 2021.

LTI Awards Vesting at YE 2021

•  2019-2021 PUs: Our 2019-2021 TSR was at the 93rd percentile of the objectively determined peer group established in February 2019, resulting in a payout of 200% on that performance objective for all NEOs. Cumulative EVA for our company was $1,132.0 million, resulting in a payout of 176% on that performance objective for corporate NEOs. Cumulative EVA for RBIS was 94% of target, resulting in a payout of 87% on that performance objective for our business NEO. 2019-2021 PUs paid out at 188% of target for corporate NEOs and 115% of target for our business NEO.

•  MSUs Vesting at YE 2021

•  4th Tranche of MSUs granted in 2018

    2018-2021 Absolute TSR of 87%

    Paid out at 200% of target

•  3rd Tranche of MSUs granted in 2019

    2019-2021 Absolute TSR of 131%

    Paid out at 200% of target

•  2nd Tranche of MSUs granted in 2020

    2020-2021 Absolute TSR of 64%

    Paid out at 183% of target

•  1st Tranche of MSUs granted in 2021

    2021 Absolute TSR of 33%

    Paid out at 135% of target

In addition to the elements of our executive compensation program described above, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

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DISCUSSION OF COMPENSATION COMPONENTS AND

DECISIONS IMPACTING 2021 EXECUTIVE COMPENSATION

The Committee aims to have base salaries at or around median pay at similarly sized companies, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Committee’s pay-for-performance philosophy, driving higher realized compensation when our financial and ESG performance is stronger and lower realized compensation when our financial and ESG performance is weaker.

Base Salary

Increases in base salary for NEOs are generally based on the average merit increase given to our U.S. employees, subject to increase based on the NEO’s performance and market comparisons for positions with similar scope and responsibility. As part of the longer-term compensation approach implemented for our CEO, his base salary increased by 6% in 2021. The Committee approved base salary increases of 2.5% for our other NEOs, consistent with the average merit increase for our U.S. employees, except that Mr. Lovins’ base salary increased by 7% to be more consistent with the market.

NEO base salaries at year-end 2021 were as follows: Mr. Butier – $1,200,000; Mr. Lovins – $661,260; Ms. Baker-Nel – $416,000; Mr. Stander – $569,007; and Mr. Walker – $425,375.

2021 AIP Awards

The 2021 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for guaranteed AIP awards. AIP awards are determined for each fiscal year using the formula below. Individual modifiers for NEOs are generally capped at 100% although the Committee retains the discretion to determine higher individual modifiers to reward individual performance, including for their ESG-related achievements, up to 150%.

Target AIP Opportunities

As a percentage of base salary, 2021 target AIP opportunities were 140% for Mr. Butier, 75% for Mr. Lovins, 60% for Mr. Stander and 50% for Ms. Baker-Nel and Mr. Walker. As part of the longer-term compensation approach implemented for our CEO, his target AIP increased from 125% of base salary. There were no other changes to NEO target AIP opportunities.

AIP Performance Objectives and Weightings; Target-Setting Principles

The following performance objectives and weightings for the 2021 AIP were established by the Committee, which were the same ones used for the 2020 AIP to continue incenting our NEOs to increase sales on an organic basis, improve adjusted EPS and generate strong free cash flow. Our CEO, CFO and CHRO participated during portions of the meetings during which the Committee reviewed and recommended performance objectives for the AIP and analyzed our performance against these objectives.

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For our business NEO, the Committee determined to link 75% of his AIP financial modifier to RBIS’ results and 25% to corporate results. RBIS’ performance objectives were designed to provide realized compensation only if the business improved upon its 2020 performance and delivered results consistent with delivering its 2017-2021 financial targets.

2021 AIP TARGETS
Objective	Description	Linkage

Adjusted Sales Growth (20%)	Focuses management on top-line organic growth, a key contributor to sustained long-term value creation	• Tied to total company for corporate NEOs (Butier, Lovins, Baker-Nel and Walker) • Tied to RBIS for business NEO (Stander)

Profitability (60%)	Primary driver of stockholder value creation and measure used to provide annual guidance to investors; focuses management on profitable growth and expense control

• For corporate NEOs, based on our total company adjusted EPS

• For business NEO (as a proportion of profitability objective) based:

• 42% on total company adjusted EPS

• 58% on RBIS’ adjusted net income

Free Cash Flow (20%)	Cash available after investment in our business, which can be deployed for acquisitions, dividends and share repurchases; focuses management on improving capital efficiency, including working capital	• Tied to total company for corporate NEOs • Tied to RBIS for business NEO

In setting 2021 AIP targets, the Committee aimed to ensure consistency with our 2017-2021 financial targets and require improvement over the prior year, considering the factors described below. Results in 2020 were significantly impacted by COVID-19, resulting in targets and results that were significantly higher than prior years. Beginning in 2021, the Committee reduced the threshold payout level for the AIP’s profitability performance objective(s) from 50% to 0% to heighten management’s focus on improving profitability and more closely align with market practices.

•	Target adjusted sales growth of 5.5% was set above our 2017-2021 target of at least 4% and our 2020 results of (3.4)%.

•

Target adjusted EPS of $7.90 was set above the midpoint of the annual guidance we provided to investors in February 2021 and consistent with our 2017-2021 target of over 10%, representing an 11% increase from our 2020 results.

•

Although we did not externally communicate a free cash flow target as part of our 2017-2021 financial goals, our outlook at the beginning of 2021 was to deliver free cash flow of at least $600 million. Our 2021 target for corporate free cash flow was 11% higher than the record free cash flow we generated in 2020, despite higher planned fixed and IT capital investments to support our future growth and profitability.

CORPORATE 2021 AIP TARGETS VS. LONG-TERM TARGETS AND 2020 RESULTS
	2017-2021 Long-Term Target	2020 Results	2021 AIP Target

Adjusted Sales Growth	4%+	(3.4)%	5.5%

Adjusted EPS Growth	10%+	$7.10	$7.90 (11% over 2020 results)

Free Cash Flow	N/A	$548M	$610M (11% over 2020 results)

Financial Modifiers

AIP financial modifiers are capped at 200%. In evaluating our achievement of these performance objectives, the Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; currency translation fluctuations; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, outbreaks of epidemiological disease, terrorism and war; costs related to the early extinguishment of debt and pension plan terminations; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

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The table below shows the 2021 AIP financial modifiers for our NEOs. As shown, the maximum level was exceeded for all three performance objectives established for our corporate NEOs and three of the four performance objectives established for our business NEO; the fourth performance objective for our business NEO was in excess of the target level.

2021 AIP FINANCIAL MODIFIERS

NEO(s)	Performance Objective	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2021 Actual	Modifier	Weighted Average Modifier

Butier Lovins Baker-Nel Walker	Total Company Adjusted Sales Growth(1)	20%	3.0%	5.5%	9.0%	15.6%	200%	40%
	Total Company Adjusted EPS(2)	60%	$7.60	$7.90	$8.60	$8.78	200%	120%
	Total Company Free Cash Flow(3)	20%	$550M	$610M	$730M	$754M	200%	40%
Corporate NEO Financial Modifier								200%

Stander	Total Company Adjusted EPS(2)	25%	$7.60	$7.90	$8.60	$8.78	200%	50%

	RBIS Adjusted Sales Growth(4)	20%	6.0%	11.0%	15.0%	25.2%	200%	40%

	RBIS Adjusted Net Income(4) (5)	35%	$135.3M	$147.6M	$162.3M	$177.6M	200%	70%

	RBIS Free Cash Flow(4) (6)	20%	$133M	$159M	$212M	$175M	130%	26%
Business NEO Financial Modifier								186%

(1)

Total Company Adjusted Sales Growth refers to reported sales growth of 20.6%, adjusted for the impact of currency translation of (3.4%), acquisitions and product line divestitures of (3.1%) and impact of 53rd week in 2020 of 1.4%. Total does not sum due to rounding.

(2)

Total Company Adjusted EPS refers to reported net income per common share, assuming dilution, of $8.83, adjusted for restructuring charges and other items of $0.08 and removing the impact of acquisitions completed since the target was set of ($0.13).

(3)

Total Company Free Cash Flow refers to net cash provided by operations of $1,046.8 million, minus purchases of property, plant and equipment of $255.0 million and software and other deferred charges of $17.1 million, plus proceeds from sales of property, plant and equipment of $1.1 million, plus proceeds from insurance and sales (purchases) of investments, net, of $3.1 million, minus the impact of free cash flow from acquisitions, net of acquisition costs, completed since the targets were set of $25.1 million.

(4)

Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expense, and related balance sheet accounts, such as deferred tax assets and liabilities, income tax payables and receivables, and short- and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics at the segment level. In certain limited circumstances, one-time items may be excluded from segment adjusted net income. The impact of intercompany sales is included in segment metrics.

(5)

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items, as well as the impact of acquisitions completed since the targets were set. Adjusted tax rate is the full-year GAAP tax rate, excluding certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as effects of discrete tax structuring and planning actions.

(6)	RBIS free cash flow payout reflects impact of corporate capital specifically allocated to support future RBIS growth.

NEO Performance Evaluations and Individual Modifiers

Our NEOs are evaluated on their individual performance for the year. The Committee approves our CEO’s strategic objectives and our CEO approves the goals of our other NEOs, in each case in February, with the performance of all NEOs evaluated in February of the following year. The Committee evaluates our CEO’s performance against his predetermined strategic objectives; for our NEOs other than the CEO, this assessment considers the totality of their performance.

While the goal-setting process in 2021 was consistent with prior years, ensuring the safety and well-being of our employees and navigating the uncertain macroeconomic environment caused by COVID-19 and related supply chain, labor, freight and inflationary challenges to deliver for our customers were the primary objectives for all our leaders who continually adjusted our COVID-19 response in the face of continuously evolving health information, governmental regulations and economic conditions.

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Individual modifiers for all participants are capped at 150%, subject to the total cap on AIP awards of 200%. Although it retains the discretion to determine individual modifiers of up to 150%, the Committee has determined that the individual modifiers for our CEO and other NEOs should generally be capped at 100%. The individual modifiers for all NEOs for 2021 were 100%.

The Committee evaluated our CEO’s annual performance, giving consideration to his success in navigating the impact of COVID-19 on our employees and customers, constrained raw material, freight and labor availability, and persistent inflation during the year; his performance against his predetermined strategic objectives established in February 2021; and the self-assessment of his performance discussed with the Committee in February 2022. The Committee determined the individual modifier for our CEO based on its assessment of his performance. The Committee Chair, together with our Lead Independent Director, discussed with our CEO the feedback from discussions by the Committee and our full Board regarding his 2021 performance.

For 2021, the Committee evaluated the performance of our CEO against his strategic objectives for the year, determining that he substantially achieved or exceeded them, as shown in the chart below. In contrast to prior years, our CEO’s strategic objectives for 2021 had no assigned weightings, reflecting the Committee’s expectation that Mr. Butier delver on all fronts given the uncertain economic environment as a result of COVID-19.

Strategic Objective	Evaluation

Drive outsized growth in high-value categories – Deliver above-average organic growth rate in LGM’s graphics and specialty product categories; achieve targeted percentages of growth in external embellishments in RBIS and in Intelligent Labels; and manage IHM through challenging macroeconomic environment

Significantly grew graphics and specialty product categories in LGM; substantially exceeded growth targets in RBIS’ external embellishments and in Intelligent Labels; and managed IHM through challenging macroeconomic environment, with significant improvement in Industrial and Automotive market segments compared to prior year

Grow profitably in our base businesses – Manage market segment share position in LGM’s regional businesses; protect share position in RBIS’ base product categories (adjusted for RFID); and accelerate near-term productivity in IHM

Managed LGM regional share positions well given constrained raw material availability and inflationary environment; expanded share in RBIS’ base business with sales substantially increasing over prior year; and, although its margins expanded in recent years, IHM did not achieve targeted 2021 operating margin

Focus relentlessly on productivity – Achieve targeted restructuring savings in LGM and RBIS and execute designated significant projects in each reportable segment	Significantly exceeded targeted restructuring savings and successfully executed designated significant projects, realizing savings in excess of target

Allocate capital effectively – Invest in capital expenditures within targeted range to enable future growth; continue to build M&A pipeline and integrate acquisitions; invest targeted amount in accelerated growth platforms; and repurchase shares as appropriate

Invested $270+ million in fixed and IT capital expenditures to enable future growth; improved operating working capital; completed 3 acquisitions, made 3 venture investments and continued to ensure robust M&A pipeline; exceeded target for investment in accelerated growth platforms; and repurchased $180+ million in shares

Lead in an environmentally and socially responsible manner – Progress innovation strategy and deployment program; continue to reduce GHG emissions; develop accelerated roadmap to enable greater recyclability of consumer packaged goods in LGM; further increase leadership diversity; and expand ESG reporting and transparency, improving ESG rating agency scores

Developed scorecard and defined innovation pipeline to continue progressing innovation strategy; set bolder 2030 targets for GHG emissions reduction, including new Scope 3 target and net zero ambition by 2050; advanced two strategic innovation platforms focused on material circularity and waste reduction/elimination; increased representation of women in manager-level and above roles to 35% and continued to advance DE+I for members of other underrepresented communities; and published second integrated report and 2021 ESG Downloads, with improved scores from key ESG rating agencies

Refine/Execute leadership succession plan – Progress CEO succession to ensure ready-now successors over multiple time horizons, and refine/execute executive leadership development plans

Progressed CEO succession strategy, ensuring ready-now successors over multiple time horizons, and refined and executed development plans for leadership, resulting in seasoned executives being promoted to serve as President/COO and leaders of RBIS Apparel Solutions and IHM businesses

CEO Individual Modifier Based on Evaluation	100%

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Our CEO recommended to the Committee the individual modifiers for our other NEOs based on his assessment of their 2021 performance. The Committee considered our CEO’s assessments and recommendations, retaining the discretion to approve individual modifiers for them different than what our CEO had recommended. Other than discussing with our CEO their performance against their individual performance plans, our other NEOs played no role in their compensation determinations.

In determining the individual modifiers for our other NEOs, the Committee noted the highlights of their 2021 performance described below.

•

Mr. Lovins – Led our global finance function, including overseeing our strong controllership environment and our tax, treasury and operational finance teams; ensuring we delivered 2021 results that exceeded our annual goals for adjusted EPS and free cash flow while continuing to make progress toward our long-term financial targets and sustainability goals, despite the challenging macroeconomic environment caused by persistent inflation and supply chain disruptions; and ensuring our balance sheet remained strong as we continued to invest in our businesses, both organically and through acquisitions, while also returning cash to stockholders. In addition, Mr. Lovins continued to serve as the interim leader of our IHM business through the end of 2021, achieving strong top-line and operating income growth, and oversaw the continued expansion of our ESG disclosures. Mr. Lovins also served as a member of the Board of Trustees of the Avery Dennison Foundation (ADF).

•

Ms. Baker-Nel – Led our global human resources, communications and community investment functions, prioritizing the safety, health and well-being of our teams as we continued navigating the impacts of COVID-19; facilitating senior leadership succession, including the appointments of our new President/COO and the new leaders of our RBIS Apparel and IHM businesses; developing our go-forward DE+I strategy and increasing transparency on our progress; onboarding approximately 1,400 new team members from the three acquisitions we completed in 2021; formalizing the guiding principles around the future of work in support of greater workplace flexibility and effectiveness; and fostering employee engagement and enhanced dialogue around key areas of talent management such as DE+I and employee well-being. Ms. Baker-Nel also served as a member of the Board of Trustees of ADF.

•

Mr. Stander – Led our global RBIS business through another challenging year, ensuring continued elevation of global service and flexibility for customers while delivering record growth and margin expansion; investing in and continuing to grow the high-value categories of Intelligent Labels and external embellishments; and ensuring the safety of an engaged and diverse global team. In addition, Mr. Stander led our successful acquisition of Vestcom, further accelerating our position in high-value categories, and continued leading our enterprise-wide Sustainability Council, overseeing our progress toward our 2025 sustainability goals, developing and beginning to track progress toward our 2030 sustainability goals, and implementing enhanced ESG reporting protocols. Mr. Stander also served as a member of the Board of Trustees of ADF.

•

Mr. Walker – Led our global legal function, advising our Board and management on acquisitions and venture investments, litigation, intellectual property and footprint optimization projects; overseeing our Values & Ethics and risk management functions, securities and governance work, and government relations efforts; implementing a new functional operational model to accelerate productivity, standardize processes and deploy best practices; developing strategic priorities for his department that align with our company’s values and strategies; designing and executing projects to progress the department’s strategic priorities of business risk optimization, people and culture, operational efficiency, and sustainability; and leading training and career development sessions to enhance engagement across his global team.

Based on these assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 100% for all NEOs.

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AIP Awards

Our NEOs received the AIP awards shown in the table below for 2021, based on their respective year-end base salary, AIP opportunity, financial modifier and individual modifier.

2021 AIP AWARDS

NEO	2021 YE Base Salary	AIP Opportunity	Target AIP Award	Financial Modifier	Individual Modifier	AIP Award
Butier	$1,200,000	140%	$1,680,000	200%	100%	$3,360,000
Lovins	$661,260	75%	$495,945	200%	100%	$991,890
Baker-Nel	$416,000	50%	$208,000	200%	100%	$416,000
Stander	$569,007	60%	$341,404	186%	100%	$635,011
Walker	$425,375	50%	$212,687	200%	100%	$425,374

2021 GRANTS OF LTI AWARDS

Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual and special LTI awards granted to NEOs in 2021 were fully performance-based and delivered through the equity vehicles described below.

•	50% in PUs that cliff-vest at the end of a three-year period subject to the achievement of the respective cumulative EVA and relative TSR performance objectives established for the award

•	50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based solely on our absolute TSR

Annual LTI awards were granted on March 1, 2021. Actual amounts, if any, realized by our NEOs from the vesting of these awards will be based on our performance, as well as our stock price at the time of vesting.

The Committee does not offset the loss or gain of prior year grants in determining current year grants, as doing so would compromise the intended risk/reward nature of these incentives.

Special LTI awards may be granted by the Committee for hiring, promotion, retention and/or other incentive purposes, with the awards granted on the first day of the last month of the quarter following the event or decision to make a grant. For retention purposes and to further incent Mr. Stander to contribute to our total company – including by driving our ESG progress as leader of our enterprise-wide Sustainability Council and continuing to transform our RBIS business – Mr. Stander was granted a special one-time award of PUs with a grant date fair value of approximately $500,000 based 50% on our relative TSR and 50% of total company EVA, the same performance objectives, weightings and targets, and over the same performance period, as the 2021-2023 PUs granted to our corporate NEOs.

Target LTI Opportunity

As a percentage of base salary, the 2021 target LTI opportunities for our NEOs were 585% for Mr. Butier; 250% for Mr. Lovins; 180% for Mr. Stander; and 120% for Ms. Baker-Nel and Mr. Walker. Target LTI award opportunities represented 71% and 52%, respectively, of our CEO’s and other NEOs’ average performance-based incentive compensation. As part of the longer-term compensation approach implemented for our CEO in 2021, Mr. Butier’s target LTI opportunity increased from 475% of base salary.

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Performance Units (PUs)

PUs cliff-vest in shares of our common stock after the end of a three-year period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted for purposes of our stock ownership policy.

The Committee established the following performance objectives for the 2021-2023 PUs. The Committee believes that these objectives align executive compensation with the long-term interests of our stockholders because delivering cumulative EVA and strong TSR relative to peer companies reflects the value we create for our investors.

•

Cumulative EVA, weighted 50% for our corporate NEOs (based on our total company) and 75% for our business NEO (based on RBIS’ cumulative EVA). EVA is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit, with the cost of capital fixed over the performance period. The Committee established cumulative EVA targets for our corporate NEOs consistent with our 2017-2021 financial goals for earnings growth and ROTC and our primary objective of delivering superior TSR, with the target payout at or slightly above the midpoint of these targets and the maximum payout exceeding the high end of these targets. The cumulative EVA target for our business NEO focused on RBIS’ EVA change compared to the prior three-year period, with the target payout at the top end of its 2017-2021 targets. In contrast to the AIP, cash restructuring charges – which include severance and related costs and exclude asset impairment charges and lease and other contract cancellation costs – are included in EVA calculations as the Committee expects these investments to generate a return over the three-year performance period (in contrast to the AIP, which measures performance over one year). Whether linked to corporate or business results, the 2021-2023 cumulative EVA targets require continued improvement in financial performance.

•

Relative TSR compared to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business NEO. TSR measures the return that we provide to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends). Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee set the threshold payout at TSR at the 40th percentile, target payout at TSR at the 50th percentile, and maximum payout at TSR at the 80th percentile, which were the same levels used for the 2020-2022 PUs. Payouts for the relative TSR component of PUs are capped at 100% of target if our absolute TSR is negative for the 2021-2023 performance period. In assessing the rigor of the TSR objectives, the Committee noted that our stock price and TSR had significantly increased in the second half of 2020; as a result, performing at the median relative to our peers over the 2021-2023 period would represent solid performance, particularly in light of continued uncertainty regarding the impact of COVID-19, as well as our relatively high exposure to the impact of foreign currency translation and the geopolitical and trade-related uncertainty at that time.

Consistent with the 2020-2022 PUs and with the advice of WTW, to benchmark TSR, the Committee utilized a peer group† comprised of U.S. companies (i) in similar industries based on their classification in one of five GICS groups (diversified chemicals, specialty chemicals, metal and glass containers, paper packaging, and paper products) and (ii) with revenues during the last 12 months of $1 billion to $20 billion. Applying this same criteria, the peer group changed from the prior year as follows: (A) Pactiv Evergreen Inc. was added following a merger; (B) Quaker Chemical Corporation was added because its GICS classification changed; and (C) Ferro Corporation and GCP Applied Technologies were deleted because each of their last 12 months’ revenues was less than $1 billion.

†

The following companies comprised the peer group for the 2021-2023 PUs at the end of fiscal year 2021: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Avient Corporation (formerly known as PolyOne Corporation); Ball Corporation; Berry Global Group, Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings, Inc.; Eastman Chemical Company; Ecolab Inc.; Ecovyst Inc. (formerly PQ Group Holdings Inc.); Element Solutions Inc.; Graphic Packaging Holding Company; Greif, Inc.; H.B. Fuller Company; Huntsman Corporation; Ingevity Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Kraton Corporation; Minerals Technologies Inc.; NewMarket Corporation; O-I Glass Inc.; Packaging Corporation of America; Pactive Evergreen; PPG Industries, Inc.; Quaker Chemical Corporation; Rayonier Advanced Materials Inc.; RPM International Inc.; Schweitzer-Maudit International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Chemours Company; The Sherwin-Williams Company; Valhi, Inc.; Verso Corporation; and WestRock Company.

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2021-2023 PUs

NEO	Performance Objectives	Weighting

Butier Lovins Baker-Nel Walker	Total Company Cumulative EVA Relative TSR	50% 50%

Stander	RBIS Cumulative EVA	75%
	Relative TSR	25%

Market-leveraged Stock Units (MSUs)

MSUs are performance-based LTI awards tied to our absolute TSR performance, which represents appreciation in our stock price and dividends paid. MSUs are designed to achieve the Committee’s combined objectives of retention and higher incentive compensation driven by stock price appreciation.

MSUs vest based on our performance over periods as shown in the graph below, with the number of shares paid out at vesting based solely on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid only at vesting; if the threshold level of performance is not achieved, any dividend equivalents accrued during the performance period are cancelled.

The performance criteria for MSUs are shown in the chart below. Every 1% increase in TSR above 10% increases the payout by 1.54%. The Committee determined to maintain the same MSU performance objectives for 2021 given that the program is accomplishing the Committee’s goal of incenting strong performance and value creation.

MSU PERFORMANCE CRITERIA
	Absolute TSR	Unit Payout
Cancelled	<(15)%	0%
Threshold	(15)%	85%
Target	10%	100%
Above Target	>10%	>100%
Maximum	75%	200%

Annual LTI Awards

Our NEOs were granted the annual LTI awards shown in the table below in February 2021. Except as noted, the number of awards granted was based on the respective NEO’s base salary at year-end 2020 and target LTI opportunity. Consistent with our historical practice, the number of PUs granted was based on the average closing price for shares of our common stock during the first 10 trading days of February 2021 and the number of MSUs granted was based on a grant date fair value using the Monte-Carlo simulation method described in footnote (2) of the 2021 Summary Compensation Table.

2021 ANNUAL LTI AWARDS

NEO	2020 YE Base Salary	Target LTI Opportunity	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI Value
Butier(1)	$1,200,000	585%	17,886	$3,537,766	16,245	$3,509,903	$7,047,669
Lovins	$618,000	250%	3,936	$778,523	3,575	$772,438	$1,550,961
Baker-Nel	$400,000	120%	1,223	$241,884	1,111	$240,066	$481,950
Stander(2)	$555,129	180%	2,750	$505,487	2,312	$499,531	$1,005,018
Walker	$415,000	120%	1,269	$251,026	1,152	$248,901	$499,927

(1)	For Mr. Butier, the Committee determined to use his increased base salary approved in February 2021 to give effect to the longer-term compensation approach it approved for him at that time.

(2)

On March 1, 2021, in addition to his annual award of PUs tied primarily to RBIS’ performance, Mr. Stander received a one-time special award of 2,547 PUs with a fair market value $503,784 based on the same performance objectives, weightings and targets as the annual award of PUs granted to our corporate NEOs (50% relative TSR and 50% total company EVA).

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2021 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2019-2021 PUs Eligible for Vesting

The PUs granted to our NEOs in February 2019 were eligible to vest at the end of 2021 based (i) for our corporate NEOs, 50% on our company’s cumulative three-year EVA and 50% on our three-year relative TSR compared to a peer group§ of companies determined using the same criteria used for the 2021-2023 PUs; and (ii) for our business NEO, 75% on RBIS’ cumulative three-year EVA and 25% on our relative TSR. The key goal-setting principle in setting cumulative EVA targets was consistency with our 2017-2021 financial targets for earnings growth and ROTC, which the Committee believes translates into delivering above-average TSR.

The cumulative EVA target of $1,081 million for our corporate NEOs was consistent with our 2017-2021 financial goals for organic sales growth and operating margin expansion and recognized that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. The cumulative EVA target was approximately 43% higher than the cumulative EVA we achieved for the three-year period ending in 2018. EVA required for maximum payout – cumulative EVA of $1,148 million – was consistent with the high end of our long-term growth and operating margin targets. As shown below, we delivered cumulative EVA of $1,132 million for the 2019-2021 performance period, resulting in a payout of 176% for the EVA component for our corporate NEOs.

2019-2021 PUS: CORPORATE CUMULATIVE EVA
(In millions)	2019	2020	2021	Cumulative EVA
Adjusted EBIT(1)	$777.0	$810.8	$1,012.1
Taxes(2)	(191.1)	(195.4)	(253.0)
Equity method investment net losses	(2.6)	(3.7)	(3.9)

	583.3	611.7	755.2
Capital charge(3)	(260.9)	(281.7)	(275.6)

EVA	$322.4	$330.0	$479.6	$1,132.0

(1)  Adjusted EBIT is a non-GAAP financial measure defined and reconciled from GAAP in the last section of this proxy statement.

(2)  The GAAP tax rates for 2019, 2020, and 2021 were (22.7)%, 24.1% and 25.0%, respectively. Taxes shown in the table are based on adjusted tax rates of 24.6%, 24.1% and 25.0% for 2019, 2020 and 2021, respectively. The adjusted tax rate represents the full-year GAAP rate, excluding certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as impacts related to the termination of our U.S. pension plan and the effects of discrete tax structuring and planning transactions.

(3)  8.5% of average invested capital of $3.07 billion, $3.31 billion and $3.24 billion for 2019, 2020 and 2021, respectively, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity, adjusted to exclude the impact of acquisitions completed since the target was set.

§

The following companies comprised the peer group for the 2019-2021 PUs at the time of payout: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Avient Corporation (formerly known as PolyOne Corporation); Ball Corporation; Berry Global Corp., Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Company; Ecolab Inc.; Ecovyst Inc. (formerly PQ Group Holdings Inc.); Element Solutions Inc.; Ferro Corporation; GCP Applied Technologies Inc.; Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; Ingevity Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Kraton Corporation; Minerals Technologies Inc.; Neenah, Inc.; NewMarket Corporation; O-I Glass, Inc.; Packaging Corporation of America; PH Glatfelter Company; PPG Industries Inc.; Rayonier Advanced Materials Inc.; RPM International Inc.; Schweitzer- Mauduit International, Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Chemours Company; The Sherwin-Williams Company; Valhi Inc.; and WestRock Company.

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Relative TSR for the 2019-2021 performance period was at the 93rd percentile of the designated peer group, resulting in a 200% payout for this component for all NEOs.

PUs for 2019-2021 performance period paid out at 188% for our corporate NEOs and 115% for our business NEO.

MSUs Eligible for Vesting at YE 2021

Four tranches of MSUs were eligible for vesting at the end of 2021 based on our absolute TSR for the four-, three-, two- and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the formula shown below.

Stock price at settlement (avg. closing price for trading days of January 2022) + reinvested dividends during period		Stock price at grant (avg. closing price for trading days of January of year of grant)		Payout at vesting
	÷		=

4TH TRANCHE OF MSUs GRANTED IN 2018	3RD TRANCHE OF MSUs GRANTED IN 2019
Performance period of 4 years	Performance period of 3 years
2018-2021 Absolute TSR of 87%	2019-2021 Absolute TSR of 131%
Paid out at 200% of target	Paid out at 200% of target

2ND TRANCHE OF MSUs GRANTED IN 2020	1ST TRANCHE OF MSUs GRANTED IN 2021
Performance period of 2 years	Performance period of 1 year
2020-2021 Absolute TSR of 64%	2021 Absolute TSR of 33%
Paid out at 183% of target	Paid out at 135% of target

PERQUISITES

Our NEOs receive the perquisites shown in the chart below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES
Perquisite	Description and Limitations	Benefit to Stockholders
Executive Benefit Allowance	$70,000 for CEO, $65,000 for our Level 2 NEOs and $50,000 for our Level 3 NEOs; amounts have never increased since program inception; taxable with no gross-up	Flat allowance reduces expense of administering a variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for our CEO and $15,000 for our Level 2 NEOs; taxable with no gross-up	Allows senior executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent received; as such, not taxable	Helps ensure company leaders maintain good overall health

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GENERAL BENEFITS

Nonqualified Deferred Compensation Benefits

Our NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because deferred amounts accumulate on a pre-tax basis. Participating executives may select from a number of investment options. Our deferred compensation plan does not offer above-market interest rates. Deferrals are 100% vested.

We made an annual contribution as of January 1, 2021 to the deferred compensation accounts of our U.S. NEOs for 401(k) eligible earnings and deferred compensation in 2020 in excess of the Internal Revenue Code of 1986, as amended (the “Code”) compensation limit. This annual contribution provided an automatic contribution of 3% of pay and a matching contribution of up to 50% of the first 7% of pay above the Code compensation limit. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

For additional information regarding our deferred compensation plan and accrued NEO benefits thereunder, see 2021 Nonqualified Deferred Compensation in Executive Compensation Tables.

Retirement Benefits

Of our NEOs, only Messrs. Butier and Lovins were eligible for retirement benefits under our U.S. pension plan and are eligible for retirement benefits under our benefit restoration plan, a nonqualified excess benefit plan, in each case subject to the same terms and conditions as our other eligible U.S. employees. We terminated our U.S. pension plan in September 2018 and, because the accrual of benefits under the benefit restoration plan was frozen as of year-end 2010, none of our eligible NEOs accrued additional retirement benefits during 2021. For additional information regarding the benefit restoration plan and accrued NEO benefits thereunder, see 2021 Pension Benefits in Executive Compensation Tables.

Defined Contribution Benefits

Our NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits U.S. employees to defer up to 100% of their eligible earnings less payroll deductions on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution. In 2021, we contributed up to 6.5% of an employee’s eligible compensation, 3% of which was an automatic contribution and up to 3.5% of which was a matching contribution of 50% of the employee’s contributions up to 7% of pay, subject to the federal compensation limit. Participants vest in company contributions to their savings plan account after two years of service.

Employees are immediately eligible to participate in the savings plan and all NEOs participated in 2021. Our NEOs participate in the plan subject on the terms and conditions as our other U.S. employees.

Life Insurance Benefits

In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our NEOs are provided with supplemental life insurance benefits equal to three times the NEO’s base salary less $50,000, up to a maximum coverage amount of $1 million.

Executive Long-Term Disability Insurance Benefits

If our NEOs elect to enroll in executive long-term disability coverage, their long-term disability benefit is equal to 65% of their eligible pre-disability monthly earnings up to a maximum of $25,000 per month. Coverage is available only for the NEO; their dependents are not covered.

Personal Excess Liability Insurance Benefits

We provide $3 million of personal excess liability insurance coverage to our NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual’s personal liability insurance. To receive any benefit from this excess liability insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy.

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Charitable Match Benefits

We match up to $10,000 of our CEO’s and $5,000 of our other NEOs’ annual documented contributions to charitable organizations or educational institutions.

SEVERANCE BENEFITS

None of our NEOs has an employment contract, and each is employed at-will, which reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually guaranteed payment. However, consistent with market practices, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to termination of their employment or a change of control of our company.

The compensation of our NEOs in the event of termination not for cause is governed by our Amended and Restated Executive Severance Plan (the “Severance Plan”) and, as applicable, our Amended and Restated Key Employee Change of Control Severance Plan (the “COC Severance Plan”). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which applicable NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that eligible NEOs receive benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and general release of claims against our company, as well as agreeing to non-competition, non-solicitation, and non-disclosure covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service.

For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of January 1, 2022 in Executive Compensation Tables.

Severance Following Involuntary Termination Not for Cause

Our NEOs are eligible to receive severance benefits upon involuntary termination not for “cause,” in accordance with the terms and conditions of the Severance Plan. In the event of a qualifying termination, our CEO would be eligible to receive two times the sum of his annual salary, target AIP award for the year of termination and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs would be eligible to receive one times their respective sum of these amounts. NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change of Control

Messrs. Butier, Lovins, and Stander are eligible for severance payments upon termination not for “cause” or by the executive for “good reason” within 24 months of a “change of control” of our company, in accordance with the terms and conditions of the COC Severance Plan. As Level 3 NEOs, Ms. Baker-Nel and Mr. Walker are not eligible for benefits under this plan. In the event of a qualifying termination following a change of control, our CEO would be eligible to receive three times the sum of his annual salary, target AIP award for the year of termination and the cash value of 12 months of his qualified medical and dental insurance premiums; our Level 2 NEOs would be eligible to receive two times their respective sum of these amounts. These NEOs would also be eligible to receive a prorated AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

Under our equity incentive plans, unvested equity awards granted to our NEOs would generally vest only if the NEO is terminated without “cause” or resigns for “good reason” within 24 months after the change of control. Outstanding PUs and MSUs vest based on actual performance, if determinable, and otherwise based on target performance.

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Participating NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. If the NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan would be reduced so that no excise taxes would be due if the reduction results in a greater after-tax benefit to the NEO.

COMPENSATION-SETTING TOOLS

Market Survey Data

The Committee annually considers market survey data to target TDC, looking at companies of similar size based on annual revenues that span all industries to reflect the broad talent market across which we seek our executives. The Committee reviews results from a third-party survey to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

In February 2021, the Committee was presented with industry-wide data from the most recent WTW U.S. Compensation General Industry Database, which was narrowed in scope to focus on data of the 68 participants with $6 billion to $10 billion in annual revenue. The Committee reviewed the data with executive matches based on job and functional responsibility on an aggregated basis, with no consideration of the survey’s component companies, which were not determined or known by the Committee.

The Committee uses the survey data as a reference point to target TDC and the components thereof, giving consideration to median pay at similarly sized companies, responsibilities, individual performance, tenure, retention and succession.

Peer Groups

For determining our relative TSR for purposes of the vesting of the 2019-2021 PUs and the grant of the 2021-2023 PUs, the Committee used a peer group comprised of U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which are disclosed earlier in this CD&A. The Committee does not utilize a peer group for any other purpose.

Tally Sheets

The Committee annually reviews tally sheets that reflect the components of each NEO’s compensation. The tally sheets reviewed in February 2022 included the information shown below for each of the most recent three fiscal years.

•	Compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites

•	Expected value of annual compensation, including base salary, AIP award and grant date fair value of LTI awards

•	Accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under retirement and deferred compensation plans

•	Potential payments under various termination scenarios

•	Compliance with stock ownership policy

The Committee believes that reviewing tally sheets is useful in determining executive compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

INDEPENDENT OVERSIGHT AND EXPERTISE

Our Board believes that retaining our executives and providing them with market-competitive compensation are essential to the success of our company and advancing the interests of our stockholders. The Committee, which is comprised solely of independent directors, is responsible for approving executive compensation. The Committee may delegate authority to subcommittees or, in certain circumstances not related to the compensation of our executive officers, to our CEO.

Under its charter, the Committee has authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve the advisor’s fees and other terms and conditions of the retention. In retaining its advisors, the Committee considers each advisor’s independence from management, as required by NYSE listing standards.

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During 2021, the Committee retained WTW as its independent compensation consultant, with the firm performing the services described below for the Committee.

WTW 2021 SERVICES

• Assisted with setting target TDC for our CEO, including the longer-term compensation approach implemented in 2021

• Evaluated a proxy advisory firm’s pay-for-performance analysis

• Commented on our 2021 CD&A

• Provided incentive compensation advice (including recommending relative TSR peer group for the 2021-2023 PUs)

• Conducted analyses of share utilization and stockholder value transfer related to LTI compensation

• Advised on compensation for our non-employee directors

• Advised on incentive compensation related to our Vestcom acquisition

• Prepared for, attended and reviewed documentation for Committee meetings

In 2021, WTW received $127,927 in compensation from our company for professional services performed for or at the request of the Committee. We also reimbursed the firm for its reasonable expenses.

The Committee conducted its annual assessment of WTW’s performance in October 2021, which included an evaluation of its services and fees year-to-date, and the additional criteria described below.

•

Experience – The firm’s depth and breadth of executive compensation knowledge and experience; qualification as a board-level consultant; quality of resources available; and understanding of our business strategy, issues, industry, performance drivers and human capital considerations

•	Independence – The firm’s objectivity in giving advice and making recommendations, and its willingness to provide candid feedback regarding management and Committee proposals, questions and concerns

•

Preparation – The quality and timeliness of the firm’s reports, including accuracy, type and amount of information, and responsiveness to issues); its review and feedback on management proposals; and the firm’s preparation with the Committee Chair and our management

•

Committee Relationship – The accessibility and availability of members of the engagement team; the firm’s reporting relationship with the Committee Chair and its working relationship with our human resources team; and the effectiveness of its communication

Based on this evaluation, the Committee determined that it remained satisfied with the performance of WTW and the individual members of the engagement team serving the Committee.

Advisor Independence

WTW and the Committee have had the following protocols in place since the engagement commenced to ensure the firm’s independence from management: the Committee has the sole authority to select, retain and terminate WTW, authorize the firm’s fees and determine the terms and conditions that govern the engagement; the Committee directs WTW on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations; in the performance and evaluation of its duties, WTW is accountable, and reports directly, to the Committee; and members of the Committee may consult with WTW at any time, with or without members of management present, at their sole discretion.

As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors – including WTW and the law firms providing executive compensation counsel to the Committee and/or our company – in October 2021. The Committee reviewed the information provided by WTW described below.

•	WTW performed no services for our company in 2021 other than executive compensation services performed at the request of the Committee

•	Fees from our company reflected approximately 0.001% of WTW’s revenue for its fiscal year ended December 31, 2021

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•

WTW has several policies and procedures to ensure its advice is objective and independent, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews, which the firm has represented to the Committee are highly effective

•	Based on disclosures from WTW and members of the Committee, there are no business or personal relationships between them

•	No members of the WTW team serving the Committee own stock in our company, other than potentially through investments in mutual or other funds managed without the member’s input

•

Based on disclosures from the firm and our executive officers, there are no business or personal relationships between WTW or the members of the engagement team advising the Committee with any executive officer of our company

OTHER CONSIDERATIONS

Clawback Policy

In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results (including, without limitation, any accounting restatement due to material noncompliance with any financial reporting requirement), the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy is contractually acknowledged by our NEOs upon the execution of their LTI award agreements.

Our clawback policy is designed to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our AIP and LTI plans. The Committee will revise the policy as necessary to comply with final rules issued by the SEC, which are currently expected to be issued in 2022.

Tax Implications of Executive Compensation

The Committee aims to compensate our NEOs in a manner that is tax effective for our company. However, the Committee may, in its discretion, adopt or implement compensation programs and/or practices that are not fully tax deductible if it believes that doing so is in the best interests of our company and stockholders.

Section 162(m) of the Code

Following the enactment of the Tax Cuts and Jobs Act (TCJA), for taxable years beginning on or after January 1, 2018, compensation in excess of $1 million paid to executive officers covered by Section 162(m) of the Code (“Section 162(m)”) generally is not deductible, unless it qualifies for limited transition relief under the TCJA. To qualify for transition relief, compensation must, among other things, have been payable pursuant to a written binding contract that was in effect on November 2, 2017 and not subsequently modified in any material respect.

While in the past we have structured certain of our incentive compensation in a manner intended to be tax-deductible for purposes of Section 162(m), due to the TCJA and the uncertainties in the application of Section 162(m), as amended by the TCJA, and the regulations thereunder, there is no guarantee that any deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although the Committee believes that the deductibility of executive compensation is a relevant consideration and may continue to consider the effects of Section 162(m) on our future pay practices, it reserves the right to approve incentive compensation that is not fully tax deductible, and/or modify executive compensation without regard to tax deductibility, if it believes that doing so is in the best interests of our company and stockholders.

Section 409A of the Code

Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause them to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

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EXECUTIVE COMPENSATION TABLES

2021 SUMMARY COMPENSATION TABLE

This table shows the compensation of our NEOs in accordance with SEC regulations. Compensation as shown in the table does not reflect the compensation actually realized by our NEOs for these years.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and NQDC Earnings	All Other Compensation(4)	Total

Mitchell R. Butier

Chairman, President &	2021	$1,183,250	$7,047,669	$3,360,000	$662,480	$180,322	$12,433,721

Chief Executive Officer	2020	$1,133,000	$5,598,133	$1,331,275	$464,100	$182,840	$8,709,348

	2019	$1,133,000	$5,358,043	$1,288,788	$508,024	$207,177	$8,495,032

Gregory S. Lovins

Senior Vice President &	2021	$650,445	$1,550,961	$991,890	$133,115	$126,497	$3,452,908

Chief Financial Officer	2020	$618,000	$1,232,041	$653,535	$76,327	$125,223	$2,705,126

	2019	$613,500	$1,493,462	$421,785	$81,676	$126,425	$2,736,848

Deena Baker-Nel(5)	2021	$412,000	$481,950	$416,000	$87,340	$104,164	$1,501,454

Vice President & Chief HR Officer

Deon M. Stander

Vice President &	2021	$565,537	$1,508,802	$635,012	$142,139	$124,331	$2,975,821

General Manager, RBIS	2020	$555,129	$791,699	$379,708	$120,727	$122,642	$1,969,906

	2019	$551,086	$963,728	$363,887	$105,550	$143,172	$2,127,423

Ignacio J. Walker(5)	2021	$422,781	$499,927	$425,375	$320	$91,282	$1,439,685

Vice President & Chief Legal Officer

(1)	Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. Changes in base salary, if any, become effective in April.

(2)

Amounts in 2021 include the grant date fair value of PUs, which are paid out in shares of our common stock at the end of a three-year period provided that the designated performance objectives are achieved as of the end of the period. The number of shares paid out at vesting can range from 0% to 200% of the target units at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2021 are (i) cumulative EVA (weighted 50% based on our total company for our corporate NEOs and 75% based on our RBIS business for our business NEO), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) relative TSR (weighted 50% for our corporate NEOs and 25% for our business NEO), compared to a peer group of companies determined based on GICS code and revenue size, which is a market condition under ASC 718, in each case computed over the 2021-2023 performance period. The performance condition component of the fair value of PUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends during the performance period. The maximum grant date fair values of the performance condition component of PUs were $3,565,710, $784,659, $761,308 and $252,853 for Messrs. Butier, Lovins, Stander and Walker respectively, and $243,921 for Ms. Baker-Nel. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the group of peer companies listed on page 69 of this proxy statement at the end of the three-year performance period and a risk-free interest rate of 0.23% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the period; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the market condition component of the PUs was 131.65% of our average stock price on the grant date. The grant date fair values of the market condition component of the PUs were $1,754,911, $386,188, $374,733 and $124,599 for Messrs. Butier, Lovins, Stander and Walker, respectively, and $119,924 for Ms. Baker-Nel.

Amounts in 2021 also include the grant date fair value of MSUs, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the designated performance objective is achieved as of the end of each period. The number of shares paid out at each vesting date can range from 0% to 200% of one-quarter of the target units on the grant date. The single performance objective that determines the number of units that may be paid out for MSUs is our absolute TSR, which is a market condition under ASC 718; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. The grant date fair value was 121.68% of our average stock price on the grant date and determined using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objective established for the award, including the expected volatility of our stock price and risk-free interest rates of 0.08%, 0.12%, 0.23% and 0.42% for the first, second, third and fourth MSU tranches, respectively, derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the respective performance periods. The grant date fair values of MSUs were $3,509,903, $772,438, $499,531 and $248,901 for Messrs. Butier, Lovins, Stander and Walker, respectively, and $240,066 for Ms. Baker-Nel.

Amount for Mr. Stander also includes grant date for value of additional PUs granted in 2021. The performance objectives, weightings and targets for this special one-time award were the same as the 2021-2023 PUs granted to our corporate NEOs described above. The maximum grant date fair value of the performance condition component of these 2021-2023 PUs was $507,767 and the grant date fair value of the market condition component of these PUs was $249,900.

(3)	Amounts reflect cash AIP awards for the applicable year, which are determined in February and paid in March of the following year.

(4)	The table shown on the following page shows the components of these amounts for 2021.

78	2022 Proxy Statement | Avery Dennison Corporation

	Perquisites				Benefits
Name	Executive Benefit Allowance	Financial Planning	Executive Physical	Other	Company Contribution/ Match, Savings Plan	Company Contributions, Deferred Comp. Plan	Company Match Charitable Contribution	Excess Life Insurance	Executive Long-Term Disability Insurance	Executive Group Term Life Insurance	Excess Executive Liability Insurance	Total

Butier	$70,000	–	–	–	$18,850	$73,387	$10,000	$1,944	$2,619	$2,622	$900	$180,322

Lovins	$65,000	–	–	–	$18,850	$31,927	$3,547	$1,944	$2,619	$1,710	$900	$126,497

Baker-Nel	$50,000	–	–	$3,795*	$18,850	$18,783	$5,000	$1,944	$2,270	$2,622	$900	$104,164

Stander	$65,000	–	–	–	$18,462	$32,784	–	$1,944	$2,619	$2,622	$900	$124,331

Walker	$50,000	–	$3,125	–	$18,850	$14,446	–	$1,944	$307	$1,710	$900	$91,282

*	Other for Ms. Baker-Nel reflects miscellaneous carryover living expenses related to her previous international assignment in the Netherlands, which includes $1,025 tax equalization gross-up.

(5)	Ms. Baker-Nel and Mr. Walker became NEOs in 2021. As permitted by SEC rules, the table shows their compensation beginning in the year in which they became NEOs.

2021 GRANTS OF PLAN-BASED AWARDS

The table below provides information regarding grants of plan-based incentive awards made to our NEOs during 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Mitchell R. Butier
	MSUs	03/01/21	–	–	–	13,808	16,245	32,490	–	$3,509,903
	PUs	03/01/21	–	–	–	8,943	17,886	35,772	–	$3,537,766
	AIP Award	–	$336,000	$1,680,000	$3,360,000	–	–	–	–	–
Gregory S. Lovins
	MSUs	03/01/21	–	–	–	3,039	3,575	7,150	–	$772,438
	PUs	03/01/21	–	–	–	1,968	3,936	7,872	–	$778,523
	AIP Award	–	$99,189	$495,945	$991,890	–	–	–	–	–
Deena Baker-Nel
	MSUs	03/01/21	–	–	–	944	1,111	2,222	–	$240,066
	PUs	03/01/21	–	–	–	611	1,223	2,446	–	$241,884
	AIP Award	–	$41,600	$208,000	$416,000	–	–	–	–	–
Deon M. Stander(4)
	MSUs	03/01/21	–	–	–	1,965	2,312	4,624	–	$499,531
	PUs	03/01/21	–	–	–	1,375	2,750	5,500	–	$505,487
	Special PUs	03/01/21	–	–	–	1,273	2,547	5,094		$503,784
	AIP Award	–	$42,538	$341,404	$682,808	–	–	–	–	–
Ignacio J. Walker
	MSUs	03/01/21	–	–	–	979	1,152	2,304	–	$248,901
	PUs	03/01/21	–	–	–	634	1,269	2,538	–	$251,026
	AIP Award	–	$68,281	$212,688	$425,376	–	–	–	–	–

(1)

Amounts represent threshold, target and maximum opportunities under the 2021 AIP. Target AIP awards are established by multiplying each NEO’s base salary at the end of 2021 by the following target opportunities: 140% for Mr. Butier; 75% for Mr. Lovins; 60% for Mr. Stander; and 50% for Ms. Baker-Nel and Mr. Walker. Payout levels range from zero for below-threshold performance; 20% for threshold performance based on a threshold of 0% for profitability performance objective(s) and a threshold of 50% for other performance objectives; 100% for target performance with respect to each of the performance objectives; and 200% for maximum performance with respect to each of the performance objectives.

(2)

Amounts for MSUs represent threshold, target and maximum opportunities, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares paid out at each vesting date can range from 0% to 200% of one-fourth of the target number of units on the grant date, with a threshold payout of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid only at vesting.

Amounts for PUs represent threshold, target and maximum opportunities for the 2021-2023 PUs, which are paid out in shares of our common stock at the end of the three-year performance period provided that the respective cumulative EVA and relative TSR performance objectives are achieved at the end of the period. The actual number of shares paid out can range from 0% to 200% of the target number of units on the grant date, with a payout of 50% if threshold performance is achieved with respect to each of the performance objectives.

(3)

The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends during the performance period. The grant date fair value for the market condition component of PUs was determined as of the grant date using the Monte-Carlo simulation method described above.

For information on the inputs to the Monte-Carlo simulation method, see footnote (2) of the 2021 Summary Compensation Table. For additional information regarding the assumptions we use for our stock-based compensation, see Note 12, “Long-Term Incentive Compensation,” to the consolidated financial statements contained in our 2021 Annual Report.

(4)

On March 1, 2021, in addition to his annual grant of PUs tied primarily to RBIS’ performance, Mr. Stander was granted a special one-time award of 2021-2023 PUs with a fair market value of $503,784 based 50% on our relative TSR and 50% on our total company EVA, the same performance objectives, weightings and targets as the 2021-2023 PUs granted to our corporate NEOs.

Avery Dennison Corporation | 2022 Proxy Statement	79

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows NEO equity awards outstanding as of January 1, 2022, the end of our 2021 fiscal year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mitchell R. Butier
	06/01/16	141,108	–	$73.96	06/01/26	–	–	–		–
	02/22/18	–	–	–	–	–	–	11,848	(2)	$2,565,921
	02/28/19	–	–	–	–	–	–	45,071	(3)	$9,761,027
	02/28/19	–	–	–	–	–	–	20,333	(2)	$4,403,518
	02/27/20	–	–	–	–	–	–	38,182	(3)	$8,269,076
	02/27/20	–	–	–	–	–	–	32,406	(2)	$7,018,167
	03/01/21	–	–	–	–	–	–	35,772	(3)	$7,747,142
	03/01/21	–	–	–	–	–	–	30,061	(2)	$6,510,311

		141,108	–	–	–	–	–	213,673		$46,275,162
Gregory S. Lovins
	02/22/18	–	–	–	–	–	–	2,424	(2)	$524,966
	02/28/19	–	–	–	–	–	–	12,562	(3)	$2,720,552
	02/28/19	–	–	–	–	–	–	5,668	(2)	$1,227,519
	02/27/20	–	–	–	–	–	–	10,960	(3)	$2,373,607
	02/27/20	–	–	–	–	–	–	9,312	(2)	$2,016,700
	03/01/21	–	–	–	–	–	–	7,872	(3)	$1,704,839
	03/01/21	–	–	–	–	–	–	6,616	(2)	$1,432,827

		–	–	–	–	–	–	55,414		$12,001,010
Deena Baker-Nel
	02/22/18	–	–	–	–	–	–	631	(2)	$136,656
	02/28/19	–	–	–	–	–	–	3,340	(3)	$723,344
	02/28/19	–	–	–	–	–	–	1,358	(2)	$294,102
	02/27/20	–	–	–	–	–	–	2,864	(3)	$620,256
	02/27/20	–	–	–	–	–	–	2,432	(2)	$526,698
	03/01/21	–	–	–	–	–	–	2,446	(2)	$529,730
	03/01/21	–	–	–	–	–	–	2,056	(3)	$445,268

		–	–			–	–	15,127		$3,276,054
Deon M. Stander
	02/22/18	–	–	–	–	–	–	1,939	(2)	$419,929
	02/28/19	–	–	–	–	–	–	8,176	(3)	$1,770,676
	02/28/19	–	–	–	–	–	–	3,667	(2)	$794,162
	02/27/20	–	–	–	–	–	–	7,174	(3)	$1,553,673
	02/27/20	–	–	–	–	–	–	6,022	(2)	$1,304,185
	03/01/21	–	–	–	–	–	–	5,500	(3)	$1,191,135
	03/01/21	–	–	–	–	–	–	5,094	(3)	$1,103,208
	03/01/21	–	–	–	–	–	–	4,278	(2)	$926,486

		–	–	–	–	–	–	41,850		$9,063,454
Ignacio J. Walker
	02/22/18	–	–	–	–	–	–	791	(2)	$171,307
	02/28/19	–	–	–	–	–	–	3,092	(3)	$669,634
	02/28/19	–	–	–	–	–	–	1,397	(2)	$302,548
	02/27/20	–	–	–	–	–	–	2,698	(3)	$584,306
	02/27/20	–	–	–	–	–	–	2,293	(2)	$496,595
	09/01/20	–	–	–	–	1,734	$375,532	–		–
	03/01/21	–	–	–	–	–	–	2,538	(3)	$549,655
	03/01/21	–	–	–	–	–	–	2,132	(2)	$461,727

		–	–	–	–	1,734	$375,532	14,941		$3,235,772

(1)	Market value calculated based on the closing price of our common stock of $216.57 on December 31, 2021, the last trading day of our 2021 fiscal year.

(2)

MSUs are eligible for vesting over one-, two-, three- and four-year performance periods, subject to achievement of the absolute TSR performance objective established for the award. Amounts are shown at (i) 200%, 200%, 183% and 135% of target for the vesting tranches of the MSUs granted in 2018, 2019, 2020 and 2021, respectively, the payouts for all NEOs based on our actual performance for the respective performance periods as determined by the Compensation Committee in February 2022 and (ii) the maximum level of performance for the remaining tranches of the MSUs granted in 2019, 2020 and 2021 as actual performance through January 1, 2022 would result in above-target payouts.

(3)

PUs are eligible for vesting at the end of a three-year performance period, subject to achievement of the respective performance objectives established for the award. Amounts are shown at (i) 188% of target for the 2019-2021 PUs for corporate NEOs, and 115% of target for the 2019-2021 PUs for our business NEO, which were the payouts based on our actual performance for the period as determined by the Compensation Committee in February 2022 and (ii) the maximum level of performance for (A) the 2020-2022 PUs and 2021-2023 PUs for all NEOs and (B) the special one-time award of PUs granted to Mr. Stander in 2021, as actual performance through January 1, 2022 would result in above-target payouts.

80	2022 Proxy Statement | Avery Dennison Corporation

2021 OPTION EXERCISES AND STOCK VESTED

The table below provides information regarding the number of shares acquired and the value realized by our NEOs upon the vesting of stock awards during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mitchell R. Butier	–	–	73,772	$13,090,841

Gregory S. Lovins	–	–	16,477	$2,993,224

Deena Baker-Nel	–	–	4,523	$802,606

Deon M. Stander	–	–	10,591	$1,879,373

Ignacio J. Walker	–	–	5,932	$1,093,985

(1)

Amounts reflect the number of shares acquired on vesting multiplied by the fair market value of our common stock on the vesting date, and include the vesting of the following stock awards. The number of shares acquired on vesting for MSUs includes the payout of accrued dividend equivalents.

Name	Award Type	Grant Date	Number of Units Subject to Vesting (#)	Performance Modifier (%)	Number of Shares Acquired on Vesting (#)	Fair Market Value on Vesting Date ($)	Value Realized on Vesting ($)
Butier
	MSUs	02/23/17	6,394	200%	13,812	$177.45	$2,450,939
	MSUs	02/22/18	5,713	146%	8,842	$177.45	$1,569,013
	MSUs	02/28/19	4,952	197%	10,139	$177.45	$1,799,166
	MSUs	02/27/20	5,462	120%	6,693	$177.45	$1,187,673
	PUs	02/22/18	23,324	147%	34,286	$177.45	$6,084,051
Lovins
	RSUs	09/01/17	1,453	–	1,453	$225.20	$327,215
	MSUs	02/23/17	676	200%	1,462	$177.45	$259,432
	MSUs	02/22/18	1,168	146%	1,806	$177.45	$320,475
	MSUs	02/28/19	1,380	197%	2,826	$177.45	$501,474
	MSUs	02/27/20	1,571	120%	1,921	$177.45	$340,881
	PUs	02/22/18	4,768	147%	7,009	$177.45	$1,243,747
Baker-Nel
	MSUs	02/23/17	190	200%	413	$177.45	$73,287
	MSUs	02/22/18	304	146%	469	$177.45	$83,224
	MSUs	02/28/19	331	197%	676	$177.45	$119,956
	MSUs	02/27/20	410	120%	502	$177.45	$89,080
	PUs	02/22/18	1,239	199%	2,463	$177.45	$437,059
Stander
	MSUs	02/23/17	586	200%	1,266	$177.45	$224,652
	MSUs	02/22/18	935	146%	1,447	$177.45	$256,770
	MSUs	02/28/19	893	197%	1,827	$177.45	$324,201
	MSUs	02/27/20	1,016	120%	1,242	$177.45	$220,393
	PUs	02/22/18	3,817	126%	4,809	$177.45	$853,357
Walker
	RSUs	09/01/20	866	–	866	$225.20	$195,023
	MSUs	02/23/17	476	200%	1,028	$177.45	$182,419
	MSUs	02/22/18	381	146%	588	$177.45	$104,341
	MSUs	02/28/19	340	197%	694	$177.45	$123,150
	MSUs	02/27/20	387	120%	472	$177.45	$83,756
	PUs	02/22/18	1,554	147%	2,284	$177.45	$405,296

Avery Dennison Corporation | 2022 Proxy Statement	81

2021 PENSION BENEFITS

The present value of accumulated pension benefits shown in the table below has been calculated based on the assumptions we used to calculate our pension benefit obligations in the consolidated financial statements contained in our 2021 Annual Report. Ms. Baker-Nel and Messrs. Stander and Walker are not included in the table because they have no accumulated pension benefits.

Amounts shown reflect the lump-sum present value of the pension benefits accumulated as of January 1, 2022, the last day of our fiscal year.

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit(1)($)	Payments During Last Fiscal Year(1)($)

Mitchell R. Butier	Benefit Restoration Plan	9.33	$362,434	–

Gregory S. Lovins	Benefit Restoration Plan	15.58	$48,937	–

(1)

The Benefit Restoration Plan allows for lump-sum payment. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, “Pension and Other Postretirement Benefits,” to the consolidated financial statements contained in our 2021 Annual Report.

Benefit Restoration Plan

Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits payable under our now terminated U.S. pension plan would have been reduced under the Code. Messrs. Butier and Lovins are our only NEOs eligible to receive benefits under the BRP. No accruals were made during 2021.

Compensation covered by the BRP includes base salary and AIP awards, up to applicable statutory limitations each plan year. Employees vested in the BRP after five years of service, or at age 55 upon termination of employment. Benefits under the BRP are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the BRP for an employee at normal retirement (generally age 65), which is not subject to reduction for Social Security payments. Payments are in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and, if applicable, a designated beneficiary, generally payable upon the later of separation from service and age 55.

82	2022 Proxy Statement | Avery Dennison Corporation

2021 NONQUALIFIED DEFERRED COMPENSATION

The table below provides information regarding NEO and company contributions to our Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose among publicly available funds ranging from money market and bond funds to index and other equity/mutual funds. Their rate of return depends on the funds selected by the participant.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)

Mitchell R. Butier	–	$73,387	$662,480	–	$3,373,198

Gregory S. Lovins	–	$31,927	$133,115	–	$596,615

Deena Baker-Nel	$40,388	$18,783	$87,340	–	$760,929

Deon M. Stander	$132,495	$32,784	$142,088	–	$1,178,921

Ignacio J. Walker	–	$14,446	$320	–	$89,077

(1)	Company contributions to the EVDRP are included in the “All Other Compensation” column of the 2021 Summary Compensation Table.

(2)

Amounts reflect EVDRP vested account balances as of January 1, 2022, the last day of our 2021 fiscal year. Because the amounts do not represent above-market earnings, they are not reported in the 2021 Summary Compensation Table. The amounts shown below were reported under the “All Other Compensation” column of the Summary Compensation Table in previous proxy statements.

Name	Aggregate Company Contributions Previously Reported ($)

Butier	$756,247

Lovins	$147,788

Baker-Nel	–

Stander	$111,777

Walker	–

Executive Variable Deferred Retirement Plan

The EVDRP is the only active deferred compensation plan available to our eligible U.S. employees. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we can use this cash for other corporate purposes until a deferred compensation account is paid to a participant based on his or her election to receive in-service withdrawals or after termination of employment.

All deferred compensation accounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts help mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

Employee Contributions

Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award. Deferrals are immediately vested.

Company Contribution

As of January 1, 2021, we made a contribution to the deferred compensation accounts of eligible employees based on 401(k) eligible earnings in excess of the federal compensation limit and deferred compensation in 2020. This annual contribution provided an automatic contribution of 3% of pay plus a matching contribution of 50% on the first 7% of pay not covered by company contributions to our 401(k) Plan. This contribution was added to the deferred compensation accounts of eligible employees employed at year-end 2020, which included all our NEOs. This benefit is designed to supplement 401(k) contributions that are limited under federal law.

Withdrawals/Distributions

Contributions to deferred compensation accounts are required to be distributed following an eligible employee’s separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from

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service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any change results in the distribution occurring or beginning five years later than it would have otherwise. All NEOs are “specified employees” under Section 409A. Distributions to specified employees cannot be made until at least the seventh month after separation from service, except in the event of death.

PAYMENTS UPON TERMINATION AS OF JANUARY 1, 2022

The table below shows potential benefits that would have been payable to our NEOs in the event of termination on January 1, 2022, the last day of our 2021 fiscal year. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans.

		Termination Scenarios as of End of Fiscal Year 2021

Name	Benefit	Death	Qualifying Disability	Qualifying Retirement	Involuntary Termination Not for Cause	Termination within 24 Mos. of Change of Control
Mitchell R. Butier
	Severance Payment	–	–	–	$5,808,720	$8,713,079
	Unvested PUs(1)	$4,047,549	$4,047,549	–	–	$8,008,109
	Unvested MSUs(1)	$3,240,074	$3,240,074	–	–	$6,249,951
	Outplacement	–	–	–	$25,000	$25,000

	Total	$7,287,623	$7,287,623	–	$5,833,720	$22,996,139

	Value of Forfeited Equity(1)	$(6,970,437)	$(6,970,437)	$(14,258,060)	$(14,258,060)	–
Gregory S. Lovins
	Severance Payment	–	–	–	$1,181,565	$2,363,130
	Unvested PUs(1)	$1,075,342	$1,075,342	–	–	$2,039,223
	Unvested MSUs(1)	$858,595	$858,595	–	–	$1,606,267
	Outplacement	–	–	–	$25,000	$25,000

	Total	$1,933,937	$1,933,937	–	$1,206,565	$6,033,620

	Value of Forfeited Equity(1)	$(1,711,553)	$(1,711,553)	$(3,645,490)	$(3,645,490)	–
Deena Baker-Nel
	Severance Payment	–	–	–	$648,360	$648,360
	Unvested PUs(1)	$295,041	$295,041	–	–	$574,993
	Unvested MSUs(1)	$229,875	$229,875	–	–	$442,299
	Outplacement	–	–	–	$25,000	$25,000

	Total	$524,916	$524,916	–	$673,360	$1,690,652

	Value of Forfeited Equity(1)	$(492,376)	$(492,376)	$(1,017,292)	$(1,017,292)	–
Deon M. Stander
	Severance Payment	–	–	–	$934,771	$1,869,542
	Unvested PUs(1)	$900,281	$900,281	–	–	$1,924,008
	Unvested MSUs(1)	$555,627	$555,627	–	–	$1,039,203
	Outplacement	–	–	–	$25,000	$25,000

	Total	$1,455,908	$1,455,908	–	$959,771	$4,857,753

	Value of Forfeited Equity(1)	$(1,507,303)	$(1,507,303)	$(2,963,211)	$(2,963,211)	–
Ignacio J. Walker
	Severance Payment	–	–	–	662,423	$662,423
	Unvested RSUs(1)	$375,532	$375,532	–	–	$375,532
	Unvested PUs(1)	$286,378	$286,378	–	–	$566,980
	Unvested MSUs(1)	$227,997	$227,997	–	–	$440,873
	Outplacement	–	–	–	$25,000	$25,000

	Total	$889,907	$889,907	–	$687,423	$2,070,808

	Value of Forfeited Equity(1)	$(493,479)	$(493,479)	$(1,383,386)	$(1,383,386)	–

(1)

Values for PUs, MSUs and RSUs determined based on the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock on December 31, 2021.

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In the event of termination, our NEOs would be entitled to receive their accrued balance under the EVDRP. These amounts would be determined and paid in accordance with the terms and conditions of the plan, and are not included in the table. See 2021 Nonqualified Deferred Compensation for more information.

None of our NEOs has an employment contract, and all of them are employed at-will; if an NEO were no longer performing at the expected level, he or she could be terminated for cause immediately without receiving a contractually guaranteed payment. The other potential payments upon termination or a change of control are described below.

Executive Severance Plan

Our NEOs are eligible participants under the Severance Plan. Upon involuntary termination not for cause, our NEOs would be entitled to the benefits shown below.

Lump-sum payment equal to annual base salary + target AIP award for year of termination + cash value of 12 months of employer and employee medical and dental insurance premiums		2 For our CEO		Outplacement services of up to $25,000 for up to one year
	×		+
1 For all other NEOs

Benefits Not Subject to Gross-up. Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

Trigger for Benefits. Involuntary termination, which excludes termination for cause or due to disability, death, voluntary resignation, or an executive declining simultaneous or continuing employment in a comparable position.

Definition of Cause. Cause is defined as (i) commission of a crime or other act that could materially damage the reputation of our company or its subsidiaries; (ii) theft, misappropriation, or embezzlement of company or subsidiary property; (iii) falsification of company or subsidiary records; (iv) substantial failure to comply with written policies and procedures; (v) misconduct; or (vi) substantial failure to perform material job duties not cured within 30 days after written notice.

Key Executive Change of Control Severance Plan

The COC Severance Plan is designed to retain certain key executives during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Messrs. Butier, Lovins and Stander are the only eligible participants under the COC Severance Plan. These NEOs are entitled to benefits only if they are terminated not for “cause” or terminate employment for “good reason” within 24 months of the change of control (a “double trigger”). In these circumstances, these NEOs would be entitled to the benefits shown below.

Lump-sum payment equal to annual base salary + target AIP award for year of termination + cash value of 12 months of employer and employee medical and dental insurance premiums	×	3 For our CEO	+	Prorated target AIP award for year in which termination occurs	+	Outplacement services of up to $25,000 for up to one year

2 For Level 2 NEOs

Benefits Not Subject to Gross-up. Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a participating NEO, the NEO can elect to receive (i) his full benefits, with him responsible for paying any applicable excise taxes, or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability. In the termination payments table, we assume that these NEOs would elect to reduce their respective benefits.

Definition of Change of Control. Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of (A) together with any of our company’s stock previously held, more than 50% of the total fair market value or the total voting power of our company’s stock; (B) 30% or more of the total voting power of our company’s stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets during any 12-month period.

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Definition of Cause. Cause is defined as it is under the Severance Plan.

Definition of Good Reason. Good reason is defined as (i) material diminution in base compensation; (ii) material diminution in authority, duties, or responsibilities or supervisor’s authority, duties, or responsibilities; (iii) material change in geographic job location; or (iv) any other action or inaction that constitutes a material breach by our company.

Equity Incentive Plans

Under our 2017 Incentive Award Plan approved by stockholders in April 2017, unvested equity awards held by our NEOs on the date of termination would vest as shown in the table below.

VESTING OF EQUITY AWARDS ON TERMINATION EVENTS
	PUs	MSUs	RSUs	Stock Options

Resignation/Involuntary Termination, Whether or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled

Death	Vest at time of event on prorated basis based on target performance	Vest at time of event on prorated basis based on target performance	Vest	Cancelled

Qualifying Disability	Same as death	Same as death	Vest	Cancelled

Qualifying Retirement	Vest after end of performance period on prorated basis based on actual performance	Vest after end of performance period on prorated basis based on actual performance	Vest	Vest and exercisable for term of option

Change of Control	Vest based on actual, if determinable, and otherwise target performance only in event of termination without cause or for good reason within 24 months after change of control	Vest based on actual, if determinable, and otherwise target performance only in event of termination without cause or for good reason within 24 months of change of control	Vest only in event of termination without cause or for good reason within 24 months after change of control	Vest only in event of termination without cause or for good reason within 24 months after change of control

EQUITY COMPENSATION PLAN INFORMATION AS OF JANUARY 1, 2022

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	141,932	$73.76	–
2017 Incentive Award Plan(2)	1,146,041	–	3,759,493

Total	1,287,973	$73.76	3,759,493

(1)

Our Amended and Restated Stock Option and Incentive Plan was last approved by stockholders in April 2012. We ceased issuing awards under this plan in March 2017. Under this plan, shares issuable under outstanding equity awards only includes stock options for non-employee directors, officers and other eligible employees. Amount in column (A) reflects 141,932 stock options.

(2)

Our 2017 Incentive Award Plan was approved by our stockholders in April 2017. We began issuing awards under this plan in May 2017. Under this plan, shares issuable under outstanding equity awards include (i) RSUs and DSUs for non-employee directors and (ii) restricted stock awards (RSAs), RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 65,929 RSAs, 36,090 RSUs, 104,809 DSUs, 390,356 MSUs (including accrued dividend equivalents and reflecting the tranches granted in 2019, 2020 and 2021 subject to vesting as of January 1, 2022 at 200%, 183% and 135%, respectively, the payouts based on our actual performance and the unvested tranches of these MSUs at the maximum level of performance as actual performance would result in above-target payouts); 548,857 PUs (reflecting the relative TSR component of the 2019-2021 PUs subject to vesting as of January 1, 2022 at 188%, the payout based on our actual performance, the maximum level of performance for the relative TSR component of the 2020-2022 and 2021-2023 PUs as actual performance would result in above-target payouts, and a weighted-average of 126%, 200% and 198%, respectively, for the cumulative EVA components of the PUs granted in 2019, 2020 and 2021). Amount in column (C) represents the aggregate number of shares available for future issuance, with each full-value award decreasing the number of shares available for future issuance by 1.5 shares.

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CEO PAY RATIO

This disclosure compares the median annual total compensation of our employees to the annual total compensation of our CEO.

With approximately 75% of our 2021 revenues originating outside the U.S. and approximately half of our revenues having originated in emerging markets (Asia, Latin America, Eastern Europe and Middle East/Northern Africa), our employees are located in over 50 countries to best serve our customers. Approximately 84% of our employees at year-end 2021 were located outside the U.S. and approximately 68% were located in emerging markets, where median compensation is substantially lower than it is in the U.S.

The charts shown below show the demographics of our global employee population by region and function. Approximately 21,055 of our approximately 36,000 employees at year-end 2021, representing approximately 58% of our global workforce, were in Asia, serving our customers in that region. In addition, approximately 67% of our global workforce at that time worked in the operations of our manufacturing facilities or in positions directly supporting them from other locations.

Our compensation philosophy is to offer market-based, competitive wages and benefits in all the markets where we compete for talent. All of our employees were paid at least the applicable legal minimum wage, and 96% of our employees were paid above the applicable legal minimum wage at year-end 2021. Our CEO’s compensation is substantially driven by pay-for-performance incentive compensation, consistent with U.S. market practices.

2021 PAY RATIO

•	The annual total compensation of our median employee (among all employees except for our CEO) was $15,256.

•	Our CEO’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table, was $12,433,721.

•	Based on this information, a reasonable estimate of the 2021 ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 815 to 1.

We calculated this ratio based on the rules and guidance provided by the SEC. SEC rules allow for varying methodologies for companies to use in identifying their median employee; other companies may have different workforce demographics and employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios. As a result, the CEO pay ratios reported by other companies may not be meaningful comparisons to our CEO pay ratio.

IDENTIFICATION OF MEDIAN EMPLOYEE

To identify our median employee, we considered annual base compensation, which is the most common pay element for all our employees, as reflected in our global human resources information system. We selected this compensation element because it represents the principal broad-based compensation element for the vast majority of our employees globally. We measured compensation for purposes of determining the median employee using the 12-month period ended December 31, 2021, making no cost-of-living adjustments.

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We selected January 1, 2022 as the date on which to determine our median employee. As of that date, we had 35,971 employees, 30,320 of which were located outside of the U.S. and 24,571 of which were located in emerging markets. We utilized the de minimis exemption to eliminate those countries representing no more than 5% of our global population in the aggregate. The countries excluded were Mauritius (19 employees), the Dominican Republic (120 employees), Pakistan (353 employees), Indonesia (527 employees) and Sri Lanka (669 employees), representing approximately 0.1%, 0.3%, 1.0%, 1.5% and 1.9%, respectively, of our global workforce.

To determine our medianable group, we used a statistical sampling approach known as stratified sampling to concentrate on medianable employees, which were those within a narrow range of the estimated median salary of $10,645, because these employees were all reasonably likely to be our median employee. As a result of this statistical sampling process, we identified 819 employees with a salary within $500 of this amount. Employees from China represented approximately 58% of the medianable group; as a result, we narrowed the medianable group to those 478 employees. Finally, we identified the 5 employees who were potentially our median employee by analyzing additional qualitative and quantitative characteristics, including pay volatility.

MEDIAN EMPLOYEE COMPENSATION

Our median employee was a full-time, salaried employee working at a manufacturing facility in China, with annual base compensation of $10,198. For purposes of this disclosure, we converted the employee’s base compensation from Chinese Yuan to U.S. dollars using the average monthly exchange rate during 2021 of 0.1548281792.

As required by SEC rules, in determining the annual total compensation of $15,256 for our median employee, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determined our CEO’s total compensation for the 2021 Summary Compensation Table.

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ITEM 3 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee – which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting – has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2022 and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits the appointment for stockholder ratification as an element of our strong governance program. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee’s discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so was in the best interests of our company and stockholders.

Although no formal statement from PwC is planned, representatives of the firm will be available during the Annual Meeting to answer questions from stockholders.

AUDIT COMMITTEE EVALUATION

In determining whether to reappoint PwC, the Audit Committee considered its qualifications, performance and independence, as well as those of the audit engagement team; the quality of its discussions with PwC; and the fees charged by PwC for the quality and scope of services provided. In connection with the 2022 appointment, the Audit Committee considered, among other things, the factors described below.

•

Audit Quality – The quality of PwC’s audit and non-audit work based on its oversight of the firm’s work product, considering the firm’s (i) compliance with accounting, auditing and regulatory requirements; (ii) deep and broad understanding of our businesses and the financial environments in which we operate; (iii) use of its experience to identify and resolve issues in a timely manner; and (iv) exercise of integrity, objectivity and professional skepticism when performing our audits, as well as the committee’s discussions with management in executive session without PwC present and its discussions with PwC in executive session without management present

•	Performance – PwC’s performance during our 2021 and prior-year audits, noting the firm’s agility and continued satisfactory performance in 2021 despite the impact of COVID-19

•

Qualitative Review – The results of our global survey of members of management and the Audit Committee evaluating PwC’s (i) expertise and resources; (ii) quality and timeliness of audit planning; (iii) communication and interaction; (iv) independence, objectivity and professional skepticism; and (v) value from fees

•

Self-Assessment – PwC’s self-assessment of its performance in connection with the 2021 audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of strength and improvement opportunities

•	Regulatory Reviews – External data on the firm’s audit quality and performance, including the most recent Public Company Accounting Oversight Board (PCAOB) report on PwC

•	Fees – The reasonableness of PwC’s fees for audit and non-audit services, both on an absolute basis and relative to peer firms

•	Independence – PwC’s processes to ensure it maintains independence, written disclosures from the firm and the independence letter required by the PCAOB

•

Tenure – PwC’s tenure as our independent auditor, including related feedback from certain of our investors and the benefits of having a longer-tenured auditor, as well as the controls we and PwC have in place to mitigate any potential independence risk

The Audit Committee has determined that the appointment of PwC is in the best interest of our company and stockholders. The Audit Committee has appointed PwC as our independent registered public accounting firm for fiscal year 2022 and recommends that stockholders ratify the appointment.

RECOMMENDATION OF BOARD OF DIRECTORS

Our Board recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2022. Properly dated and signed proxies will be so voted unless you specify otherwise.

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AUDIT MATTERS

AUDITOR TENURE

PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2021. Through its predecessor entities, the firm has served as our independent auditor since at least 1960, which was the year our financial statements were first subject to SEC reporting requirements. We have been unable to determine the exact year PwC began serving as the independent auditor for our company. PwC is well-qualified to continue serving as our independent registered public accounting firm, has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to ensure auditor independence. Some governance stakeholders, including certain of our investors, have suggested that, because longer tenure poses a risk to auditor independence, the Audit Committee should consider rotating firms. After giving these views due consideration, the Audit Committee determined to reappoint PwC because it continues to believe that PwC’s years of experience auditing our company confers significant benefits, including those described below.

•

Audit Quality – PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices, and optimizes its people and technology to deliver quality assurance services

•

Scale – PwC has a global presence with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts

•

Capability – PwC’s capability and experience handling the breadth and complexity of our global operations, including our phased worldwide implementation of a new enterprise resource planning system over the next several years

•	Efficiency – PwC brings customized knowledge incorporating independent judgment tailored to our audits, allowing for significant time savings

•	Cost – PwC is able to effectively perform audit, audit-related, tax compliance, tax planning and other services cost-competitively

In conducting its regular review of whether to appoint a new independent registered public accounting firm, among other things, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality.

The Audit Committee has noted that PwC’s advanced technological tools have substantially improved the efficiency and effectiveness of its assurance procedures, enhancing the quality of its audit and making it less burdensome for our team members. These digital advancements were particularly valuable during 2021 when the firm continued to leverage technology to plan and complete many of its audit procedures remotely as a result of the continued impact of COVID-19.

In addition, PwC has continuously provided management and the Audit Committee with accounting/financial reporting insights and best practices relevant to our business, as well as advance notice of legislative and regulatory developments that have the potential to significantly impact our company.

The Audit Committee has several controls in place to mitigate any potential independence risk related to auditor tenure, including those described below and on the following page.

•

Annual Review of Performance and Independence – In addition to its ongoing assessment and real-time feedback provided to PwC, the Audit Committee formally evaluates both the performance and independence of PwC in determining whether or not to appoint the firm for the following year

•

Limits on Non-Audit Services – The Audit Committee assesses the impact providing non-audit services may have on PwC’s independence each time it approves the firm’s provision of these services, as well as during its annual assessment of the firm’s independence; our company regularly uses other independent registered public accounting firms to provide non-audit services, engaging PwC only where doing so confers significant benefits given its role as our independent auditor

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•

Regular Consideration of Auditor Rotation – The Audit Committee regularly considers whether to change the independent registered public accounting firm based on its assessment of PwC’s audit quality, performance, compensation and independence, having most recently done so in February 2020

•	Executive Sessions – The Audit Committee meets regularly both with PwC without management present and with management without PwC present

•

Lead Engagement Partner Rotation and Selection – To regularly bring a fresh perspective to the audit, a new lead engagement partner is designated at least every five years; a new lead engagement partner was most recently designated in advance of the 2019 audit. The Audit Committee interviewed the partner prior to his designation, and the Audit Committee was directly responsible for making the selection, in consultation with management and representatives from PwC. The Audit Committee anticipates that it will begin discussions with the firm regarding the next lead engagement partner in late 2022.

•

Oversight by Lead Relationship Partner – PwC designates a separate lead relationship partner to provide additional assurance and objective oversight; this partner meets at least annually with the Audit Committee and is available as needed to resolve any issues that may arise.

AUDITOR INDEPENDENCE

PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in our company or our subsidiaries, confirming to the Audit Committee that it is in compliance with the rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence. In February 2022, the Audit Committee reviewed the non-audit services approved by the committee and provided by PwC during 2021, including the related fees, and determined that the firm’s provision of these services did not impair PwC’s independence.

The Audit Committee discussed with PwC its independence from our company, Board and management and concluded that PwC was independent during 2021.

AUDITOR COMPENSATION

In approving PwC’s services and fees, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage control risks and maintain audit quality. The Audit Committee regularly receives updates on the services provided by, and fees paid to, PwC to ensure that they are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF SERVICES AND FEES

The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services and fees provided by the independent registered public accounting firm. In the fourth quarter of 2020, the Audit Committee approved the (i) audit, audit-related and other services PwC would perform in the 2021 audit and (ii) permissible tax services the firm could provide during the year. The Audit Committee pre-approved PwC’s budgeted fees for audit, audit-related, tax compliance, tax planning and other services in February 2021, received updates on year-to-date fees incurred in July and October of that year, and assessed the final fees in connection with its review of the results of the audit in February 2022. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, each category of audit and non-audit services. Additional Audit Committee approval is required for services not included in the initial plan or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are presented for approval to the entire Audit Committee at a subsequent meeting.

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AUDIT FEES

In fiscal years 2021 and 2020, PwC provided the services shown below for our company – all of which were approved by the Audit Committee under the procedures described above – for which we paid the firm the fees indicated.

	2021	2020
Audit Fees(1)	$8,690,000	$8,455,000
Audit-Related Fees(2)	236,000	173,000
Tax Fees:
Tax Compliance(3)	2,610,000	2,190,000
Tax Planning(4)	1,647,000	1,984,000
All Other Fees(5)	16,000	15,000

Total	$13,199,000	$12,817,000

(1)  Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and other services that the principal independent registered public accounting firm most effectively and efficiently can provide, such as procedures related to comfort letters, consents and review of our SEC filings.

(2)  Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures and the audit or compliance services not required by applicable statutes or regulations. This category also includes audits of pension and other employee benefit plans, as well as the audit or review of information technology systems and internal controls unrelated to the audit of the financial statements.

(3)  Includes fees associated with tax compliance such as preparation of tax returns in foreign jurisdictions, tax audits and transfer pricing documentation.

(4)  Includes fees for domestic and international tax planning, and tax planning related to restructuring actions, acquisitions and divestitures.

(5)  Includes fees for any services other than those described in the above categories. In both years, included subscriptions and licenses to accounting and tax resources and other permissible services.

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AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

The Audit and Finance Committee (referred to in this report as the “Committee”) of our Board of Directors (our “Board”) is comprised of the directors named at the end of this report, each of whom meets the enhanced independence and experience standards for audit committee members required by Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board has determined all members to be financially literate and designated each of Anthony Anderson and Patrick Siewert as an “audit committee financial expert” under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

PRIMARY RESPONSIBILITIES

The Committee has a written charter adopted by our Board, which is available under Corporate Governance in the investors section of our website. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended in February 2021.

During fiscal year 2021, the Committee primarily performed the activities described below on behalf of our Board.

•

Reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports we file with the SEC

•

Reviewed and discussed with management, our Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm’s attestation thereof

•

Evaluated the qualifications, performance and independence of the independent registered public accounting firm and met with representatives of the firm to discuss the scope, budget, staffing and progress of its audit

•

Supervised our Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of his function

•

Discussed significant financial risk exposures, including our cybersecurity risk management program and risks related to our company’s information technology controls and security, and the steps taken by management to monitor and control these exposures

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for our consolidated financial statements, accounting and financial reporting policies, internal control over financial reporting, and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and other services to the extent approved by the Committee. PwC performed an independent audit of our 2021 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issued an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee’s responsibility is to monitor and oversee our accounting and financial reporting processes and the audits of our consolidated financial statements and internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

The Committee reviewed and discussed our consolidated financial statements and related footnotes for the fiscal year ended January 1, 2022 – including our company’s critical accounting policies and management’s significant estimates and judgments – with management and PwC, as well as PwC’s report and unqualified opinion on the audit. Management represented to the Committee and PwC that our consolidated financial statements were prepared in accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Committee received these written disclosures and the letters from PwC required by the applicable requirements of the PCAOB regarding communications concerning independence – including Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and Rule 3526, Communication with Audit Committees Concerning Independence, – and discussed with PwC its independence from our company, Board and management.

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Based on the Committee’s review and discussions with management and PwC described above, as well as the Committee’s review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board approve the inclusion of the audited consolidated financial statements for our fiscal year ended January 1, 2022 in our Annual Report on Form 10-K filed with the SEC.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Committee is responsible for appointing the independent registered public accounting firm, and monitoring and overseeing the firm’s qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of services and fees for its audit, and monitored the progress of PwC’s audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm’s findings and required resources.

PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2021. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax compliance, tax planning and other services and has concluded that PwC’s provision of limited non-audit services to our company in 2021 was compatible with maintaining its independence.

Under its charter, the Committee is required to regularly consider whether it is appropriate to change the independent registered public accounting firm, having most recently formally evaluated with management whether it may be appropriate to do so in February 2020. With a view to ensuring that audit quality would continue to be paramount and recognizing that PwC was continuing to independently and appropriately challenge management, the Committee determined at that time to retain PwC, noting the firm’s strong performance and consistently improving service delivery.

The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2022 is in the best interest of our company and stockholders. The Committee has appointed PwC in this capacity and recommends that stockholders ratify the appointment.

OVERSIGHT OF INTERNAL AUDIT

The Committee’s responsibility is to monitor and oversee our internal audit function, reviewing the significant audit results reported to management and management’s responses thereto. In this capacity, the Committee reviews with our Vice President of Internal Audit the overall scope and budget for the internal audit, and regularly monitors the progress of the internal audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including key findings and required resources. The Committee supervises our Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of the entire internal audit function.

EXECUTIVE SESSIONS

The Committee regularly meets separately in executive session without management present with each of our Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also regularly meets, without PwC or our Vice President of Internal Audit present, with management, our CFO and our Controller/CAO, and meets as needed with other members of management such as our CEO and our CLO, to discuss, among other things, significant risk exposures impacting our financial statements and accounting policies.

STOCKHOLDER FEEDBACK

The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See Complaint Procedures for Accounting and Auditing Matters in the Governance section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

Martha N. Sullivan, Chair

Anthony K. Anderson

Andres A. Lopez

Patrick T. Siewert

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SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

The table below shows the number of shares of our common stock beneficially owned by our (i) directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or “significant,” stockholders, in each case as of the February 28, 2022 record date for the Annual Meeting. Beneficial ownership means that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The inclusion of information in the table does not constitute an admission that the individual, group or entity is, for purposes of Section 13 or 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the beneficial owner of the shares shown.

Name of Beneficial Owner	Common Stock(1)	Number of Rights Exercisable and Vesting within 60 Days(2)	Number of Shares Beneficially Owned	Percent of Class(3)

Directors
Bradley A. Alford	21,563	20,575	42,138	*
Anthony K. Anderson	3,382	11,895	15,277	*
Mark J. Barrenechea	3,744	2,356	6,100	*
Mitchell R. Butier	243,041	226,442	469,483	*
Ken C. Hicks	28,210	14,808	43,018	*
Andres A. Lopez	6,323	1,275	7,598	*
Patrick T. Siewert	16,050	–	16,050	*
Julia A. Stewart	20,850	41,829	62,679	*
Martha N. Sullivan	15,868	12,891	28,759	*

Non-director NEOs
Gregory S. Lovins	38,948	22,169	62,117	*
Deena Baker-Nel	2,363	5,844	8,207	*
Deon M. Stander	31,623	11,650	43,273	*
Ignacio J. Walker	3,529	5,749	9,278	*

All current directors and executive officers as a group (15 persons)	465,131	390,794	855,925	1.0%

Significant stockholders
The Vanguard Group(4)	9,649,647	–	9,649,647	11.7%
BlackRock, Inc.(5)	6,726,210	–	6,726,210	8.2%
T. Rowe Price Associates, Inc.(6)	5,486,584	–	5,486,584	6.7%
(1)

Except as otherwise noted herein, each director, NEO and current executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in our employee savings plan as of February 28, 2022: Butier – 4,010, Lovins – 2,086, Baker-Nel – 1,213, Walker – 545, and all current directors and executive officers as a group – 10,189.

(2)

Numbers reported in this column are not entitled to vote during the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 28, 2022, as to which they have no voting or investment power: Alford – 20,575; Anderson – 11,895; Barrenechea – 2,356; Hicks – 14,808; Lopez – 1,275; Stewart – 41,829; and Sullivan – 12,067. DSUs are included as beneficially owned because, if the director were to resign or retire from our Board, his or her DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the separating director.

(3)	Percent of class based on 82,355,333 shares of our common stock outstanding as of February 28, 2022. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)

Number of shares beneficially owned based on information as of December 31, 2021 contained in Amendment No. 11 to Schedule 13G filed with the SEC on February 9, 2022. The Vanguard Group has sole voting power with respect to no shares; shared voting power with respect to 136,002 shares; sole dispositive power with respect to 9,310,583 shares; and shared dispositive power with respect to 339,064 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Number of shares beneficially owned based on information as of December 31, 2021 contained in Amendment No. 13 to Schedule 13G filed with the SEC on February 1, 2022. BlackRock, Inc. has sole voting power with respect to 5,702,277 shares and sole dispositive power with respect to all 6,726,210 shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

(6)

Number of shares beneficially owned based on information as of December 31, 2021 contained in Amendment No. 3 to Schedule 130 filed with the SEC on February 14, 2022. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,842,064 shares and sole dispositive power with respect to all 5,486,584 shares. T. Rowe Price Associates, Inc. is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 East Pratt Street, Baltimore, Maryland 21202.

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RELATED PERSON TRANSACTIONS

Both our Code of Conduct and our Conflict of Interest Policy (“COI Policy”) provide that conflicts of interest should be avoided. Under our Governance Guidelines, Board members are expected to comply with our Code of Conduct and avoid any action, position or interest that conflicts with those of our company, or gives the appearance of a conflict. Our COI Policy proscribes any of our officers (including our executive officers) or employees – or any of their immediate family members – from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without approval in writing from the Governance Committee. Under our COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our Chief Compliance Officer or Chief Legal Officer for any further necessary review by the Governance Committee.

Generally on an annual basis, all employees at the level of manager and above and all non-supervisory professionals are required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify that they have complied with our Code of Conduct and company policies. All disclosures are reviewed by our compliance and law departments in consultation with senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited in the compliance certification and, in the event that an unresolved disclosure potentially gives rise to a significant conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual’s judgment or actions in performing his or her duties for our company. In 2021, we temporarily suspended the compliance certification process to allow our Corporate Compliance team to implement improvement opportunities aligned upon with an independent third party expert we engaged to benchmark our compliance program. We plan on launching the improved certification process in 2022.

In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by our Corporate Secretary in connection with the annual assessment of director independence. Responses from executive officers are reviewed by our Corporate Secretary with oversight by the Governance Committee in the event any transactions are identified.

We review internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. Our Corporate Secretary discusses any such findings with the Governance Committee.

During fiscal year 2021, there were no related person transactions requiring disclosure under SEC rules and regulations. To our knowledge, all related person transactions were reviewed under our policies and procedures.

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VOTING AND MEETING Q&A

ANNUAL REPORT AND PROXY MATERIALS

WHEN WILL I RECEIVE THE 2021 ANNUAL REPORT?

We expect to mail or make available our 2021 Annual Report to all stockholders of record on or about March 15, 2022.

HOW DO I ACCESS THE 2022 PROXY MATERIALS?

We have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers, banks and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name” holders) will send a similar notice. You will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

On or about March 15, 2022, we intend to make this proxy statement available online and mail the Notice to all stockholders entitled to vote. On or about the same date, we intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote during the Annual Meeting who have previously requested paper copies. In addition, if you request paper copies of these materials for the first time, they will be mailed within three business days of your request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary at 8080 Norton Parkway, Mentor, Ohio 44060.

WHAT IS HOUSEHOLDING?

We will deliver a single copy of our 2021 integrated sustainability and annual report, which includes our 2022 notice and proxy statement, to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs, prevents duplicative information from being received at your household and impacts only the delivery of proxy materials; it does not impact the delivery of dividend checks.

For holders who share a single address, we are sending only one integrated report to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our integrated report, or if you receive multiple copies of our integrated report and wish to receive a single copy in the future, you may make your request by writing to our Corporate Secretary at 8080 Norton Parkway, Mentor, Ohio 44060.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 866.540.7095 in the U.S. and Canada or write them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW CAN I ACCESS THE ANNUAL REPORT AND PROXY MATERIALS ELECTRONICALLY?

Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email that will provide a link to these documents on the internet. By electing to access proxy materials online, you can access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you are voting online, you can follow the links on the voting website to reach the electronic enrollment website.

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VOTING

WHO IS ENTITLED TO VOTE?

Stockholders of record as of the close of business on February 28, 2022 are entitled to notice of, and to vote at, the Annual Meeting. Our common stock is the only class of shares outstanding, and there were 82,355,333 shares of common stock outstanding on February 28, 2022. The list of stockholders entitled to vote will be available for inspection during the virtual Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters in Mentor, Ohio. You are entitled to one vote for each share of common stock you held on the record date.

HOW DO I VOTE?

You may vote by submitting a proxy or voting during the Annual Meeting at www.virtualshareholdermeeting.com/AVY2022. If you hold your shares in street name, you may only vote during the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

The method of voting by proxy differs depending on whether you are viewing this proxy statement online or reviewing a paper copy.

•

If you are viewing this proxy statement online, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below.

•

If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage-paid envelope provided.

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly using one of the methods described in the proxy materials. We encourage you to vote by telephone or online since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and online votes must be received by 11:59 p.m. Eastern Time on April 27, 2022.

WHAT IF MY SHARES WERE ACQUIRED THROUGH THE DIRECT SHARE PURCHASE AND SALE PROGRAM?

Shares acquired through our Direct Share Purchase and Sale Program may be voted by following the procedures described above.

WHAT IF MY SHARES ARE HELD IN THE EMPLOYEE SAVINGS PLAN?

If you hold shares as a participant in our Employee Savings (401(k)) Plan, your vote serves as a voting instruction to Fidelity Management Trust Company, the trustee of the plan, on how to vote your shares. Your voting instruction must be received by the trustee by 11:59 p.m. Eastern Time on April 25, 2022.

If the trustee does not receive your instruction in a timely manner, your shares will be voted in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

If you give a proxy pursuant to this solicitation, you may revoke it at any time before it is acted upon during the Annual Meeting by (i) submitting another proxy by telephone or online (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy during the Annual Meeting; or (iv) if you are entitled to do so, voting during the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

If your shares are held in street name, you may only change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how to change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 25, 2022, nor can they be voted during the Annual Meeting.

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IS MY VOTE CONFIDENTIAL?

Except in contested proxy solicitations, when required by law or as authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, may be shared with our company), your vote or voting instruction is confidential and will not be disclosed other than to the broker, trustee, agent or other entity tabulating your vote.

HOW WILL VOTES BE COUNTED?

Votes cast by proxy or during the Annual Meeting will be tabulated by a representative from Broadridge Financial Solutions, Inc., the independent inspector of election appointed by our Board. The inspector of election will also determine whether a quorum is present. During the Annual Meeting, shares represented by proxies that reflect abstentions or broker non-votes (which are shares held by a nominee that are represented during the meeting, but with respect to which the nominee neither has discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote during the Annual Meeting for purposes of determining the presence of a quorum. Items 1 and 2 are non-routine under the rules of the NYSE, and Item 3 is routine. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors, or Item 2, approval, on an advisory basis, of our executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

The vote required to approve each of the Annual Meeting items, as well as the impact of abstentions and broker non-votes, is shown in the chart below.

Item		Vote Required	Impact of Abstentions	Impact of Broker Non-Votes

1	Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome

2	Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome

3	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2022	Majority of shares represented and entitled to vote	Negative impact on outcome	Not applicable

WHAT IF THERE IS ADDITIONAL BUSINESS TO BE VOTED ON?

As of the date of this proxy statement, we know of no other business to be presented for consideration during the meeting. If any other business properly comes before the meeting, your vote will be cast on any such other business in accordance with the best judgment of the individuals acting pursuant to your proxy.

HOW DO I FIND VOTE RESULTS?

We expect to announce preliminary voting results during the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the SEC on or before May 4, 2022.

ANNUAL MEETING INFORMATION

WHAT IS THE TIME, DATE AND FORMAT OF THE ANNUAL MEETING?

Due to continued public health concerns about large, indoor in-person gatherings given the COVID-19 pandemic, the Annual Meeting will take place at 1:30 p.m. Eastern Time on April 28, 2022 virtually, with attendance via the internet.

HOW CAN I ATTEND THE VIRTUAL MEETING?

To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2022 using the 16-digit control number on the Notice or proxy card mailed or made available to you on or about March 15, 2022.

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Online access to the live audio webcast of the Annual Meeting will open at 1:15 p.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of its designated start time as we plan to begin conducting the meeting promptly.

HOW DO I ASK QUESTIONS DURING THE MEETING?

We have designed the virtual Annual Meeting to ensure that you have the same rights and opportunities to participate as you would at an in-person meeting, using easy-to-use online tools that allow you to attend, vote and ask questions. Only stockholders as of the record date or their properly appointed proxies may ask questions during the meeting, and our Chairman may limit the length of discussion on any particular matter. On the day of, and during, the Annual Meeting, you can view our Ground Rules for Conduct of Meeting and submit questions on www.virtualshareholdermeeting.com/AVY2022.

After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted before or during the meeting that are pertinent to our company and the items being brought before stockholder vote during the Annual Meeting, as time permits and in accordance with our Ground Rules for Conduct of Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from any single stockholder. Answers to questions not addressed during the meeting, if any, will be posted promptly after the meeting on the investors section of our website.

As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to 8080 Norton Parkway, Mentor, Ohio 44060. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

WHAT DO I DO IF I AM HAVING TECHNICAL ISSUES ACCESSING OR PARTICIPATING IN THE MEETING?

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at 1.844.986.0822 (toll-free in the U.S. and Canada) or +1.303.562.9302 (for international participants).

HOW ARE PROXIES BEING SOLICITED?

We have retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Some of our employees may solicit proxies by telephone or email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will bear all costs related to this solicitation of proxies and we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by accessing our proxy materials electronically.

MATTERS RELATED TO 2023 ANNUAL MEETING

HOW DO I SUBMIT ITEMS FOR POTENTIAL CONSIDERATION AT THE 2023 ANNUAL MEETING?

To propose business otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the 2023 Annual Meeting, you must provide notice of proposed items so they are received at our principal executive offices on or before November 15, 2022. If you wish to nominate persons for election to our Board or bring any other business before an annual meeting under the advanced notice provisions or our Bylaws, you must notify our Corporate Secretary at our principal executive offices in writing 90 to 120 days prior to the first anniversary of the preceding year’s annual meeting (with respect to the 2023 Annual Meeting, no earlier than December 29, 2022 and no later than January 28, 2023).

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Your notice must include, among other things, the information described below.

•	As to each person who you propose to nominate for election or reelection as a director:

•    All information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act

•    The person’s written consent to be named in our proxy statement as a nominee and serve as a director if elected

•    A description of any material relationships between you (and your associates and affiliates) and the nominee (and his or her associates and affiliates), as more particularly set forth in our Bylaws

•

As to any other item of business you propose to bring before the meeting, a brief description of the business, the reasons for conducting the business during the meeting and any material interest you have in the business being proposed

•

Your name and address, and class and number of shares you own beneficially and as of record, as well as information relating to your security ownership in our company, as described in greater detail in Article II, Section 14 of our Bylaws, which are available under Corporate Governance in the investors section of our website

Stockholder items of business that do not fully comply with the advance notice requirements contained in our Bylaws will not be permitted to be brought before the 2023 Annual Meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide written notice to our Corporate Secretary at our principal executive offices that includes the information required by Rule 14a-19 under the Exchange Act no later than February 22, 2023.

We intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for the 2023 Annual Meeting.

HOW DO I NOMINATE DIRECTORS FOR INCLUSION IN THE 2023 PROXY STATEMENT?

Our Bylaws permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company’s outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of our Board, subject to the requirements contained in Article II, Section 17 of our Bylaws, which are available under Corporate Governance in the investors section of our website. Notice of proxy access director nominees for the 2023 Annual Meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than October 16, 2022 and no later than November 15, 2022 and must otherwise comply with our Bylaws.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (such as restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in this proxy statement.

•

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

•	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assists investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

•

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales. Adjusted EBITDA is adjusted operating income before depreciation and amortization. Adjusted operating income is income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net. We believe that adjusted EBITDA margin assists investors in understanding our core operating trends and comparing our results with those of our competitors.

•

Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA), where applicable, and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors.

•

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs and the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

102	2022 Proxy Statement | Avery Dennison Corporation

•

Return on total capital incl. acquisition amortization (ROTC) refers to net income excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. ROTC excl. acquisition amortization refers to ROTC adjusted for the impact of amortization of intangible assets from acquisitions. We believe that ROTC incl. acquisition amortization and ROTC excl. acquisition amortization assist investors in understanding our ability to generate returns from our capital.

•

Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs, acquisitions completed since the targets were set, and other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We use adjusted EBIT to calculate economic value added (EVA), one of the performance objectives used in our long-term incentive compensation program.

ORGANIC SALES CHANGE

($ in millions)	2017	2018	2019	2020	2021	2017-2021 5-YR CAGR(1)

Net sales	$6,613.8	$7,159.0	$7,070.1	$6,971.5	$8,408.3	6.7%

Reported net sales change	8.7%	8.2%	(1.2)%	(1.4)%	20.6%

Foreign currency translation	(0.5)%	(1.4)%	3.3%	0.9%	(3.4)%

Extra week impact	–	–	–	(1.3)%	1.4%

Sales change ex. currency (non-GAAP)(2)	8.2%	6.9%	2.0%	(1.7)%	18.6%	6.6%

Acquisitions and product line divestitures	(3.9)%	(1.4)%	–	(1.7)%	(3.1)%

Organic sales change (non-GAAP)(2)	4.2%	5.5%	2.0%	(3.4)%	15.6%	4.6%

(1)	Reflects five-year compound annual growth rate, with 2016 as the base period.

(2)	Totals may not sum due to rounding and other factors.

ADJUSTED EBITDA MARGIN

($ in millions)	2021
Net sales	$8,408.3

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$1,058.7

Operating margin, as reported	12.6%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$10.5

Asset impairment and lease cancellation charges	3.1

Other items(1)	(8.0)

Adjusted operating income (non-GAAP)	$1,064.3

Adjusted operating margin (non-GAAP)	12.7%

Depreciation and amortization	$244.1

Adjusted EBITDA (non-GAAP)	$1,308.4

Adjusted EBITDA margin (non-GAAP)	15.6%

(1)	Includes pretax gain on venture investments, gain on sale of product line, outcomes of legal proceedings, transaction and related costs, and other items.

Avery Dennison Corporation | 2022 Proxy Statement	103

ADJUSTED EARNINGS PER SHARE (EPS)

	2016	2017	2018	2019	2020	2021	2017-2021 5-YR CAGR(1)	2020-2021 % Change

As reported net income per common share, assuming dilution	$3.54	$3.13	$5.28	$3.57	$6.61	$8.83	20.1%	33.6%

Non-GAAP adjustments per common share, net of tax:

Restructuring charges and other items(2)	0.48	0.29	0.68	0.47	0.48	0.05

Pension plan settlement and curtailment losses	–	–	0.84	3.12	0.01	0.03

Tax benefit from discrete foreign tax structuring and planning transactions	–	–	(0.35)	(0.56)	–	–

TCJA provisional amounts and subsequent adjustments(3)	–	1.91	(0.39)	–	–	–

Impact of previously planned repatriation of foreign earnings for Q4 2017	–	(0.33)	–	–	–	–

Adjusted net income per common share, assuming dilution (non-GAAP)	$4.02	$5.00	$6.06	$6.60	$7.10	$8.91	17.3%	25.4%

The adjusted tax rates were 32.8%, 28.0%, 25.0%, 24.6%, 24.1% and 25.0% for 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

(1)	Reflects five-year compound annual growth rate, with 2016 as the base period.

(2)

Includes restructuring charges, transaction and related costs, gain/loss on venture investments, gain/loss on sale of assets, gain on sale of product line, outcomes of legal proceedings, Argentine peso remeasurement transition loss, reversal of acquisition-related contingent consideration and other items.

(3)	In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

FREE CASH FLOW

($ in millions)	2019	2020	2021

Net cash provided by operating activities	$746.5	$751.3	$1,046.8

Purchases of property, plant and equipment	(219.4)	(201.4)	(255.0)

Purchases of software and other deferred charges	(37.8)	(17.2)	(17.1)

Proceeds from sales of property, plant and equipment	7.8	9.2	1.1

Proceeds from insurance and sales (purchases) of investments, net	4.9	5.6	3.1

Payments for certain acquisition-related transaction costs	–	–	18.8

Contributions for U.S. pension plan termination	10.3	–	–

Free cash flow (non-GAAP)	$512.3	$547.5	$797.7

104	2022 Proxy Statement | Avery Dennison Corporation

RETURN ON TOTAL CAPITAL

($ in millions)		2020	2021
As reported net income		$555.9	$740.1

Interest expense, net of tax benefit		53.1	52.7

Effective tax rate		24.1%	25%

Net income, excluding interest expense and tax benefit of debt financing (non-GAAP)		609.0	792.8

Total debt		$2,116.8	$3,104.7

Shareholders’ equity		1,484.9	1,924.4

Total debt and shareholders’ equity		$3,601.7	$5,029.1

ROTC incl. acquisition amortization (non-GAAP)		18.1%	18.4%

Intangible amortization, net of tax benefit		$15.1	$33.5

Net income, excluding

Interest expense and tax benefit of debt financing and intangible amortization (non-GAAP)		$624.1	$826.3

ROTC excl. acquisition amortization (non-GAAP)		18.5%	19.1%
ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)
($ in millions)	2019	2020	2021
As reported net income	$303.6	$555.9	$740.1

Reconciling items:

Interest expense	75.8	70.0	70.2

Provision for (benefit from) income taxes	(56.7)	177.7	248.6

Earnings before interest expense and taxes	$322.7	$803.6	$1,058.9

Adjustments:

Non-cash restructuring costs	4.8	6.2	2.4

Other items(1)	449.5	1.0	(49.2)

Adjusted earnings before interest expense, taxes, non-cash restructuring costs, acquisitions completed since the targets were set, and other items (non-GAAP)	$777.0	$810.8	$1,012.1

(1)

Includes pension plan settlement and curtailment losses, transaction and related costs, gain/loss on venture investments, gain/loss on sale of assets, gain on sale of product line, outcomes of legal proceedings, Argentine peso remeasurement transition loss, reversal of acquisition-related contingent consideration, impact of acquisitions completed after targets were set and other items.

Avery Dennison Corporation | 2022 Proxy Statement	105

AVERY DENNISON CORPORATION

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVY2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71330-P66687	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — —— — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVERY DENNISON CORPORATION

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:	For	Against	Abstain

1a. Bradley Alford	☐	☐	☐

1b. Anthony Anderson	☐	☐	☐

1c. Mitchell Butier	☐	☐	☐

1d. Ken Hicks	☐	☐	☐

1e. Andres Lopez	☐	☐	☐

1f. Patrick Siewert	☐	☐	☐

1g. Julia Stewart	☐	☐	☐

1h. Martha Sullivan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Approval, on an advisory basis, of our executive compensation.	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D71331-P66687

AVERY DENNISON CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Ignacio Walker and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2022 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company’s Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Employee Savings Plan.

IF NO OTHER INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3.

Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The proxy card must be received no later than 5:00 p.m. Eastern Time on April 25, 2022, and telephone and Internet votes must be completed by 11:59 p.m. on the same day.

Your voting instructions are confidential and may not be revealed to anyone, except as required by law.

Continued and to be signed on reverse side